UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

OFFICE DEPOT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	May 7, 2019

TIME	9:00 a.m. Eastern Daylight Time

LOCATION	Embassy Suites by Hilton Boca Raton 661 NW 53rd Street Boca Raton, FL 33487 (561) 994-8200

ITEMS OF BUSINESS	1. To elect eight (8) members of the Board of Directors named in, and for the term, described in this Proxy Statement;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019;

3. To approve the Office Depot, Inc. 2019 Long-Term Incentive Plan;

4. To approve, in a non-binding vote, the Company’s executive compensation; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE	You must have owned Office Depot voting securities of record as of the close of business on March 11, 2019, to attend and vote at our Annual Meeting of Shareholders or any adjournment or postponement thereof.

ANNUAL REPORT	Our 2018 Annual Report on Form 10-K is enclosed with these proxy materials.

By Order of the Board of Directors,

N. David Bleisch
Executive Vice President, Chief Legal & Administrative Officer & Corporate Secretary
Boca Raton, Florida

March 20, 2019

Office Depot, Inc. | 2019 Proxy Statement

Office Depot, Inc. | 2019 Proxy Statement

PROXY STATEMENT

Proxy Statement Summary

This summary highlights important information you will find in this Proxy Statement. This summary does not contain all of the information you should consider. We encourage you to read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (“2018 Annual Report”) before voting.

Your vote is very important to us and our business. Please cast your vote immediately on all of the proposals to ensure your shares are represented.

Voting Matters and Board of Directors Recommendations

Item	Description of Proposals	Board Recommendation	Page Reference

1	Election of Directors	FOR	6

2	Ratification of Deloitte & Touche LLP as auditors for 2019	FOR	25

3	Approve Office Depot, Inc. 2019 Long-Term Incentive Plan	FOR	27

4	Advisory Approval of Executive Compensation	FOR	82

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board of Directors and management accountability, and helps build public trust in the Company. The Corporate Governance section beginning on page 14 describes our governance framework, which includes the following highlights:

Independent Board Chair	Adopted proxy access	Shareholder right to call special meetings
Seven independent Director nominees	Independent Audit, Compensation and Corporate Governance and Nominating Committees	Ability of shareholders to amend Bylaws
Majority Vote Standard for Directors in uncontested elections	Clawback Policy in place	Shareholder right to act by written consent
Regular executive sessions of non-management Directors	Anti-pledging and Anti-hedging policies in place	Director removal by shareholder majority vote
Robust Director and management succession planning	Robust Board and Committee evaluation process	Sustainability Governance Council
Stock Ownership Guidelines

● ● ●

PROXY STATEMENT

FOR THE

2019 ANNUAL MEETING OF SHAREHOLDERS

OF

OFFICE DEPOT, INC.

6600 North Military Trail

Boca Raton, Florida 33496

Information About the Annual Meeting and Voting

The Board of Directors of Office Depot, Inc. (“Office Depot” or the “Company” or “we” or “our”) is soliciting proxies to be voted at the 2019 Annual Meeting of Shareholders to be held on May 7, 2019 (the “Annual Meeting”), at 9:00 a.m. Eastern Daylight Time, at Embassy Suites by Hilton Boca Raton, 661 NW 53rd Street, Boca Raton, FL 33487, or any postponement or adjournment of the Annual Meeting. We are making this Proxy Statement and other proxy materials available to each person who is registered as a holder of our shares in our official stock ownership records (such owners are referred to as “shareholders of record,” or “shareholder,” or “you,” or “your”) as of the close of business on March 11, 2019 (the “Record Date”) for the Annual Meeting beginning on March 20, 2019. Our shareholders of record are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purpose of the Meeting. Important matters outlined in the Notice of Annual Meeting of Shareholders will be considered at our Annual Meeting. We have provided these proxy materials to you in connection with the solicitation of proxies by our Board of Directors (“Board of Directors” or “Board”, or individually, each a “Director”). This Proxy Statement describes matters on which you, as a shareholder, are entitled to vote and provides you with information so that you can make an informed decision.

Voting Your Shares. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Meeting. If you vote via the Internet, by telephone or in person at the Annual Meeting, you do not need to mail in a proxy card. If you choose to use the Internet or telephone to vote, you must do so by 11:59 p.m. Eastern Daylight Time on May 6, 2019, the day before our Annual Meeting takes place.

INTERNET	TELEPHONE OR CELL PHONE	MAIL	IN PERSON

Visit www.proxyvote.com. You will need the control number in your notice, proxy card or voting instruction form.	Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number in your notice, proxy card or voting instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.	By following the instructions below under “Attending the Meeting” and requesting a ballot when you arrive.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing and returning the proxy card or voting instruction form as promptly as possible, or by voting by telephone or via the Internet, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. If your shares are held in “street name” with a broker or similar party, you have a right to direct that broker or similar party on how to vote the shares held in your account. You will need to contact your broker to determine whether you will be able to vote using one of these alternative methods.

Attending the Meeting. If you attend our Annual Meeting of Shareholders, we will require that you present a picture identification for security reasons. We reserve the right to exclude any person whose name does not appear on our official stock ownership records as of the Record Date. If you hold shares in “street name,” you must bring a letter from your

● ● ●

broker, or a current brokerage statement, to indicate that the broker is holding shares for your benefit. Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices, signs and placards will NOT be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We also reserve the right to request any person to leave the Annual Meeting who is disruptive, refuses to follow the rules established for such meeting or for any other reason.

OUR BOARD OF DIRECTORS RECOMMENDS:

•	that you vote FOR our nominees for Director of the Company as described in Proposal No. 1;

•

that you vote FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019 as described in Proposal No. 2;

•	that you vote FOR the Office Depot, Inc. 2019 Long-Term Incentive Plan (“2019 Plan”) as described in Proposal No. 3; and

•	that you vote FOR, on an advisory basis, the approval of the Company’s executive compensation as described in Proposal No. 4.

Shareholders Eligible to Vote at Our Annual Meeting; List of Shareholders Available. Shareholders as of the Record Date will be entitled to vote at our Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare, you are a shareholder of record, and these proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. If your shares are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to such shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares; however, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record (i.e., your broker, bank or other nominee) giving you the right to vote such shares.

A list of shareholders entitled to vote at the meeting will be available during our Annual Meeting and ten days prior to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. Eastern Daylight Time at our corporate headquarters in Boca Raton, Florida. As of March 11, 2019, there were 543,230,611 shares of common stock outstanding and owned by shareholders (i.e., excluding shares held in treasury by Office Depot). Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting.

Proxies. Our Board of Directors has appointed certain persons (“proxy holders”) to vote proxy shares in accordance with the instructions of our shareholders. If you authorize the proxy holders to vote your shares with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions. If you are a shareholder of record and you authorize the proxy holders to vote your shares but do NOT specify how your shares should be voted on one or more matters, the proxy holders will vote your shares on those matters as our Board of Directors recommends. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

If you are a beneficial owner of shares held in street name and do not provide your broker or nominee instructions on how to vote your shares a “broker non-vote” occurs. Under the rules of The NASDAQ Stock Market (the “Nasdaq Rules”), the organization that holds your shares (i.e., your broker or nominee) may generally vote on routine matters at its discretion but cannot vote on “non-routine” matters. If you are a beneficial owner of shares held in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the Inspector of Elections that it does not have the authority to vote on such matters with respect to your shares. Proposal No. 2 (ratification of appointment of the independent

● ● ●

registered public accountant) is a matter that we believe will be designated as “routine.” A broker or nominee may generally vote on routine matters. Proposal No. 1 (election of Directors), Proposal No. 3 (approval of the 2019 Plan) and Proposal No. 4 (advisory approval of the Company’s executive compensation) are matters that we believe will be considered “non-routine.” A broker or nominee cannot vote on non-routine matters without voting instructions. We strongly encourage you to provide voting instructions to your broker or nominee so that your vote will be counted on all matters.

Effect of Abstentions and Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as discussed above under “Proxies.” When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are also considered broker non-votes. Abstentions and broker non-votes will not be counted as votes cast “FOR” or “AGAINST” any matter. Broker non-votes will not be counted as shares entitled to vote.

Revocation of Proxies. You can change or revoke your proxy at any time prior to the voting at the Annual Meeting by the following methods:

•

if you voted by Internet or telephone, by submitting subsequent voting instructions via the Internet or by telephone before the closing of those voting facilities at 11:59 p.m., Eastern Daylight Time on May 6, 2019;

•	by voting your shares by ballot in person at the Annual Meeting;

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or

•

mailing your request to our Corporate Secretary at our corporate headquarters, at 6600 North Military Trail, Boca Raton, FL 33496, so that it is received not later than 4:00 p.m. Eastern Daylight Time, on May 6, 2019.

Establishing a Quorum. In order for us to transact business at our Annual Meeting, the shareholders of record of a majority of the issued and outstanding voting securities must be present, either in person or represented by proxy. Shareholders choosing to abstain from voting and broker “non-votes” will be treated as present and entitled to vote for purposes of determining whether a quorum is present.

Counting the Vote. Broadridge Financial Solutions, Inc. will act as the Inspector of Elections and will tabulate the votes.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 7, 2019.

Pursuant to rules of the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing the proxy materials to our shareholders using the “Notice and Access” method via the Internet instead of mailing printed copies. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. Accordingly, on March 20, 2019, we began sending our shareholders a Notice Regarding the Internet Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Solicitation of Proxies; Costs. In addition to soliciting proxies by mail, we may also solicit proxies in person, by telephone or over the Internet. We have engaged MacKenzie Partners, Inc. as the proxy solicitor for the Annual Meeting for an approximate fee of $10,000 plus fees for additional services, if needed. We have also agreed to reimburse MacKenzie

● ● ●

Partners, Inc. for reasonable out of pocket expenses. In addition, certain directors, officers or employees of the Company may solicit proxies by telephone, electronic communication or personal contact. Our directors, officers and employees do not receive additional compensation for their solicitation services. Certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party (the “beneficial owner”) may also solicit proxies for us. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of our common stock held by them. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock in connection with this Annual Meeting.

Required Vote.

Election of Directors. In an uncontested election, each Director nominee must be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director nominee must exceed the number of votes cast “AGAINST” such nominee. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equals the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors.

Ratification of Appointment of Independent Registered Public Accounting Firm. Pursuant to the Company’s Amended and Restated Bylaws (“Bylaws”), for the approval of the appointment of the Company’s independent public accountant, the vote required for approval shall be a majority of the votes cast on the matter. Accordingly, abstentions will NOT be counted as votes “AGAINST” the proposal.

Approval of 2019 Plan. Pursuant to the Company’s Bylaws, for the approval of the 2019 Plan, the vote required for approval shall be a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

Advisory Vote Approving the Company’s Executive Compensation. We will consider this proposal to be approved, on an advisory basis, if a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the meeting cast votes “FOR” the proposal. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

Other Matters. Approval of any other proposal to be voted upon at the Annual Meeting requires a majority of the votes present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting to be voted “FOR” the proposal. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

Householding of Proxy Materials. The SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of those documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request prompt delivery of a copy of the proxy materials by writing to: Broadridge, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling (866) 540-7095.

● ● ●

PROPOSAL No. 1: ELECTION OF DIRECTORS

Nominees for Directors of Office Depot

Under our Bylaws, the Board of Directors has the authority to determine its size and to fill any vacancies. Currently, the Board consists of eight (8) members. There are no vacancies on the Board.

The Board of Directors has nominated the eight (8) individuals listed below for election as Directors to one-year terms of office that would expire at the 2020 annual meeting, or until their successors have been elected and qualified, or until their resignation or removal. Each of the nominees is an incumbent Director of Office Depot recommended for re-election by the Corporate Governance and Nominating Committee. Biographical information regarding each of the Director nominees is set forth below.

The Board of Directors has determined that seven (7) Director nominees satisfy the definition of independent director under the Nasdaq Rules. In making these nominations, the Board reviewed the backgrounds, qualifications, attributes, experiences and contributions to the Board of the Director nominees and determined to nominate each of the current Directors for re-election.

Pursuant to our Bylaws, should any of the Director nominees be unavailable or unable to serve at the time of the Annual Meeting, the Corporate Governance and Nominating Committee may propose a substitute nominee. If a substitute nominee is named, all proxies voting FOR the Director nominee who is unable to serve will be voted for the substitute nominee so named. If a substitute nominee is not named, all proxies will be voted for the election of the remaining Director nominees (or as directed on your proxy). Each person nominated for election has agreed to serve if elected and the Board has no reason to believe that any Director nominee would be unavailable or unable to serve.

Each Director nominee must be elected by a majority of the votes cast in an uncontested election. This means that the number of votes cast “FOR” a Director nominee must exceed the number of votes cast “AGAINST” the Director nominee. If a nominee who currently serves as a Director is not re-elected, Delaware law provides that the Director would continue to serve on the Board as a “holdover director.” Under our Bylaws, if a nominee for Director who is an incumbent Director is not re-elected and no successor has been elected at such meeting, the Director is required to promptly tender his or her resignation to the Board of Directors. In that situation, the Corporate Governance and Nominating Committee would make a recommendation to the Board of Directors about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date that the Director submitted his or her resignation, the Board of Directors would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it. If the Board determines that there is a compelling reason for such incumbent Director to remain on the Board and does not accept the resignation, the Director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors, then the Board, in its sole discretion, may fill any resulting vacancy.

● ● ●

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING DIRECTOR NOMINEES TO SERVE UNTIL THE 2020 ANNUAL MEETING:

GERRY P. SMITH
Age 55 Director since February 2017 Executive

 BACKGROUND

Prior to joining the Company, Mr. Smith was at Lenovo Group Limited, a $45 billion leading global technology company (“Lenovo”), since 2006. Most recently, Mr. Smith served as Lenovo’s Executive Vice President and Chief Operating Officer since 2016 where he was responsible for all operations across Lenovo’s global product portfolio. Prior to assuming this role, also in 2016, Mr. Smith was Executive Vice President and President, Data Center Group. From 2015 to 2016, he served as Chief Operating Officer of the Personal Computing Group and Enterprise Business Group, and from 2013 to 2015 he served as President of the Americas. In these roles, Mr. Smith oversaw Lenovo’s fast-growing enterprise business worldwide and Lenovo’s overall business in the America’s region. Prior to that, Mr. Smith was President, North America and Senior Vice President, Global Operations of Lenovo from 2012 to 2013, and Senior Vice President of Global Supply Chain of Lenovo from 2006 until 2012 where he was responsible for end-to-end supply chain management. Prior to Lenovo, Mr. Smith held a number of executive positions at Dell Inc. from 1994 until 2006, as the company became a global leader in personal computers.

 QUALIFICATIONS

Mr. Smith’s qualifications include his extensive leadership experience, strong track record in increasing operating profit, managing complex integrations, directing corporate turnarounds and transforming companies for future success led the Board to conclude that Mr. Smith should be nominated as a Director.

KRISTIN A. CAMPBELL
Age 57 Director since July 2016 Independent Committees: • Compensation • Corporate Governance and Nominating (Chair)

 BACKGROUND

Ms. Campbell has been the Executive Vice President and General Counsel for Hilton Worldwide Holdings Inc., a global hospitality company, since June 2011. Prior to Hilton Worldwide, Ms. Campbell spent 18 years at Staples, Inc., where she served as Senior Vice President, General Counsel and Corporate Secretary from 2007 to 2011. Before joining Staples in 1993, Ms. Campbell worked at law firms Goodwin Procter LLP and Rackemann, Sawyer & Brewster. Ms. Campbell is a board member of Vital Voices Global Partnership and an Advisory board member of New Perimeter. She previously served as a board member of The Trustees of Reservation, a non-profit land conservation organization, from 2009 to 2012. She is a member of the Massachusetts and Virginia bars.

 QUALIFICATIONS

Ms. Campbell has an extensive corporate retail experience in office products/services industry as well as consumer business experience. In addition to her executive experience in a large global company, her risk management, relevant board and governance experience led the Board to conclude that Ms. Campbell should be nominated as a Director.

● ● ●

CYNTHIA T. JAMISON
Age 59 Director since August 2013 Independent Financial Expert Committees: • Audit (Chair) • Corporate Governance and Nominating

 BACKGROUND

Ms. Jamison was the Chief Financial Officer of AquaSpy, Inc. from 2009 to 2012. From 1999 to 2009, she was a partner with Tatum, LLC, an executive services firm focused exclusively on providing chief financial officer support to public and private companies. Prior to joining Tatum, she served as Chief Financial Officer of Chart House Enterprises and previously held various financial positions at Allied Domecq Retailing USA, Kraft General Foods, and Arthur Andersen LLP. Ms. Jamison’s experience also includes her service, since 2004 and until 2015, as a director of B&G Foods, Inc. Since 2002, Ms. Jamison has served as a member of the board of directors for Tractor Supply Company and currently serves as chairman of its board. Ms. Jamison has served as a director of Darden, Inc. since 2014 and currently serves as the chair of its audit committee and is a member of its compensation committee. Since 2015, Ms. Jamison also has served as a director of Big Lots, Inc. and currently serves as the chair of its nominating/governance committee and is a member of its audit committee.

 QUALIFICATIONS

Ms. Jamison has extensive experience in financial and accounting matters, including public company reporting, as well as strategy and capitalization expertise, having served as Chief Financial Officer or on the board of directors of many public and private companies. Ms. Jamison also brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive compensation experience which led the Board to conclude that Ms. Jamison should be nominated as a Director.

V. JAMES MARINO
Age 68 Director since November 2013 Independent Financial Expert Committees: • Audit • Compensation (Chair)

 BACKGROUND

Mr. Marino was a director of OfficeMax Incorporated (“OfficeMax”) from 2011 to November 2013. From 2006 until his retirement in August 2011, Mr. Marino was President and Chief Executive Officer of Alberto-Culver Company, a personal care products company. Prior to holding that position, Mr. Marino served as President of Alberto-Culver Consumer Products Worldwide from 2004 to November 2006, and as President of Alberto Personal Care Worldwide, a division of Alberto-Culver Company, from 2002 to 2004. Mr. Marino has been a member of the board of directors of PVH Corp. since 2007, where he serves on the Audit & Risk Management Committee. He was also a member of the board of directors of Alberto-Culver Company from 2006 to 2011.

 QUALIFICATIONS

Mr. Marino has substantial prior leadership experience in commerce between businesses, both in the United States and internationally. Mr. Marino also has extensive experience in strategy development and execution, marketing and brand equity building. His consumer packaged goods background provides a unique perspective on the retail sector. His experience as the President and Chief Executive Officer of a public company and his role as a board member for other consumer products public companies led the Board to conclude that Mr. Marino should be nominated as a Director.

● ● ●

FRANCESCA RUIZ DE LUZURIAGA
Age 65 Director since November 2013 Independent Committees: • Compensation • Corporate Governance and Nominating

 BACKGROUND

Ms. Luzuriaga was a director of OfficeMax from 1998 to November 2013. From 1999 to 2000, Ms. Luzuriaga served as the Chief Operating Officer of Mattel Interactive, a business unit of Mattel, Inc., one of the major toy manufacturers in the world). Prior to holding this position, she served Mattel as Mattel’s Executive Vice President, Worldwide Business Planning and Resources, from 1997 to 1999, and as its Chief Financial Officer from 1995 to 1997. Since leaving Mattel in 2000, Ms. Luzuriaga has been working as an independent business development consultant. From 2002 until 2005, she served as a director of Providian Financial Corporation, and as a director of SuperValu, Inc. from 2015 until 2018. Since January 2012, she has been a director of SCAN Health Plan, a not-for-profit Medicare Advantage health plan and in January 2017, she became chairperson of its board. In January 2017, Ms. Luzuriaga also joined the board of the SCAN Foundation.

 QUALIFICATIONS

Ms. Luzuriaga has substantial prior leadership experience in the operations and strategy side of businesses, both in the United States and internationally. Her experience, together with her financial expertise, experience in corporate finance, and experience as a board member for other public companies led the Board to conclude that Ms. Ruiz de Luzuriaga should be nominated as a Director.

DAVID M. SZYMANSKI
Age 62 Director since November 2013 Independent Committees: • Audit • Corporate Governance and Nominating

 BACKGROUND

Dr. Szymanski was a director of OfficeMax from 2004 to November 2013. Dr. Szymanski became the President of and Professor of Marketing at the University of North Florida in May 2018. Prior to that, Dr. Szymanski was Dean of and a Professor of Marketing at the University of Cincinnati Lindner College of Business from 2010 to 2018. Prior to that, Dr. Szymanski was a Professor of Marketing and holder of the JC Penney Chair of Retailing Studies at Texas A&M University, where he served from 1987 until 2010. Dr. Szymanski served as the Director of the Center for Retailing Studies at Texas A&M University from 2000 to 2006. From 2004 until 2010, Dr. Szymanski was a director of Zale Corporation, and from 2004 to 2006, Dr. Szymanski was a director of the National Retail Federation Foundation Board.

 QUALIFICATIONS

Dr. Szymanski has held significant leadership positions at major universities. His depth of knowledge regarding all aspects of the retail industry arising from his academic focus and his experience as a board member for another public company led the Board to conclude that Mr. Szymanski should be nominated as a Director.

● ● ●

NIGEL TRAVIS
Age 69 Director since March 2012 Independent Committees: • Audit • Compensation

 BACKGROUND

Mr. Travis serves as chairman of the board of Dunkin’ Brands Group, Inc., a quick-service restaurant franchisor, having transitioned from executive chairman at the end of 2018. Prior to serving as executive chairman, Mr. Travis previously served as chief executive officer from January 2009 to July 2018. In August 2018, he joined Advance Auto Parts, Inc., a leading automotive aftermarket- parts provider, as a director, and in January 2019, he joined the board of Abercrombie and Fitch, a leading apparel retailer. From 2005 through 2008, Mr. Travis served as president and chief executive officer of Papa John’s International, Inc., an international take-out and delivery pizza restaurant chain. From 1994 to 2004, he held executive roles in Europe, International and Retail divisions of Blockbuster, Inc., culminating with the role of president and chief operating officer from 2001 to 2004. Mr. Travis also held human resources and international roles for Burger King Holdings, Inc. from 1989 to 1994, prior to which he worked for Grand Metropolitan PLC since 1985. Mr. Travis’ previous board service includes Lorillard, Inc. from 2008 to 2012, Bombay Company from 2000 to 2007, and Limelight Group from 1996 to 2000.

 QUALIFICATIONS

Mr. Travis brings significant international, retail, human resources and operations experience to our Board, and as a former public company chief executive officer, he provides perspectives on leadership and strategy. In addition, Mr. Travis’ particular knowledge of and extensive experience in senior management of manufacturing and consumer product businesses led the Board to conclude that Mr. Travis should be nominated as a Director.

JOSEPH S. VASSALLUZZO
Age 71 Director since August 2013 Independent Non-executive Chairman of the Board

 BACKGROUND

Mr. Vassalluzzo was appointed as the independent non-executive Chairman of the Board in February 2017. Since 2002, he has served as a director of the Federal Realty Investment Trust, where he is chairman of the board of trustees. Mr. Vassalluzzo was previously a director of LifeTime Fitness, from 2006 to 2015, where he was its lead director and chair of the compensation committee. Mr. Vassalluzzo also served on the board of directors of iParty Corp. from 2004 to 2013 and on the board of directors of Commerce Bancorp from 2005 to 2008 where he chaired various committees of both companies. He also operates a retail consulting business. Previously, Mr. Vassalluzzo was employed by Staples, Inc. from 1989 until 2005 and his duties included worldwide responsibility for all of Staples’s real estate activities, including, but not limited to, the development and management of all retail stores; distribution; office and warehouse centers; engineering, construction and design activities; facilities management; M&A activities; and the Legal Department function. Mr. Vassalluzzo also served as Staples’ vice chairman.

 QUALIFICATIONS

Mr. Vassalluzzo’s broad based experience in business, including his extensive experience in retail businesses, the office supplies business, and his service on the boards of a number of retailers, provides the Board and management with retail and retail real estate expertise that is essential to our core business. In addition, Mr. Vassalluzzo’s executive and senior leadership positions at numerous retailers led the Board to conclude that Mr. Vassalluzzo should be nominated as a Director.

● ● ●

DIRECTOR COMPENSATION

The Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), reviews our non-management directors’ compensation program periodically to determine its competitiveness against the compensation of the boards of directors of our peer group (as defined in the CD&A). In May 2018, FW Cook presented its review to the Compensation Committee and recommended an increase in the amount of the annual cash retainer for the non-executive Chairman of the Board in order to move the compensation near the 75th percentile relative to our peer group. Based on FW Cook’s recommendation, the Board of Directors, upon the recommendation of the Compensation Committee, increased the annual cash retainer for the non-executive Chairman of the Board from $150,000 to $200,000. However, the Compensation Committee did not recommend any other changes to the compensation of our non-management Directors at that time.

Compensation for our non-management Directors consists of an annual retainer fee in the amount of $210,000 per year, of which $75,000 is payable in cash in equal installments on a quarterly basis during which the Director served. No deferrals of cash payments are permitted by the Directors. The remaining $135,000 of the annual retainer fee is granted as stock unless the Director elects to defer his/her stock in the form of Restricted Stock Units (“RSUs”) to be distributed in shares following termination of service on the Board, with such election made by the end of the prior tax year for existing Directors and prior to appointment to the Board for new Directors. The equity portion is typically granted in a lump sum as soon as administratively practicable following the release of election results from the annual shareholders’ meeting.

For fiscal year 2018, the following compensation for services as a chair or as a member of the Board committees was paid in cash on a pro-rated, quarterly basis to the incumbent Directors:

Board Committee	Annual Fee for Chair	Annual Fee for Committee Members (excludes Chair)
Audit Committee	$25,000	$12,500
Compensation Committee	$20,000	$10,000
Corporate Governance and Nominating Committee	$15,000	$ 7,500

Director Stock Ownership Guidelines

Non-management Directors are required to own five times the directors’ cash portion of the annual retainer fee (equal to $375,000) in shares of our common stock. Directors must also retain 100% of net shares awarded until termination of their service on the Board.

The Compensation Committee reviews these ownership guidelines, on an annual basis, with the assistance from its independent compensation consultant, to ensure that such guidelines align with best market practices, including the practices of a majority of our peer group, and with management’s ownership guidelines. In addition, the Compensation Committee annually reviews each Director’s progress toward meeting the ownership guidelines.

● ● ●

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2018

Director Compensation Table for Fiscal Year 2018

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	(1) Fees Earned or Paid in Cash ($)	(2)(3)(4) Stock Awards ($)	(5) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation Total Other ($)	Total

Kristin Campbell	$107,500	$135,001	-	-	-	-	$242,501

Cynthia Jamison	$120,852	$135,001	-	-	-	-	$255,853

James Marino	$117,500	$135,001	-	-	-	-	$252,501

Francesca Ruiz de Luzuriaga	$92,500	$135,001	-	-	-	-	$227,501

David Szymanski	$95,000	$135,001	-	-	-	-	$230,001

Nigel Travis	$97,500	$135,001	-	-	-	-	$232,501
Joseph Vassalluzzo	$257,967	$135,001	-	-	-	-	$392,968

(1)        Since February 2017, Mr. Vassalluzzo has served as the independent non-executive Chairman of the Board to lead the Board of Directors. Effective May 4, 2018, the Board of Directors, in conjunction with the recommendation of the Compensation Committee, increased the annual cash retainer for the non-executive Chairman to $200,000. The Directors excluding Mr. Vassalluzzo, receive annual compensation of: (a) $75,000 in cash, prorated for time in position, and (b) fees paid in cash for both serving as the Chair of a Committee and as the member of a Committee prorated for time in position.

(2)        The dollar amounts in column (c) reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the FASB Accounting Standards Codification Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual cash value that will be recognized by each of the Directors when received. See Notes 1 and 14 of the consolidated financial statements in our 2018 Annual Report regarding the underlying assumptions used in the valuation of equity awards.

(3)        The “Equity Compensation Paid to Directors for Fiscal Year 2018” table that follows represents the aggregate grant date fair value of stock or RSUs granted to our Directors under the 2017 Plan. Annual awards are calculated by a dollar value that is then translated into stock or RSUs based on the closing stock price of our common stock on the date of grant. The form of award (stock or RSU) is based on the Director’s election at the end of 2017.

(4)        As of December 29, 2018, the aggregate number of RSUs convertible into shares of our common stock, outstanding for our Directors are set forth as follows: Kristin Campbell 114,984, Francesca Ruiz de Luzuriaga 376,130, Cynthia Jamison 156,399, James Marino 159,652, David Szymanski 372,584, Nigel Travis 83,280, and Joseph Vassalluzzo 170,587. All RSUs are fully vested as of December 29, 2018, but distribution is deferred until either the Director’s separation date or six months following the Director’s separation date, as applicable. Please see the table “Equity Compensation Paid to Directors for Fiscal Year 2018” that follows for all equity awards granted in fiscal year 2018.

(5)        As of December 29, 2018, the aggregate number of option awards outstanding for our Directors are set forth as follows: Francesca de Luzuriaga 12,164. All options are fully vested. There were no options granted to Directors in fiscal year 2018.

● ● ●

EQUITY COMPENSATION PAID TO DIRECTORS FOR FISCAL YEAR 2018

Equity Compensation Paid to Directors for Fiscal Year 2018

(a)	(b)	(c)	(d)	(e)
Directors	Grant Date	Stock Awards	(1) Grant Date Fair Value of Stock Awards	Total Value of Equity Awards for 2018

Kristin Campbell	5/4/18	58,190	$2.32	$135,001

Cynthia Jamison	5/4/18	58,190	$2.32	$135,001

James Marino	5/4/18	58,190	$2.32	$135,001

Francesca Ruiz de Luzuriaga	5/4/18	58,190	$2.32	$135,001

David Szymanski	5/4/18	58,190	$2.32	$135,001

Nigel Travis	5/4/18	58,190	$2.32	$135,001

Joseph Vassalluzzo	5/4/18	58,190	$2.32	$135,001

(1)        Amounts are determined using the closing stock price of our common stock on the grant date. See footnote 2 in the previous “Director Compensation Table for Fiscal Year 2018” for additional information.

Indemnification Agreements

The Company has entered into indemnification agreements with its Directors and certain of its officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors and certain officers, the SEC’s long-standing position has been that indemnification for violation of the federal securities laws is against public policy and is therefore unenforceable.

● ● ●

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Strong corporate governance principles and practices are a long-standing priority at Office Depot. The Board of Directors has adopted Corporate Governance Guidelines, which set forth a framework within which the Board, assisted by its committees, direct the affairs of Office Depot and that management can pursue strategic objectives, ensure long-term growth for the benefit of the shareholders, promote public trust in the Company, and strengthen management accountability. The Corporate Governance and Nominating Committee reviews the Corporate Governance Guidelines annually to reflect evolving corporate governance principles and concerns identified by shareholders and other stakeholders, and any changes are recommended to the Board of Directors for review and approval.

The Corporate Governance Guidelines addresses, among other things, the composition and functions of the Board of Directors, Director independence, stock ownership by and compensation of Directors, management succession and review, Board leadership, Board committees, Board membership criteria, and selection of new Director candidates.

Code of Business Conduct (Code of Ethical Behavior)

The Board of Directors has adopted a Code of Ethical Behavior which is applicable to all Company employees, including the principal executive officer, the principal finance officer, the principal accounting officer, and the Board of Directors. If the Board amends or waives the Code of Ethical Behavior with respect to the executive officers of the Company, the Company will post the amendment or waiver on its website at http://investor.officedepot.com, under the headings “Corporate Governance/Governance Documents.”

The Company has established a confidential hotline to assist its employees in complying with their ethical and legal obligations and to report suspected violations of applicable laws or Company policies or procedures. The hotline enables employees, vendors and the public to express their concerns about possible violations of law or Company policies by the Company and/or management without fear of retribution or retaliation of any kind. It is Office Depot’s express policy that no retaliatory action be taken against any employee for using the hotline procedure. The hotline is operated by an independent third party, not by Company personnel. The hotline can be accessed by either calling the following toll-free number or visiting the following website:

1-866-634-6854

www.odhotline.com

The Corporate Governance Guidelines and the Code of Ethical Behavior are available on the Company’s website at http://investor.officedepot.com, under the heading “Corporate Governance/Governance Documents.” In addition, a printed copy of such documents will be provided to any shareholder upon written request to the Corporate Secretary at Office Depot, Inc., 6600 North Military Trail, Boca Raton, Florida 33496.

Shareholder Engagement and Investor Outreach

Management and the Board of Directors are committed to a proactive shareholder engagement program. We believe that strong corporate governance should include meaningful dialogue with our shareholders and key stakeholders to obtain their input and solicit their feedback on corporate governance, executive compensation and other issues that are important to them. Engagement with shareholders builds mutual understanding and a basis for progress, and the feedback we receive from them impacts our corporate governance practices. Senior management from Legal and Investor Relations, and subject matter experts from the Company communicate with institutional investors throughout the year to gain their perspectives on current issues and address any questions or concerns. We also respond to individual shareholders and other stakeholders who provide feedback about our business. Management shares the feedback from this engagement with the Board and its committees, where applicable, for their consideration.

During the fall of 2018 and early 2019, we sought feedback from our top 20 shareholders representing approximately 66% of the Company’s outstanding common stock to discuss risk management, governance practices, executive compensation,

● ● ●

board composition, environmental and social issues, and other matters that the shareholders wish to discuss. In July 2018, based on general shareholder consensus, we proactively adopted a proxy access right for shareholders by amending our Bylaws.

We will continue our shareholder engagement and investor outreach during fiscal year 2019, including our normal participation at analyst meetings and conferences. We remain committed to these ongoing discussions and welcome feedback from all shareholders, who can reach our Investor Relations team by calling (561) 438-4629 or visiting http://investor.officedepot.com  or can contact our Directors or executive officers as described on page 18.

The Role of the Board of Directors

The Board of Directors is responsible for oversight of management and strategic direction, and for establishment of broad corporate policies. The Board and its committees meet regularly to review and discuss operating results, financial reports, and other information about the Company’s business, and are kept informed through discussions with the Chief Executive Officer (the “CEO”), other key members of management, and outside experts and advisors. Corporate review sessions are also provided to Directors to give them more detailed views of specific areas of our business, including targeted presentations, operational visits and facility tours.

The Board of Directors held five (5) meetings during fiscal year 2018. The non-management Directors met in five (5) executive sessions during fiscal year 2018. In fiscal year 2018, each of the current Directors attended at least 75% of the total number of meetings of the Board and its standing committees on which each member served. Pursuant to the Corporate Governance Guidelines, each Director is expected to attend the Annual Meeting. All incumbent Directors who are up for re-election attended the 2018 Annual Meeting of Shareholders.

Board Leadership Structure

The Corporate Governance Guidelines specify that the Corporate Governance and Nominating Committee review the Board’s leadership structure periodically, considering the Company’s circumstances from time to time. After such review and evaluation, the Corporate Governance and Nominating Committee will make its recommendation to the full Board which will approve the leadership structure of the Board.

The Board of Directors annually elects one of its own members to serve as the Chairman of the Board of Directors. Our Bylaws provide that the Chairman of the Board may also serve as the CEO. The Board of Directors believes that there is a wide array of leadership structures that could apply to many different business models and, therefore, the Board should have the flexibility to consider the appropriate leadership structure for the Company, which leadership structure may change over time.

The Corporate Governance Guidelines provide that in the event that the offices of the CEO and the Chair of the Board of Directors are not separate, or the Chair of the Board has been determined by the non-management Directors to no longer satisfy the independence qualifications under the Nasdaq Rules, the non-management Directors shall select a Director to serve as the “Lead Director” of the Board. The Lead Director must be a non-management Director. If applicable, upon recommendation by the Corporate Governance and Nominating Committee, the Board of Directors annually elects the Lead Director.

The roles of Chairman and CEO have been separated since 2017, enabling the Chairman to focus on leading the Board of Directors in its responsibilities and helping the Board ensure that management is acting in the best interests of the Company and its shareholders, and the CEO to focus on the Company’s day-to-day business operations. In February 2018, the Board of Directors determined that the designation of Mr. Vassalluzzo as an independent, non-executive Chairman is the current optimal leadership structure for the Company because it provides the Board of Directors with independent leadership and meaningful coordination between management and the non-management Directors. This leadership structure has no impact on the Board of Directors’ oversight of risk.

Director Independence and Independence Determinations

The Corporate Governance Guidelines require that a majority of the Board of Directors must be “independent” under the Nasdaq Rules, and all Directors who are members of the Company’s Audit, Compensation and Corporate Governance and Nominating Committees, must also be independent. To maintain its objective oversight of management, the Board of Directors consists, currently, of all independent Directors, with the exception of Mr. Smith, the current CEO of the Company.

● ● ●

The Board of Directors evaluates the independence of each Director nominee in accordance with the Corporate Governance Guidelines, which incorporate the Nasdaq Rules and the SEC rules. The Board considered transactions and relationships between the Company and its subsidiaries and affiliates on the one hand and, on the other hand, Directors, immediate family members of Directors, or entities of which a Director or an immediate family member is an executive officer, general partner or significant equity holder. The Board also considered whether there were any transactions or relationships between any of these persons or entities and any members of the Company’s senior management or their affiliates.

Based on an annual evaluation performed by, and recommendations made by, the Corporate Governance and Nominating Committee, the Board of Directors affirmatively determined that all Directors serving in fiscal year 2018 or is a current Director nominee are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Mr. Smith. Mr. Smith is not independent because of his role as CEO, an executive officer of the Company.

The Board also affirmatively determined that, none of its Directors has a material relationship with the Company that would impair independence from management, and that all members serving on the Audit, Compensation and Corporate Governance and Nominating Committees have been determined by the Board to be comprised of independent Directors. The Board of Directors’ evaluation included consideration that a relative by marriage of Ms. Campbell is a managing director of Deloitte Consulting LLP, which is a separate legal entity from the Company’s independent registered public accounting firm Deloitte & Touche LLP, and such relative does not personally perform any audit or other services for the Company while working at Deloitte Consulting LLP. In addition, none of the Directors serve as an executive officer of a charitable organization to which the Company made contributions during fiscal year 2018.

Board of Directors’ Role in Risk Oversight

Risk is an inherent part of Office Depot’s business activities and risk management is critical to the Company’s innovation and success. The Board of Directors has an active role in overseeing the management of Office Depot’s risks, directly and through its committees, and is responsible for evaluating the Company’s major risks, for determining that appropriate risk management and control procedures are in place, and ensuring that senior executives take the appropriate steps to manage all major risks. The Board oversees a formal enterprise-wide approach to risk management, designed to support the achievement of organizational and strategic objectives, to improve long-term performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Office Depot. The involvement of the Board of Directors in setting Office Depot’s business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for Office Depot.

The Company conducts an annual enterprise risk management assessment, led by the Company’s senior internal audit executive, where risk is assessed periodically by a steering committee, comprised of members of management representing the Company’s business units and corporate staff. The steering committee identifies and evaluates company-wide risks in three categories: strategic risk, preventable risk, and external risk. The results of this company-wide risk portfolio is first presented to, and evaluated by, the Company’s’ executive officers, and then presented to the Board of Directors. In addition to this annual presentation made to the full Board, the Audit Committee receives periodic updates on certain risk areas the Board has identified for focus, and the independent Directors periodically discuss risk management during executive sessions without management present.

Oversight of certain specific risks is delegated to the following committees of the Board of Directors. The Audit Committee oversees risk relating to the Company’s major financial risk exposures, including cybersecurity, legal, regulatory and compliance, internal controls, financial statements and financial reporting and controls, and the steps taken by management to monitor and control such exposures. The Audit Committee also receives an annual risk assessment report from the Company’s internal audit team.

As part of overseeing risks arising from the Company’s compensation policies and programs for all employees, including annual executive compensation review and compensation of the non-management Directors, the Compensation Committee reviews management recommendations of executive compensation and retention risks and strives to create incentives that encourage a level of risk-taking behavior consistent with Office Depot’s business strategy. The Audit and Compensation Committees annually have a joint meeting to review the Company’s incentive compensation plans for a risk

● ● ●

assessment conducted by the Company’s internal audit group and the Compensation Committee’s independent compensation consultant. See “Compensation Programs Risk Assessment” on page 57.

The Corporate Governance and Nominating Committee oversees risks related to the Company’s governance structure and potential risks arising from related person transactions.

Executive Sessions

The non-management Directors of the Company meet in executive sessions without management on a regular basis. The non-executive Chairman of the Board presides at such executive sessions. In the absence of the non-executive Chairman of the Board, the non-management Directors will designate another Director to preside over such executive sessions.

Board and Committee Evaluations

The Board and its committees are evaluated annually to assess the effectiveness of the Board and each committee. The evaluations focus on the Board’s and each committee’s and their respective members’ performances and contributions to the Company as well as provide constructive feedback. The Corporate Governance and Nominating Committee is responsible for overseeing a formal evaluation process to assess the composition and performance of the Board and each committee on an annual basis. The assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, committees, and individual members have the appropriate blend of diverse experiences and backgrounds, and are effective and productive. As part of the process, each member completes an evaluation form, or participates in an interview or other method the Corporate Governance and Nominating Committee utilizes to seek feedback. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any individual and are kept confidential to ensure honest and candid feedback is received. The Corporate Governance and Nominating Committee discusses opportunities and makes recommendations for improvement as appropriate to the full Board, which implements agreed upon improvements. A Director will not be nominated for reelection unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

Director Nomination Process

Pursuant to the Corporate Governance Guidelines, the Corporate Governance and Nominating Committee seeks to create a board of directors that represents diversity as to skills, experiences, age, race, gender and ethnicity. While the Board of Directors does not have a formal diversity policy, the Board is committed to a diversified membership. The Corporate Governance and Nominating Committee considers the Board’s overall composition when seeking a potential new candidate, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and future business needs. The Corporate Governance and Nominating Committee also considers, among others, the character, expertise, sound judgement, ability to make independent analytical inquires, business experiences, understanding of the Company’s business environment, ability to make time commitments to the Company, demonstrated teamwork, and the ability to bring unique and diverse perspectives and understandings to the Board. In identifying prospective Director candidates, the Corporate Governance and Nominating Committee may seek advice and recommendations from other Board members, management, shareholders or outside advisors. In addition, the Corporate Governance and Nominating Committee may, but need not, retain a search firm in order to assist it in identifying candidates to serve as Directors of the Company.

Candidates Recommended by Shareholders. The Corporate Governance and Nominating Committee will consider Director candidates recommended by shareholders. On July 27, 2018, the Board of Directors amended and restated the Company’s Bylaws to implement a proxy access procedure for shareholder director nominations. Accordingly, our Bylaws allow a single shareholder, or group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years as of both the date of nomination to nominate and include in our proxy statement director nominees and the record date for determining shareholders eligible to vote at the applicable annual meeting and through the date of the annual meeting, constituting up to the greater of two individuals and 20% of the number of directors then serving, provided the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including that notice of a nomination be provided to the Corporate Secretary at the address below not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting. A non-proxy access director

● ● ●

nomination must notify the Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Any nomination submitted to the Corporate Secretary should be in writing, satisfy the requirements contained in our Bylaws, and include any necessary supporting material in support of the nomination, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. The address to submit a nomination is: Corporate Secretary, Office Depot, Inc., 6600 North Military Trail, Boca Raton, Florida 33496. All nominations received by the Corporate Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Corporate Governance and Nominating Committee for consideration. Shareholders also must satisfy the notification, timeliness, consent and information requirements set forth above and in our Bylaws. These requirements also are described under the caption “2020 Shareholder Proposals.”

In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph.

Qualifications for Nomination. We believe that a director should possess the highest professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. He or she should have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing a range of experiences in business and in areas that are relevant to our business operations. We believe that directors with significant leadership experience, especially those serving in CEO positions, provide Office Depot with special insights.

As such, in identifying Director nominees, we seek individuals with:

•	experience as senior executives, directors or in other leadership roles;

•	an understanding of finance and financial reporting processes;

•	qualifications to be designated as a financial expert for those being considered for the Audit Committee;

•	a strong corporate governance background;

•	an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity;

•	qualities of independence in thought and action;

•	strong collaboration skills, with the potential to influence management; and

•	the ability to dedicate time to serve on the Board of Directors while being committed to the interests of all shareholders.

Communicating with our Board of Directors

As stated in the Corporate Governance Guidelines, shareholders and other interested parties who wish to communicate with the Board of Directors may contact any member (or all members) of the Board of Directors, or the non-management Directors as a group, any committee of the Board or any chair of any such committee by mail. The Corporate Secretary reviews all communications sent to the Board related to the duties and responsibilities of the Board and its committees and provides these communications to the non-executive Chairman of the Board, the applicable committee chair or the full Board as necessary.

In addition, any person who desires to communicate a confidential specific matter to the Audit Committee may do so by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, at the corporate headquarters address below. Mark “Confidential” on the outside of the envelope. Any confidential communications submitted anonymously will not be opened for any purpose other than for appropriate security inspections. Such communications will be reviewed by the Chair of the Audit Committee with follow-up action as he or she deems appropriate.

Correspondence is to be sent “c/o Corporate Secretary,” Office Depot, Inc. located at 6600 North Military Trail, Boca Raton, Florida 33496.

● ● ●

Corporate Social Responsibility

The Corporate Governance and Nominating Committee oversees the Company’s sustainability program. The Company is committed to operating in a socially responsible manner. The Company’s new sustainability platform focuses on conducting its business to ensure that it preserves the environment for future generations and provide a safe and healthy working environment for all its employees.

During fiscal year 2018, the Company formed a Sustainability Governance Council (the “Council”), consisting of 22 Company-wide leaders representing 12 key departments of the organization. The mission of the Council is to create integration, comprehension and communication of sustainability programs and practices across our organization. Some of the key initiatives of the Council include recycling initiatives, elimination of internal use of Styrofoam and plastic straws, reducing plastic water bottles along with defining, implementing and supporting Office Depot’s sustainability vision and mission. This includes developing and incorporating Sustainable Development Goals (SDGs) into our goal setting process and creating metrics around material topics. The Council helps to prepare an annual sustainability report and in 2018 conducted an in-depth Materiality Assessment based on stakeholder interviews and surveys. Findings and recommendations provided from this assessment will help set the course for 2019 and beyond. A copy of our current sustainability report is available for review on our website at http://investor.officedepot.com under the heading “Corporate Sustainability.”

Related Person Transactions Policy

The Office Depot Related Person Transactions Policy sets forth the policies and procedures governing the review and approval or ratification by the Corporate Governance and Nominating Committee of transactions between Office Depot, on the one hand, and (i) an executive officer; (ii) Director; (iii) an immediate family member of an executive officer or Director; (iv) any security holder who is known by Office Depot to own of record or beneficially more than five percent of any class of Office Depot’s voting securities at the time of the transaction; or (v) an immediate family member of such five percent security holder, on the other hand. Persons in the categories described above are collectively referred to as “related persons.”

This Policy applies to all related person transactions, and under the Policy a “related person transaction” is any transaction:

•	in which Office Depot was or is to be a participant;

•

in which the amount exceeds $120,000 (including any contribution of $120,000 or more to a charitable organization in which a related person is a trustee, director, executive officer or has a similar relationship); and

•	in which any related person has, or will have, a direct or indirect material interest.

No related person transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company and its stakeholders. Unless different terms are specifically approved or ratified by the Corporate Governance and Nominating Committee, any approved or ratified transaction must be on terms that are no less favorable to Office Depot than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. All related person transactions or series of similar transactions must be presented to the Corporate Governance and Nominating Committee for review and pre-approval or ratification. A copy of the Policy is available for review on our website at http://investor.officedepot.com under the headings “Corporate Governance/Governance Documents.”

On an annual basis, each Director and executive officer of the Company is required to complete a questionnaire which requires disclosure of any related person transaction. The Company’s Chief Legal Officer is responsible for determining whether any related person transaction is to be disclosed in the Company’s applicable SEC filings, and will ensure that such transaction or any series of similar transactions required to be disclosed will be presented to the Corporate Governance and Nominating Committee for pre-approval or ratification if required under the Policy. During fiscal year 2018, all transactions that were potentially subject to the Policy were reviewed and approved or ratified by the Corporate Governance and Nominating Committee and other than as disclosed herein, there were no related person transactions that required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Anti-Hedging and Anti-Pledging Policies

The Company maintains anti-pledging and anti-hedging policies. See Compensation Discussion and Analysis under subheading “Important Corporate Governance Policies” for further information about these policies.

● ● ●

CEO and Executive Management Succession Planning

The Corporate Governance and Nominating Committee oversees CEO succession planning, which is formally reviewed at least annually, in executive session with only non-management Directors present. During these executive sessions, the non-management Directors evaluates the requirements for the CEO position and regularly reviews potential permanent and interim candidates for the CEO role.

The Compensation Committee annually evaluates the succession planning process for the executive management team (other than the CEO), including the professional development of senior and midlevel management employees identified as potential successors to the executive management team to ensure that plans are in place for orderly succession of executive management.

The Board of Directors also established steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable the Company to respond in the event of our CEO’s termination of employment with the Company for any reason (including death or disability) or other sudden departure, to ensure the stability and accountability of the Company during periods of transition and minimizing potential disruption or loss of continuity to the Company’s business and operations. The Board of Directors meets at least annually to review and discuss this emergency plan.

Board Committees and their Responsibilities

The Board of Directors has established three (3) standing committees — (i) Audit, (ii) Compensation and (iii) Corporate Governance and Nominating. The Board of Directors delegates various responsibilities and authority to its Board committees. The Board committees regularly report on their activities and actions to the full Board.

Each of the Board committees operates under a written charter and annually reviews such charter in light of new developments in applicable regulations and may make additional recommendations to the Board to reflect evolving best practices. Each Board committee can engage outside experts, advisors and counsel to assist the Committee in its work. Each charter of the Board committees is posted to our website at http://investor.officedepot.com under the heading “Corporate Governance/Committee Charters.” We will also provide a printed copy of the Board committee charters to shareholders upon written request to our Corporate Secretary at Office Depot, Inc., 6600 North Military Trail, Boca Raton, Florida 33496.

Audit Committee	Responsibilities

(7 Meetings; 7 Executive Sessions in fiscal 2018)

Cynthia T. Jamison (Chair)

V. James Marino

David M. Szymanski

Nigel Travis

•  All members are financially literate and independent under the applicable Nasdaq and SEC requirements

•  Ms. Jamison and Mr. Marino have been determined to be audit committee financial experts under the definitions provided by the SEC

•  No member serves on the audit committee of more than three public boards

•  Oversees the financial reporting process, including the integrity of our financial statements, compliance with legal and regulatory requirements and our Code of Ethical Behavior, and the independence and performance of our internal and external auditors.

•  Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm.

•  Reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor and control the exposures, including the Company’s risk assessment and business risk management process and policies.

•  Oversees the Company’s internal audit function and reviews the systems of internal controls.

● ● ●

Audit Committee	Responsibilities

•  Reviews the scope and the planning of the annual audit with both the independent registered public accounting firm and internal auditors.

•  Reviews the findings and recommendations of both internal auditors and the independent registered public accounting firm and management’s response to those recommendations.

Compensation Committee	Responsibilities

(6 Meetings; 6 Executive Sessions in fiscal 2018)

V. James Marino (Chair)

Kristin A. Campbell

Francesca Ruiz de Luzuriaga

Nigel Travis

•  All members meet the Nasdaq requirements for independence

•  All members are “outside directors” under Section 162(m) of the Internal Revenue Code and “non-employee” directors under the SEC requirements

•  Sets and reviews overall compensation philosophy, strategies, plans, policies and programs.

•  Reviews and proposes to the non-management Directors incentive compensation plans and equity-based plans, including performance objectives and metrics associated with these plans, on an annual basis for the CEO.

•  Reviews annually CEO’s performance and proposes to the non-management Directors CEO compensation (including salary, bonus, equity-based grants and any other long-term cash compensation).

•  Reviews annual performance of the other executive officers and approves their compensation (including salary, bonus, equity-based grants and any other long-term cash compensation).

•  Reviews and approves employment, retirement, severance and change-in-control agreements/arrangements for our executive officers.

•  Reviews and approves the peer group companies for benchmarking compensation levels and pay practices, as well as performance, for the CEO, executive officers and non-management Directors.

•  Reviews annually talent development and succession plans for executive officers other than the CEO and makes recommendations to the Board.

•  Reviews and approves benefit and perquisite practices for executive officers.

•  Reviews annually the Company’s Aircraft Use Policy and recommends changes to the Board.

● ● ●

Audit Committee	Responsibilities

•  Administers the Company’s equity incentive plans, including the review and grant of stock option and other equity incentive grants to executive officers.

•  Oversees the design, participation, adequacy, competitiveness, internal equity and cost effectiveness for the Company’s broadly-applicable benefit programs.

•  Monitors compliance by executive officers and Directors with the Company’s stock ownership guidelines.

•  Conducts an annual risk assessment (jointly with the Audit Committee) of the Company’s compensation policies and practices.

•  Administers the Company’s Clawback Policy.

•  Recommends to the Board the Company’s approach with respect to the shareholder advisory vote on executive compensation or “say-on-pay” and how frequently the Company should permit shareholders to have a vote on say-on-pay, taking into account the results of shareholder votes on the frequency of say-on-pay resolutions at the Company.

•  Oversees the disclosure regarding executive compensation, including approving the report to be included in our annual proxy statement on Schedule 14A, which disclosure is included or incorporated by reference in our annual report on Form 10-K.

Corporate Governance and Nominating Committee	Responsibilities

(4 Meetings; 4 Executive Sessions in fiscal 2018)

Kristin A. Campbell (Chair)

Cynthia T. Jamison

Francesca Ruiz de Luzuriaga

David M. Szymanski

•  All members meet the Nasdaq requirements for independence

•  Develops and recommends to the Board our corporate governance principles, policies and practices and takes a leadership role in shaping our corporate governance.

•  Reviews and evaluates the adequacy of and recommends to our Board amendments to our Bylaws, certificate of incorporation, committee charters and other governance documents.

•  Evaluates Board leadership structure and makes recommendations to the Board.

•  Reviews and makes recommendations to our Board regarding membership of the Board committees.

● ● ●

Corporate Governance and Nominating Committee	Responsibilities

•  Recommends to the Board criteria and qualifications for Board membership, including assessing independence.

•  Identifies, reviews and recommends to our Board individuals for election or re-election to the Board, consistent with criteria approved by the Board.

•  Oversees the CEO succession planning process, including any emergency succession plan, and makes recommendation to our Board.

•  Monitors compliance with the Company’s Related Person Transactions Policy.

•  Oversees the Board and committees’ annual self-evaluations.

Delegation of Authority; Subcommittees

Beginning in December 2011 and from time to time, the Compensation Committee has delegated certain of its responsibilities to the Company’s internal compensation and benefits committee (the “CBC”) and employee benefits committee (the “EBC,” and together with CBC, the “subcommittees”). The subcommittees are comprised of certain senior executives of the Company. The Compensation Committee provides oversight for the establishment and termination, amendment, participating employers, administration, claims review and service provider functions of the qualified retirement, non-qualified deferred compensation and health and welfare benefit plans sponsored by the Company or its subsidiaries for eligible employees of the Company or its subsidiaries who work in North America, with the exception of all such plans sponsored separately by entities acquired by the Company or its subsidiaries other than such plans sponsored by CompuCom Systems, Inc. During fiscal year 2018, the Compensation Committee delegated authority to the CBC to make certain amendments to and carry out certain administrative responsibilities regarding the tax-qualified retirement plans, health and welfare benefit plans and nonqualified deferred compensation plans sponsored by the Company or its subsidiaries. Day-to-day administration and the authority to make certain other amendments to such plans were further delegated to the EBC.

● ● ●

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process. The Audit Committee operates pursuant to a written charter which is reviewed annually by the Audit Committee and approved by the Board of Directors. A brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the heading “Corporate Governance – Board Committees and their Responsibilities.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

To perform its oversight function, the Audit Committee has:

•	Reviewed and discussed the Company’s audited financial statements and related footnotes with management.

•	Discussed with the Company’s independent auditors the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board.

•

Received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence.

•

Discussed with the Company’s independent auditors its independence from management and the Company and reviewed and pre-approved the services provided by the Company’s independent auditors other than their audit services and considered whether the provision of such other services by the Company’s independent auditors is compatible with maintaining their independence.

•

At least annually, discussed with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits for the fiscal year 2018, and then met with the internal auditors and the Company’s independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2018 filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Cynthia T. Jamison (Chair)

V. James Marino

David M. Szymanski

Nigel Travis

● ● ●

PROPOSAL No. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as the Company’s independent registered public accounting firm to audit Office Depot’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 29, 2019. D&T has served as the Company’s independent auditors each year since 1990. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of D&T to our shareholders for ratification because we value our shareholders’ views on the Company’s independent auditors. In the event the shareholders do not ratify the appointment of D&T as the independent auditors to audit our financial statements for fiscal year 2019, the Audit Committee, in its discretion, will consider the voting results and evaluate whether to select a different independent auditor. Representatives of D&T will attend the Annual Meeting and will be available to respond to appropriate questions. Although D&T has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Non-Audit Fees

In connection with the audit of fiscal year 2018 consolidated financial statements and internal control over financial reporting, the Company entered into an agreement with D&T which sets forth the terms by which D&T will perform audit services for the Company.

The following table presents fees for professional services rendered by D&T for the audit of the Company’s consolidated financial statements for fiscal years 2018 and 2017 and fees billed for other services rendered by D&T for those periods.

Audit & Other Fees Paid to Deloitte & Touche LLP	Fiscal 2018	Fiscal 2017
Audit Fees	$4,778,000	$5,773,540
Audit Related Fees (as defined under the Sarbanes-Oxley Act of 2002)	$0	$531,300
Tax Fees	$194,200	$334,640
All Other Fees	$0	$0
Total Fees	$4,972,200	$6,639,480

Audit Fees — These amounts represent fees of D&T for professional services rendered in connection with: (i) the audits of our annual consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal years ended December 30, 2017 and December 29, 2018; (ii) the review of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; (iii) consultations on accounting matters; (iv) statutory audit filings; and (v) SEC registration statements.

Audit Related Fees — Audit-Related Fees consist of fees primarily for due diligence associated with the Company’s acquisition of CompuCom Systems, Inc. in fiscal year 2017.

Tax Fees — Tax Fees consist of fees billed for professional services performed by D&T with respect to tax compliance and advisory services.

All Other Fees — All Other Fees consist of permitted services other than those that meet the criteria above and are primarily fees for advisory services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be separately approved in advance by the Audit Committee. The policy also provides that the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for non-audit services provided that the pre-approval of each service permitted by the Chair is limited to a pre-established

● ● ●

threshold of up to $250,000 and reported to the full Audit Committee at its next meeting. All audit and non-audit services provided in the fiscal years 2017 and 2018 have been pre-approved by the Audit Committee in accordance with these policies and procedures.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

● ● ●

PROPOSAL No. 3: TO APPROVE THE OFFICE DEPOT, INC. 2019 LONG-TERM INCENTIVE PLAN

Overview

The Board of Directors unanimously recommends that shareholders approve the Office Depot, Inc. 2019 Long-Term Incentive Plan (the “2019 Plan”) which will replace the Office Depot, Inc. 2017 Long-Term Incentive Plan (the “2017 Plan”). The Board of Directors unanimously approved the 2019 Plan on March 15, 2019. The 2019 Plan will become effective on May 7, 2019 (the “Plan Effective Date”) if the Office Depot shareholders approve the 2019 Plan on that date. No awards have been made under the 2019 Plan.

Awards are currently outstanding under the 2017 Plan as well as the prior Office Depot, Inc. 2015 and 2007 Long-Term Incentive Plans and the 2003 OfficeMax Incentive and Performance Plan (referred to in this Proxy Statement, respectively, as the “2015 Plan,” “2007 Plan” and “2003 OMIPP” and, together with the 2017 Plan, as the “Prior Plans”). Outstanding awards under the Prior Plans will continue to be governed by the Prior Plans and the agreements under which they were granted. No additional awards will be granted under the 2017 Plan after the Plan Effective Date and all remaining shares available for grant under the 2017 Plan will be cancelled on the Plan Effective Date, unless the 2019 Plan is not approved by shareholders, in which case the 2017 Plan will continue in effect. No additional awards have been granted under the 2015 Plan since the Company’s shareholders approved the 2017 Plan on July 20, 2017; all remaining shares available for grant under the 2015 Plan were cancelled at that time. No additional awards have been granted under the 2007 Plan and 2003 OMIPP since the Company’s shareholders approved the 2015 Plan on April 25, 2015; all remaining shares available for grant under the 2007 Plan and 2003 OMIPP were cancelled at that time.

No awards may be granted under the 2019 Plan after the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2019 Plan at that time will continue to be governed by the 2019 Plan and the agreements under which they were granted.

The 2019 Plan is substantially similar to the 2017 Plan and, like the 2017 Plan, reflects the following equity compensation plan best practices:

•	No grants of below-market stock options or stock appreciation rights (SARs);

•	No repricing of stock options or SARs and no cash buyout of underwater stock options or SARs;

•	No payment of dividends or dividend equivalents on stock options or SARs;

•	No payments of dividends or dividend equivalents on any award prior to date on which award vests;

•	Individual limits on annual cash and equity non-employee director compensation;

•

Minimum vesting requirement of one year for all equity-based awards, except that up to 5% of authorized shares may be issued pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability, involuntary termination without cause, and resignation for “good reason”;

•	No liberal change in control definition;

•	Double trigger treatment upon change in control except to extent awards are not assumed or replaced in change in control;

•

Use of a fungible share design, with a 1.5:1 ratio under which full value awards (such as restricted stock units and performance units) count against the shares reserved for issuance at a higher rate than appreciation awards (such as stock options and SARs);

● ● ●

•	No excise tax gross-ups on “parachute payments”; and
•	Awards subject to Office Depot recoupment/clawback policy.

In addition, the 2019 Plan increases flexibility for design of performance-based awards following the repeal of the exemption for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”). However, despite the repeal of Code Section 162(m), the 2019 Plan contains annual limits on the number of shares or dollar value that can be granted as each award type to any participant, which we believe are consistent with the interests of our shareholders and sound corporate governance practices.

The full text of the 2019 Plan is attached as Annex 1 to this Proxy Statement, and the following summary of the 2019 Plan is qualified in its entirety by reference to Annex 1.

Why Office Depot Believes You Should Vote to Approve the 2019 Plan

The 2019 Plan authorizes the grant of equity-based compensation as described above for the purpose of providing the Company’s officers and other employees, and those of its subsidiaries, non-employee directors, and non-employees who perform consulting services, incentives and rewards for performance. The details of the key design elements of the 2019 Plan are set forth in the section entitled “ — Plan Summary” beginning on page 31 of this Proxy Statement. As further described in the section entitled Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement, Office Depot believes its future success depends in part on its ability to attract, motivate and retain high quality employees and non-employee directors.

The use of our common stock as part of the Company’s compensation program is also important to its continued success because the Company believes it fosters a pay-for-performance culture that is an important element of its overall compensation philosophy. The Company believes that equity-based compensation motivates employees to create shareholder value because the value employees realize from equity-based compensation is based on Office Depot’s stock price performance. Equity-based compensation aligns the compensation interests of Company employees with the investment interests of its shareholders and promotes a focus on long-term value creation because the Company’s equity-based compensation awards can be subject to vesting and/or performance criteria.

If the 2019 Plan is not approved, the Company will continue to grant awards under the 2017 Plan until there are no longer any shares available for grant, following which the Company may be compelled to increase significantly the cash component of its employee compensation, which may not necessarily align employee compensation interests with the investment interests of its shareholders as well as the alignment achieved by equity-based awards. Replacing equity-based awards with cash payments would also increase cash compensation expense and use up cash that might be better utilized if reinvested in our business or returned to our shareholders. If the 2019 Plan is not approved, Office Depot could also be at a severe competitive disadvantage as it would not be able to use stock-based awards to recruit and compensate its officers and other key employees.

Determination of Shares Available under 2019 Plan

We are requesting approval of 34,000,000 shares of its common stock for awards under the 2019 Plan (the “share pool”), subject to adjustment as described in the 2019 Plan. In particular, under the terms of the 2017 Plan the share pool will be reduced by one share for every one share subject to a stock option, stock appreciation right or similar award in the nature of an appreciation right granted after March 15, 2019 under the 2017 Plan and 1.5 shares for every one share subject to any other award granted after March 15, 2019 under the 2017 Plan. The shares of common stock issued by the Company under the 2019 Plan will be currently authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions. In determining the number of shares to request pursuant to the 2019 Plan, the Company evaluated its share availability under the 2017 Plan, recent share usage, historical burn rate, projected burn rate under the 2019 Plan, and the potential cost and dilution to shareholders associated with the new reserve and outstanding equity-based awards that the Company previously granted.

● ● ●

Recent Share Usage

In March 2019, the Company granted awards to approximately 430 employees as part of its annual long-term incentive grant from the share pool available under the 2017 Plan (which includes shares added back to the share pool after December 29, 2018 pursuant to the terms of the 2017 Plan). The Company anticipates that the share pool available under the 2017 Plan after the 2019 annual grant will not be sufficient to cover its anticipated annual grant in 2020.

Burn Rate for Fiscal 2016, 2017 and 2018

Fiscal Year	Options	Full Value Time Based Awards Granted	Performance Awards Earned	Weighted Average Number of Common Shares Outstanding	Unadjusted Burn Rate
2018	—	10,639,147	1,211,764	553,000,000	1.92%
2017	1,365,498	6,200,730	6,556,274	522,000,000	1.19%
2016	—	10,099,481	161,408	539,000,000	1.87%

The Company anticipates that the total number of shares available for grant under the 2019 Plan will last approximately one to two years, based solely on the average rate at which it has granted equity awards over the past three fiscal years and assuming that it makes future awards under the 2019 Plan at this average rate. However, the amount of future awards is not currently known and will depend on various factors that cannot be predicted, including, but not limited to, the price of our common stock on the future grant dates, the volatility of the stock and the types of awards that will be granted.

Potential Dilution

The Company’s potential dilution, or “overhang,” from outstanding awards and its request for shares to be available for awards under the 2019 Plan is approximately 13.93%. The Board of Directors believes that the number of shares of common stock available under the 2019 Plan represents a reasonable amount of potential dilution that will allow Office Depot to continue to award equity incentive compensation. This percentage was calculated as follows:

Select Data as of December 29, 2018
New Shares Requested under 2019 Plan	34,000,000
Appreciation Awards Outstanding	1,937,934
Weighted Average Exercise Price	$4.57
Weighted Average Remaining Term	6.04
Full Value Awards Outstanding	34,098,156
Shares Available*	17,963,203
Total Share Allocation (TSA)	87,999,293
Common Shares Outstanding as of December 29, 2018	543,833,428
Dilution (TSA / Common Shares Outstanding as of December 29, 2018 + TSA)	13.93	%

* No additional awards will be granted under the 2017 Plan after the Plan Effective Date and all remaining shares available for grant under the 2017 Plan will be cancelled on the Plan Effective Date, unless the 2019 Plan is not approved by shareholders, in which case the 2017 Plan will continue in effect.

● ● ●

Application of Share Pool

Each performance share under the 2019 Plan that may be settled in shares will be counted as 1.5 shares subject to an award (based on the number of shares that would be paid for achievement of target performance) and deducted from the share pool. Each performance unit under the 2019 Plan that may be settled in shares will be counted as a number of shares subject to an award (based on the number of shares that would be paid for achievement of target performance), with the number determined by dividing the value of the performance unit at the time of grant by the fair market value of a share at the time of grant, multiplying this quotient by 1.5 and deducting the resulting number of shares from the share pool. If a performance share or performance unit under the 2019 Plan is later settled based on above-target performance, the number of shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, will be deducted from the share pool at the time of settlement; in the event that the award is later settled upon below-target performance, the number of shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, will be added back to the share pool. Performance shares and performance units that may not be settled in shares will not result in a reduction in the share pool.

Each share of restricted stock, each share-settled restricted stock unit ( “RSU”) under the 2019 Plan, and each other stock-based/stock-settled award (“Other Award”) under the 2019 Plan will be counted as 1.5 shares subject to an award and deducted from the share pool. RSUs and Other Awards that may not be settled in shares will not result in a deduction from the share pool. Each nonqualified stock option (“NQSO”), incentive stock option (“ISO”), and SAR under the 2019 Plan that may be settled in shares will be counted as one share subject to an award and deducted from the share pool. SARs that may not be settled in shares will not result in a reduction of the share pool.

If shares awarded or subject to issuance under the 2019 Plan or the Prior Plans are not issued or are returned to the Company, that number of shares will be added to the share pool as adjusted by the factor specified above with respect to the type of award from which the shares were derived. If the tax withholding obligation under an award granted under the 2019 Plan or a Prior Plan other than an option, SAR or other award in the nature of an appreciation right is satisfied after March 15, 2019 by the Company retaining shares or by the participant tendering shares, the number of shares so retained or tendered will be added to the share pool as adjusted by the 1.5 share factor specified above. If awards are issued under the 2019 Plan in respect of awards of an entity acquired (by merger or otherwise) by the Company or any of its subsidiaries, the shares subject to those awards will not increase or decrease the share pool.

Notwithstanding anything to the contrary, if the exercise price or tax withholding obligation under an option, SAR or other award in the nature of an appreciation right granted under the 2019 Plan or a Prior Plan, is satisfied by the Company retaining shares or by the participant tendering shares, the number of shares so retained or tendered will not be available for awards under the 2019 Plan and will not be added to the share pool. To the extent a SAR granted under the 2019 or a Prior Plan that may be settled in shares of common stock is, in fact, settled in shares of common stock, the gross number of shares subject to such SAR will not be available for further awards under the 2019 Plan and will not be added to the share pool. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options granted under the 2019 Plan or a Prior Plan will not be added back to the share pool.

Incentive Stock Options

One of the requirements for the favorable tax treatment available to ISOs under the Internal Revenue Code is that the 2019 Plan must specify, and our shareholders must approve, the number of shares available for issuance pursuant to ISOs. As a result, in order to provide flexibility to the Compensation Committee, the 2019 Plan provides that all or any portion of the share pool may be issued pursuant to ISOs.

Current Stock Price

The closing price of our common stock on The Nasdaq Global Select Market on March 11, 2019 was $3.35 per share.

In evaluating this proposal, shareholders should specifically consider the information set forth under the section entitled “ — Plan Summary” beginning on page 31 of this Proxy Statement.

● ● ●

Code Section 162(m)

Code Section 162(m) as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017 enacted on December 22, 2017 (the “Act”), limited to $1 million the deduction that the Company was permitted to take for annual compensation paid to each “covered employee” (at that time defined as the CEO and the three other highest paid executive officers employed at the end of the year other than the Chief Financial Officer (“CFO”), except to the extent the compensation qualified as “performance-based” for purposes of Code Section 162(m). The Act retained the $1 million deduction limit, but it repealed the performance-based compensation exemption and expanded the definition of “covered employees” effective for taxable years beginning after December 31, 2017. “Covered employees” for a fiscal year now include any person who served as CEO or CFO of the Company at any time during that fiscal year, the three other most highly compensated executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the pre-Act version of Code Section 162(m). Any awards that the Company grants pursuant to the 2019 Plan to covered employees, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. While the Compensation Committee considers the deductibility of compensation when making equity awards, it is only one factor it considers. Because of the elimination of the performance-based compensation exemption, the Compensation Committee expects that all or a portion of the compensation paid to covered employees in the form of equity grants under the 2019 Plan may not be deductible by the Company.

Plan Summary

The following summary of the material terms of the 2019 Plan is qualified in its entirety by reference to the full text of the 2019 Plan, which is attached as Annex 1 to this Proxy Statement. The 2019 Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.

Purpose of the 2019 Plan

The purpose of the 2019 Plan is to promote the long-term growth and profitability of Office Depot and its subsidiaries by (i) providing certain employees, officers, non-employee directors, and consultants who perform services for Office Depot and its subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of Office Depot, and (ii) enabling Office Depot to attract, motivate, retain and reward qualified employees, officers, non-employee directors and consultants.

Administration of the 2019 Plan

The 2019 Plan will be administered by the Compensation Committee or such other committee consisting of two or more independent members of the Board of Directors as may be appointed by the board to administer the 2019 Plan (the “Committee”). If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors will appoint a subcommittee of the Committee, consisting of at least two members of the Board of Directors, to grant awards to officers and members of the Board of Directors who are subject to Section 16 of the Exchange Act, and each member of such subcommittee must satisfy the above requirements. References to the Committee in this summary include and, as appropriate, apply to any such subcommittee. To the extent permitted by law, the Committee may also delegate its authority to one or more persons who are not members of the Board of Directors, except that no such delegation will be permitted with respect to officers who are subject to Section 16 of the Exchange Act.

Certain Restrictions

•

No dividend equivalents will be granted with respect to any stock option or SAR. Additionally, no dividends or dividend equivalents will be paid currently with respect to any other award while the award is unvested. Instead, any dividends or dividend equivalents with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance goals).

● ● ●

•

The minimum vesting period for each award granted under the 2019 Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2019 Plan may be issued pursuant to awards with minimum vesting periods of less than one year. In addition, the minimum vesting requirement does not apply to accelerated vesting on account of death, disability, involuntary termination without cause, or resignation for good reason as otherwise permitted by the 2019 Plan.

Eligible Participants

Employees of the Company and its subsidiaries, non-employee members of the Board of Directors, and any other natural person who provides bona fide services to the Company or one of its subsidiaries of Office Depot not in connection with the offer or sale of securities in a capital raising transaction (subject to certain limitations) will be eligible for selection by the Committee for the grant of awards under the 2019 Plan. As of March 15, 2019, approximately 430 employees of the Company and its subsidiaries and 7 non-employee members of the Board of Directors were eligible for awards under the 2019 Plan.

Types of Awards

The 2019 Plan provides for the grant of performance shares, performance units, restricted stock, RSUs, NQSOs, ISOs, SARs and Other Awards. ISOs may be granted only to employees of Office Depot or its subsidiaries.

Individual Limits

The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. Subject to adjustment as described in the 2019 Plan:

•

The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to performance units granted in any one fiscal year of Office Depot to any one participant shall be six million five hundred thousand dollars ($6,500,000).

•

The maximum number of shares of our common stock subject to awards of performance shares granted in any one fiscal year of Office Depot to any one participant shall be three million five hundred thousand (3,500,000).

•

The maximum number of shares of restricted stock and RSUs and Other Awards that, in the aggregate, may be granted in any one fiscal year of Office Depot to any one participant shall be two million (2,000,000).

•	The maximum number of NQSOs, ISOs and SARs that, in the aggregate, may be granted in any one fiscal year of Office Depot to any one participant shall be four million (4,000,000).

•

For any one independent director, the maximum aggregate amount of cash paid in any one fiscal year of Office Depot to such independent director for service as a member of the Board of Directors during such fiscal year, including service performed in such fiscal year but for which payment is not made until the following fiscal year, and grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all equity awards granted in such fiscal year to such independent director shall not exceed six hundred fifty thousand dollars ($650,000), provided that, this limitation does not apply to a director who serves as non-executive Chairman of the Board of Directors during such fiscal year.

Adjustments

The Committee shall make equitable adjustments in the number and class of securities available for issuance under the 2019 Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2019 Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transaction or event.

● ● ●

Performance Shares and Units

The Committee will specify the terms of a performance share or performance unit award in the award agreement. A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will determine the number or value of the performance share or unit that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash, shares of our common stock, other Office Depot securities or any combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period.

Performance shares/units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the award agreement evidencing the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Internal Revenue Code (“Section 409A”). Any rights to dividends or dividend equivalents on performance shares/units or any other award subject to performance conditions will be subject to the same restrictions on vesting and payment as the underlying award.

Performance Measures

A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific division, subsidiary, employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period.

In determining whether any performance goal has been satisfied, the Committee may include or exclude any or all items that are unusual or infrequent, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company and its subsidiaries, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance goal for a performance period as it deems equitable to recognize unusual or infrequent events affecting the Company and its subsidiaries, changes in laws or regulations or accounting principles, mergers, acquisitions and divestitures, or any other factors as the Committee may determine.

Restricted Stock and Restricted Stock Units

The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or number of RSUs; the purchase price, if any, to be paid for such restricted stock or RSU (which may be equal to or less than the fair market value of a share and may be zero, subject to such minimum consideration as may be required by applicable law); any restrictions applicable to the restricted stock or RSUs such as continued service or achievement of performance goals; the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of RSUs that accrue dividend equivalents (subject to the limitations described below); and whether RSUs will be settled in cash, shares of our common stock, other Office Depot securities or any combination thereof.

Generally, a participant who receives a restricted stock award will have (during and after the restriction period), all of the rights of a shareholder of the Company with respect to that award, including the right to vote the shares and the right to

● ● ●

receive dividends and other distributions to the extent, if any, such shares possess such rights and subject to the limitations described in this paragraph. However, any dividends and other distributions payable on shares of restricted stock during the restriction period shall be either automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, in either case subject to the same vesting restrictions as the underlying award. All terms and conditions for the payment of dividends and other distributions will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.

A participant receiving an RSU award will not possess voting rights and will accrue dividend equivalents on such units only to the extent provided in the award agreement evidencing the award; provided, however, that any dividend equivalents will be subject to the same vesting restrictions as the underlying award. All terms and conditions for payment of dividends equivalents will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.

Stock Options

An option provides the participant with the right to buy a specified number of shares at a specified price (the “exercise price”) after certain conditions have been met. The Committee may grant both NQSOs and ISOs under the 2019 Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs as explained below. The Committee will determine and specify in the award agreement evidencing an option whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised, any restrictions applicable to the option such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. Generally (except as otherwise described in the 2019 Plan), no option can be exercisable more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who is a shareholder holding more than 10% of Office Depot’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. ISOs cannot be granted under the 2019 Plan after March 15, 2029. Dividend equivalents will not be paid with respect to options. A participant may pay the exercise price under an option in cash; in a cash equivalent approved by the Committee; if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option exercise price (provided that the tendered shares must have been held by the participant for any period required by the Committee); or by a combination of these payment methods. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the 2019 Plan’s purpose and applicable law. No certificate representing a share (to the extent shares are so evidenced) will be delivered until the full option price has been paid.

Stock Appreciation Rights

A SAR entitles the participant to receive cash, shares of Office Depot’s common stock, other company securities or any combination thereof, as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR price (which generally must be at least equal to the fair market value of a share on the date of grant of the SAR) and the period of time during which the SAR may be exercised, any restrictions applicable to the SAR such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or a change in control, shorten or terminate the restriction period. Generally, no SAR can be exercisable more than 10 years after the date of grant. SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. Dividend equivalents will not be paid with respect to SARs.

Other Awards

The Committee may grant other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purpose of the 2019 Plan and the interests of Office Depot. These Other Awards may provide for cash payments based in whole or in part on the value or future value of shares, for the issuance or future issuance of shares of

● ● ●

Office Depot common stock, or any combination thereof. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price must generally not be less than 100% of the fair market value of a share on the date of grant.

Termination of Employment

Subject to certain exceptions, generally, if a participant ceases to perform services for Office Depot and its subsidiaries for any reason (i) all of the participant’s restricted stock, RSUs, performance shares, performance units and Other Awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation, (ii) all of the participant’s stock options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the stock options or SARs, and (iii) all of the participant’s stock options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may provide that a participant shall be eligible for a full or prorated award upon a cessation of the participant’s service relationship due to death, disability, involuntary termination without cause or resignation for good reason. For an award subject to one or more performance objectives, the Committee may provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified.

Change in Control

The Committee may, in its sole discretion, provide that any time-based vesting requirement applicable to an Award shall be deemed satisfied in full in the event that both a change in control and a cessation of the participant’s service relationship with Office Depot and its subsidiaries occurs or if the surviving entity in such change in control does not assume or replace the award in the change in control. With respect to an Award that is subject to one or more performance objectives, the Committee may, in its sole discretion, provide that in the event of a change in control, achievement of such performance objective shall be determined as of the effective date of the Change in Control or such performance objective shall be deemed achieved at the target level of performance.

Transferability

No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death to a beneficiary or by will or the laws of descent and distribution. However, a participant who is an officer, including, but not limited to, a participant with the title: Vice President, Senior Vice President, Executive Vice President, President or Chief Executive Officer of Office Depot (collectively referred to herein as “Officers”) or a non-employee director may transfer NQSOs to a Permitted Transferee (as defined in the 2019 Plan document) in accordance with procedures approved by the Committee. Except for a transfer of NQSOs by an Officer or non-employee director to a Permitted Transferee, unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no award shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than upon the participant’s death, to a beneficiary or by will or the laws of descent and distribution, and (ii) each option and SAR outstanding to a participant may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative (provided that an ISO may be exercised by such guardian or legal representative only if permitted by the Internal Revenue Code and any regulations promulgated thereunder). In the event of a transfer to a Permitted Transferee or a transfer otherwise permitted by the Committee, appropriate evidence of any transfer to the Permitted Transferee shall be delivered to Office Depot at its principal executive office. If all or part of an Award is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the award as the participant. Any permitted transfer of an award will be without payment of consideration by the Permitted Transferee.

Amendment and Termination

The Board of Directors or the Committee may at any time terminate and from time to time amend the 2019 Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any awards previously granted under the 2019 Plan unless such action is required by applicable law or any listing standards applicable to our common stock or the affected participants consent in writing. To the extent required by Section 422 of the Internal Revenue Code, other applicable law, or any such listing standards that the shareholders are required to approve a specific type of amendment to the 2019 Plan, no such amendment shall be effective unless approved by the Company’s shareholders.

● ● ●

The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the 2019 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is materially adverse to the participant. However, the Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the 2019 Plan (as described above) or in connection with a change in control. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the exercise price of that stock option or SAR or a cancellation of an outstanding stock option or SAR with a per share exercise price that is more than fair market value at the time of such cancellation in exchange for cash, another award or a stock option or SAR with an exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.

The Committee may provide in award agreements or in a separate policy that if a participant engages in detrimental activity, as defined in such award agreement or separate policy, the Committee may cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred award as of the first date the participant engages in the detrimental activity. The award agreement or separate policy may also provide that if the participant exercises an option or SAR, receives an RSU, performance share, performance unit, Other Award payout, or receives or vests in shares of our common stock under an award at any time during a time specified in such award agreement or separate policy, the participant shall be required to pay to Office Depot the excess of the then fair market value of the shares that were received with respect to the award (or if the participant previously disposed of such shares, the fair market value of such shares at the time of the disposition) over the total price paid by the participant for such shares.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2019 Plan and is based on the terms of the Internal Revenue Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different. Certain intended 2019 Plan participants are residents of foreign countries.

Performance Share/Unit Awards

A participant generally is not taxed upon the grant of a performance share/unit. The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement (subject to the short swing profits rule). The income recognized will be taxable at ordinary income tax rates. Office Depot generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m), as applicable. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Awards of Shares; Restricted Stock Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. Office Depot generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m), as applicable.

● ● ●

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized upon forfeiture (if any). To be timely, the Section 83(b) election must be made within thirty (30) days after the participant receives the shares. Office Depot will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units

A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant (subject to the short swing profits rule) and Office Depot will be entitled to an income tax deduction for the same amount, subject to the requirements of Code Section 162(m), as applicable. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and Office Depot will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty percent (20%) excise tax, and additional tax could be imposed each following year.

Nonqualified Stock Options; Stock Appreciation Rights

A participant generally is not taxed upon the grant of an NQSO or SAR, unless the NQSO or SAR has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NQSO or SAR in an amount equal to the difference between the NQSO or SAR exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). Office Depot generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in Office Depot’s tax year during which the participant recognizes ordinary income.

Upon the sale of shares acquired pursuant to the exercise of an NQSO or SAR, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b), the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will

● ● ●

be taxed to the participant as a capital loss. Office Depot is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, Office Depot will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant.

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Internal Revenue Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Golden Parachute Payments

The terms of the award agreement evidencing an award under the 2019 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of Office Depot. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Internal Revenue Code. Under Section 280G of the Internal Revenue Code, no federal income tax deduction is allowed to Office Depot for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Internal Revenue Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for Office Depot, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of Office Depot, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from Office Depot for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2019 Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

New 2019 Plan Benefits

Any future awards to executive officers, non-employee directors, employees and consultants of Office Depot under the 2019 Plan are discretionary and cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Committee or Board of Directors, as applicable. As a result, the benefits and amounts that will be received or allocated under the 2019 Plan are not determinable at this time, and Office Depot has not included a table that reflects such future awards.

The affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting is required to approve the 2019 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE OFFICE DEPOT, INC. 2019 LONG-TERM INCENTIVE PLAN.

● ● ●

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information
The table below summarizes the status of our equity compensation plans at December 29, 2018.

	(1) Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	(2) Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	36,036,090	$0.25	17,963,203
Equity compensation plans not approved by security holders	-	-	-
(1) The number of shares reported includes 19,133,969 performance stock units (“PSUs”) reserved at target where performance attainment has yet to be determined. Shares reserved for issuance under the Company’s equity compensation plan will be adjusted accordingly for a payout other than target.
(2) The outstanding awards include RSUs, which have no exercise price. Excluding the impact of RSUs, the outstanding options had a weighted average exercise price of $4.57 per share.

● ● ●

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation Committee made its compensation decisions for our named executive officers (also referred to in this CD&A as “NEOs”) for fiscal year 2018.

EXECUTIVE SUMMARY

Strategic Initiatives

Fiscal Year 2018 marked the second year of the Company’s transformation to becoming a more powerful B2B integrated distribution company providing business services and supplies, products and technology solutions through our fully integrated omni-channel platform. We continued to invest in our service capabilities making it easier for our customers to access our services with ease and confidence. Services revenue has nearly doubled from what it was in 2017. While much of this increase came from the CompuCom acquisition, we also accelerated services revenue growth outside of CompuCom. Services revenue across our BSD and Retail Divisions, combined, grew 13% over 2017. This strong performance is a result of the traction in the enhanced services and subscription-based offerings that we began rolling out earlier this year and our efforts to drive demand and continued improvements. To strengthen our core operations, over the last two years we have expanded the reach of our distribution network by identifying and acquiring profitable regional distribution companies in geographic areas that were previously underserved by our network. This allows for an effective and accretive means to expand our distribution reach and target new business customers. We also invested in our supply chain network to further enhance our capabilities and to increase efficiency and lower costs. We grew our private fleet and made upgrades to our facilities with new automated technology and robotics. We implemented new logistics and supply chain software to gain better visibility into our system and to improve performance, providing the ability to make more informed decisions and improve profitability.

In our Retail Division, we invested in store refreshes and layouts to improve customer experience, including new, more energy efficient LED lighting, technology upgrades and point of sale improvements in our stores. In addition to leveraging the investments we’ve made in our business, the actions we are taking to drive greater profitability include:

•	Realigning our merchandizing organization and initiatives to more fully and effectively capture market opportunities;

•

Pursuing opportunities for cost efficiencies throughout our entire organization, including organizational improvements and leveraging the use of technology and automation in our facilities and offices;

•	Leveraging our asset base in traditional and non-traditional means to create additional value for shareholders and improved margins; and,

•	Driving to enhance customer penetration, increase sales across our channels and improve profitability.

2018 Financial Highlights

For the 2018 fiscal year, we made tremendous progress on our plans to transform our Company and extend our leadership position in the market. For the year, we grew our business, invested in our distribution platform, generated strong free cash flow, and returned capital to shareholders. Some of the specific highlights from 2018 were as follows:

•

Recaptured top line revenue growth, generating revenue of $11 billion, an 8% increase versus last year, driven by the CompuCom acquisition, strong performance in our BSD segment, and improving trends in Retail;

•	Drove the best results in BSD in over a decade with growth of 3% over last year;

•	Increased services revenue to 16% of total revenue – nearly double versus last year;

•	Invested in our future, including expanding our distribution network capabilities, enhancing our eCommerce platform, and embracing new technology to increase automation in our operations;

● ● ●

•

And importantly, we generated significant cash flow for the year, further strengthening our balance sheet while returning value to shareholders through investor-friendly activities including our dividend payout and share buy-backs.

These results provide tangible evidence that we are well on our way to enhancing our position as a leading integrated B2B distribution platform providing business services and supplies, products and technology solutions.

  Key 2018 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during fiscal year 2018 are set forth below.

Compensation Component	Link to Business and Talent Strategies	2018 Compensation Actions
Base Salary (Page XX)	• Competitive base salaries help attract and retain executive talent	• Held salaries constant for all but two NEOs. Messrs. Bleisch and Gannfors received salary increases of $50,000 each in recognition of the additional responsibilities they both assumed

Annual Cash Bonus (Page XX)

•   Focus executives on achieving annual financial results that are key indicators of annual financial and operational performance

•   Goals were based on Adjusted Operating Income (AOI) (50%) and Net Sales (50%)

•   These metrics are critical for continued stability, with an emphasis on growing top line sales

•   Increased weighting on net sales to focus on top priority of our transformation strategy

•   Aligned target performance goals with our annual operating plan and investor guidance with growth in net sales but lower AOI due to continued investment in transformation strategy initiatives

•   Reduced payouts from 119% of target to 75% to hold management accountable for underachieving incremental profit goals

Long-Term Equity Incentive Compensation (Page XX)

•   2018 long-term awards consist of performance shares and RSUs

•   Performance shares are based on 3-year relative Total Shareholder Return (TSR) performance and achievement of pre-established 3-year total free cash flow (FCF) levels

•   FCF is integral to the investment in the ongoing transformation of the business and will also provide financial flexibility for future debt repayments and capital return

•   Relative TSR measures the creation of value for our shareholders relative to peers during the performance period

•   RSUs provide focus on stock price growth and serve our talent retention objectives

•   Increased the performance share weighting to reinforce our pay-for-performance philosophy from 50% to 60% of the total LTI opportunity, with RSUs representing the remaining 40%

○   PSUs are subject to a 3-year performance period and will be earned based on FCF goals (weighted 50%) and relative TSR (weighted 50%)

○   RSUs vest over three years, in three equal annual installments

● ● ●

2018 Management Changes

During 2018, we made several strategic hires and promotions including the following:

•

Joseph T. Lower was hired effective January 8, 2018 as Executive Vice President and Chief Financial Officer with responsibility for overseeing all financial aspects of the Company, including financial planning and analysis, accounting and financial reporting, as well as managing the tax, internal audit, treasury and investor relations functions.

•

Jerri L. DeVard who previously served as Executive Vice President and Chief Marketing Officer was named Executive Vice President and Chief Customer Officer in January 2018. In this role, Ms. DeVard leads the eCommerce and Customer Service functions as well as Marketing and Communications. She has Company-wide responsibility for improving experiences along the customer journey as Office Depot creates a persistent customer-first mentality across physical and digital channels. Additionally, Ms. DeVard is responsible for leading the strategy for furthering the Company’s brand positioning as well as driving the growth and implementation of strategic marketing activities that build brand equity and increase market share.

•

N. David Bleisch who previously served as Executive Vice President, Chief Legal Officer and Corporate Secretary was named Executive Vice President, Chief Legal & Administrative Officer, and Corporate Secretary in August 2018. In this role, Mr. Bleisch leads the strategic direction of the legal organization and operations, as well as manages the regulatory and compliance matters for the Company. Additionally, he is responsible for Human Resources, Loss Prevention, Real Estate, Construction, and Aviation.

•

John W. Gannfors who previously served as Executive Vice President Transformation, Strategic Sourcing and Supply Chain was named Executive Vice President, Chief Merchandising and Supply Chain Officer in August 2018. In this role, Mr. Gannfors is responsible for Office Depot’s overall merchandise strategy and functions including buying, planning, product design and development, as well as strategic sourcing. Additionally, Mr. Gannfors leads Office Depot’s Transformation Office and oversees the Company’s procurement and supply chain functions.

During 2018, the following officers left the Company:

•

Stephen E. Hare, Executive Vice President and Chief Financial Officer ceased to serve as our CFO effective January 8, 2018 but remained with the Company while transitioning his duties to the new CFO, Mr. Lower, and separated from the Company effective March 21, 2018.

The NEOs for fiscal year 2018 are:

•	Chief Executive Officer (“CEO”), Gerry P. Smith;

•	Executive Vice President and Chief Financial Officer (“CFO”), Joseph T. Lower;

•	Former Executive Vice President and Chief Financial Officer, Stephen E. Hare;

•	Executive Vice President, Chief Legal & Administrative Officer, and Corporate Secretary, N. David Bleisch;

•	President, Business Solutions Division, Steve Calkins; and

•	Executive Vice President and Chief Customer Officer, Jerri L. DeVard.

● ● ●

What were the results of our advisory vote to approve executive compensation?

At our May 2018 annual shareholder meeting, our shareholders were given the opportunity to cast an advisory vote “for” or “against” the compensation of our NEOs in fiscal year 2017. On the advisory “say-on-pay” vote, our shareholders approved the compensation of our NEOs with approximately 71.17% of the votes cast voted “for” our executive compensation. The Compensation Committee considers this approval level as reflective of continued shareholder support of our pay-for-performance compensation philosophy and program.

Throughout fiscal year 2018, we continued our shareholder engagement and investor outreach program, including an investor day in May 2018 dedicated to reviewing our multi-year strategic plan. We have a proactive investor outreach program, which includes meetings with the investment community, particularly our top 20 investors who collectively represent approximately 66% of our outstanding common stock, to obtain feedback on our progress and strategy as well as executive compensation design, board composition, risk management and other environmental, social, and corporate governance issues. Management also holds conference calls and participates in in-person meetings with investors following our quarterly earnings release as another way to seek feedback and respond to questions from investors about specific matters of importance such as executive compensation design.

Based on feedback received from our largest shareholders, we:

•	Increased the percentage of our NEOs’ long-term incentive awards considered performance-based from 50% in 2017 to 60% in 2018.
•

Removed AOI as a metric under the 2018 Long-Term Incentive Plan and replaced it with 3-year cumulative free cash flow, thus eliminating the redundancy of metrics between annual and long-term incentive plans and creating enhanced focus on a key measure of long-term business success.

•

Replaced the AOI metric under our 2019 short-term incentive plan with adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) to more closely align the metrics which our executives are incentivized on with metrics commonly used by the investor community to measure Company performance relative to other similar companies.

Compensation Philosophy

OBJECTIVE	COMPENSATION DESIGN CRITERIA
Accountability for Business Performance

•   Tie compensation in large part to the Company’s financial and operating performance, so that executives are held accountable for the performance of the business for which they are responsible and for achieving the Company’s Annual Operating Plan.

Accountability for Long-Term Performance	• Include meaningful incentives to create long-term shareholder value while not promoting excessive risk taking.

Competition	• Reflect the competitive marketplace so we can attract, retain, and motivate talented executives throughout the volatility of business cycles.

● ● ●

What are the elements of our NEO compensation packages?

The various elements of compensation paid by the Company are intended to reflect our compensation philosophy and: (i) provide an appropriate level of financial certainty through fixed compensation, (ii) ensure that at least 60% of equity compensation is performance-based, and (iii) create a balance of short-term and long-term incentives.

COMPENSATION ELEMENT	PURPOSE
Base Salary	• Provide financial predictability and stability through fixed compensation that is less than a majority of total compensation at target;

• Provide a salary that is market competitive;

• Promote the retention of executives; and

• Provide fixed compensation that reflects the scope, scale and complexity of the executive’s role.

Short-Term Incentives (Annual Cash Bonus Plan)	• Align management and shareholder interests;

• Provide appropriate incentives to achieve our annual operating plan;

• Provide market competitive cash compensation when targeted performance objectives are met;

• Provide appropriate incentives to exceed targeted results; and

• Pay meaningful incremental cash awards when results exceed target and pay below market cash awards when results are below target.

Long-Term Incentives (Long-Term Incentive Program, or LTIP)	• Align management and long-term shareholder interests;

• Balance the short-term nature of other compensation elements with long-term retention of executive talent;

• Focus our executives on the achievement of long-term strategies and results; and

• Support the growth and operational profitability of the Company.

Employment, Change in Control and Severance Arrangements	• Enable us to attract and retain talented executives;

• Protect Company interests through appropriate post-employment restrictive covenants, including non-competition and non-solicitation;

• When applicable, and if appropriate, ensure management is able to analyze any potential change in control transaction objectively; and

• When applicable, and if appropriate, provide for continuity of management in the event of a change in control.

Other Benefits	• Provide participation in the same benefits programs as our other employees; and

• Limit special benefits and perquisites and use as competitively appropriate and necessary only to attract and retain executive talent.

● ● ●

Important Corporate Governance Policies

Our 2018 executive compensation program was based on a compensation philosophy adopted by our Compensation Committee and reflected the advice of the Compensation Committee’s independent compensation consultant, FW Cook. The Compensation Committee considered the independence of FW Cook under applicable SEC and the Nasdaq Rules, and concluded there was no conflict of interest. The Compensation Committee is guided by the following key principles in determining the compensation structure for our executives:

WHAT WE DO	WHAT WE DON’T DO

✓     Independent compensation consultant — Our Compensation Committee receives advice from an independent compensation consultant, which reports directly to the Compensation Committee and provides no other services to the Company.

✓     Stock ownership guidelines — To further align the long-term interests of our executives and our shareholders, our Board of Directors has established robust stock ownership guidelines applicable to our Directors, CEO, and other NEOs.

✓     Thorough competitive benchmarking — We generally provide target compensation opportunities to our executives in a manner that reflects a competitive marketplace and allows us to attract, retain and motivate talented executives throughout the volatility of business cycles. We endeavor to design the executive compensation packages so that the total target direct compensation falls at or near the median of similarly-situated executives in our peer group (as defined below).

✓     Accountability for long-term performance — We establish meaningful incentives in our executives’ compensation that create long-term shareholder value while not incentivizing excessive risk-taking. In addition, we grant equity to our executives that vest over multiple years to encourage retention and incentivize the executives to create shareholder value.

✓     Pay for performance — We tie compensation to our financial and operating performance so that executives are held accountable through their compensation for achieving our annual operating plan.

✓     Annual shareholder “say-on-pay” vote — Because we value our shareholders’ input on our executive compensation programs, our Board has chosen to provide shareholders with the opportunity each year to vote to approve, on a non-binding, advisory basis, the compensation of the NEOs as described in our annual proxy statement.

X     No tax gross ups — Other than for taxes for the receipt of relocation benefits, which are generally available to all of our relocated employees, and amounts for costs related to reasonable personal expenses associated with attending Company-sponsored events, none of our NEOs receive gross-ups for taxes on personal benefits.

X     No pledging of our stock — Our Directors and executive officers are prohibited from pledging the Company’s stock.

X     No hedging — Our Directors, executive officers and all other employees are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of Company stock ownership.

X     No unapproved trading plans — Our Directors and executive officers are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without the pre-approval of our Chief Legal Officer and/or his designees. Further, Directors and executive officers must seek the approval of our Chief Legal Officer and/or his designees prior to trading.

X     No dividends on equity — We do not pay dividends or dividend equivalents on unearned and unvested performance shares or RSUs.

X     No excessive risk creation — We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse effect on the Company. Our internal audit function and our independent compensation consultant review and assess the risk in our compensation programs annually and then report their findings to the Compensation Committee and Audit Committee at a joint meeting.

✓     Limit perquisites to NEOs — Our NEOs are provided with limited types of perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation philosophy.

X No repricing — We expressly prohibit the repricing of stock options and SARs without shareholder approval. We do not allow cash buyouts for underwater stock options or SARs.

● ● ●

WHAT WE DO

✓     Recoupment of incentive compensation — If we restate our reported financial results for any period beginning after January 1, 2010, our clawback policy allows our Board to seek to recover or cancel any bonus and other awards made to our executive officers that were based on having met or exceeded performance targets that would not have been met or exceeded under our restated financial results.

How does our compensation program support pay-for-performance?

The Compensation Committee annually reviews the total mix of compensation for our NEOs, which includes a significant portion of variable performance-based incentives that are linked to the attainment of critical performance targets and changes in shareholder value. The Compensation Committee believes that each of these elements provides a meaningful reward opportunity to the NEOs, focuses our leadership team on the key drivers of success for the near- and long- term, and therefore supports our short-term and long-term strategic objectives and links realized pay directly to performance.

With respect to our CEO’s compensation, 88% of Mr. Smith’s target compensation was “at risk” in 2018 based on operating performance, relative TSR, and/or changes in stock price while target compensation for our other NEOs in 2018 was 76% “at risk.” The illustration below excludes sign-on bonuses and any one-time equity grants.

What was the total direct compensation for our NEOs during fiscal 2018?

Base Salaries

The Compensation Committee performed its annual review of executive compensation considering external market data, as well as scope of role, individual performance, and internal equity and then determined to adjust the following NEOs’ base salaries during fiscal year 2018:

•

Mr. Bleisch received an increase in his base salary from $500,000 to $550,000 effective February 25, 2018 to recognize the additional duties he assumed when he took on responsibility for the Human Resources, Loss Prevention, and Aviation functions in addition to his role as Chief Legal Officer and Corporate Secretary.

•

Mr. Gannfors received an increase in his base salary from $450,000 to $500,000 effective February 25, 2018 to recognize the additional duties he assumed when he took on responsibility for the Supply Chain function in addition to his role as Executive Vice President, Transformation and Strategic Sourcing.

● ● ●

There were no other changes to any of the other NEOs’ base salaries in fiscal year 2018. For the base salaries of all the NEOs as of December 29, 2018, please refer to the Summary Compensation Table.

2018 Annual Cash Bonus Plan

The Compensation Committee reviewed our 2018 Annual Operating Plan approved by our Board and the key performance measures for our business and decided to retain the general bonus metrics from 2017 when designing our 2018 bonus plan except for the weighting of each of the metrics. The Compensation Committee approved shifting the weighting of the metrics from 80% total Company AOI and 20% total Company net sales to 50% weighting on each. The Compensation Committee believes that the metrics selected for 2018 and the shift in weighting to be critical to the continued stability of the organization with an emphasis on growing top line sales. The increased weighting on the net sales metric focused management on regaining traction on sales growth, which has been our number one priority during the initial phase of our transformation plan. The Compensation Committee focused on net sales and AOI results at the total Company level as we continue to invest in our omnichannel platform. Additionally, the 2018 bonus performance metrics were designed to allow for payouts to be determined within the range of threshold and maximum, with maximum targets reflecting stretch goals that aligned with our 2018 Annual Operating Plan. The 2018 Annual Cash Bonus Plan payout was capped at 150% of target payout as the Compensation Committee believed this cap was market competitive for short-term incentives. Actual payouts were to be based on the level of achievement of the performance metrics subject to the Compensation Committee’s ability to exercise “negative discretion” to decrease payouts if necessary or desirable to give effect to the intent of the plan or the best interests of the Company. Further details on each of these components of the 2018 Annual Cash Bonus Plan are described below.

When designing the 2018 Annual Cash Bonus Plan and when considering whether we have reached the target performance metric for a payout under the 2018 Annual Cash Bonus Plan, the Compensation Committee determined the categories of significant, unplanned and unusual items that would be excluded from AOI, whether the resulting impact was positive or negative, because they distort our operating performance. This practice ensures that our executives will not be unduly influenced in their day-to-day decision-making because they would neither benefit, nor be penalized, as a result of certain unexpected and uncontrollable events or strategic initiatives that may positively or negatively affect the performance metric in the short-term. For 2018, the categories of excludable items included: merger-related expenses; impacts of unplanned acquisitions and divestitures; impacts of change in classification from discontinued operations to continuing operations (and vice versa); restructuring charges; impairment charges related to goodwill, other intangible assets, and long-lived assets (non-cash); and unplanned costs and benefits related to real estate strategy, including, but not limited to lease terminations or facility closure obligations; and other unplanned and unusual adjustments approved by the Compensation Committee.

The total Company net sales goal for fiscal year 2018 was set at a target of $10.600 billion, an increase of $550 million over our 2017 actual total Company net sales of $10.050 billion. This increase was primarily driven by the additional revenue brought on by the CompuCom acquisition in addition to other organic and inorganic growth initiatives included in the 2018 Annual Operating Plan. By increasing the weighting to 50%, equal prominence was given to the net sales and AOI metrics to reinforce management’s priority to growing topline revenue profitably. The total Company AOI target goal for fiscal year 2018 was set at $350 million, a decrease of $101 million below our 2017 actual total Company AOI of $451 million. The decrease from prior year actual results reflected the reset to the business strategy that the new management team put in place and excluded the benefit of continued cost synergy savings from the prior OfficeMax merger which the Company was no longer realizing. The 2018 Annual Operating Plan also reflected the cost of investing in and executing on our new transformation strategy. The maximum total Company AOI goal of $378 million and total company net sales goal of $11.024 billion were intended to be stretch goals and considered to be very challenging to achieve.

The following table summarizes the thresholds, targets, and maximum parameters and actual 2018 performance for each of the applicable metrics selected under the 2018 Annual Cash Bonus Plan:

2018 Total Company Metrics*	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (150% Payout)	2018 Performance
Total Company AOI (50%)	$315 million	$350 million	$378 million	$348 million
Total Company Net Sales (50%)	$10.070 billion	$10.600 billion	$11.024 billion	$10.975 billion

*	Payouts earned for intermediate performance levels are determined using straight line interpolation.

● ● ●

For purposes of determining the level of achievement for each of the bonus metrics under the 2018 Annual Cash Bonus Plan, the Compensation Committee reviewed the applicable financial metrics, as derived from our 2018 audited financial statements approved by the Audit Committee. For fiscal year 2018, the Compensation Committee certified achievement of the AOI and net sales performance results as reflected in the table above. In reviewing the AOI and net sales performance results for purposes of determining final payouts, the Compensation Committee approved a negative adjustment of $1 million to the AOI metric and $39 million to the net sales metric to exclude the impacts of unplanned acquisitions. In addition, the Compensation Committee reduced bonus payouts to NEOs under the 2018 Annual Cash Bonus Plan to 75% of target to reflect underachievement of profit relative to the Company’s most recent investor guidance.

On February 19, 2019, the Compensation Committee authorized bonuses to our NEOs under the 2018 Annual Cash Bonus Plan to be paid at 75% of target, reflecting the adjustments described above.

The threshold, target and maximum payout for each NEO are disclosed in  the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards table below. The actual dollar amounts earned by our NEOs in fiscal year 2018, pursuant to the 2018 Annual Cash Bonus Plan, are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

2018 Long-Term Incentive Program

Our 2018 Long-Term Incentive Program (“2018 LTIP”) includes performance metrics through the end of 2020 based on FCF and TSR relative to our executive compensation peer group. FCF is defined as cash flows from operating activities of continuing operations less capital expenditures. In fiscal year 2018 the Compensation Committee approved a change in metrics to move away from the AOI growth design that the Company had used the previous two years. Taking feedback from investors into consideration, the Compensation Committee determined that removing the redundancy in metrics between the annual and long-term incentive plans would allow management to be measured on another critical financial metric, FCF, which will be integral to the investment in the ongoing transformation of the business and our commitment to continue to strengthen our core business. FCF generation will also provide financial flexibility for future debt repayments and capital returns to shareholders. Going forward, we plan to continue a balanced approach in our capital deployment by addressing our business, shareholders and lenders. Relative TSR remained as a key metric under the 2018 LTIP. In conjunction with the move to FCF, the Compensation Committee also approved increasing the percentage of long-term incentive awards considered performance-based from 50% in fiscal year 2017 to 60% in fiscal year 2018 in an effort to reinforce our pay-for-performance philosophy.

The purpose of our long-term incentive program is to further align the long-term interests of management with those of our shareholders and help retain our key talent. These objectives must be balanced such that successful, high-achieving employees remain motivated and committed even in periods of temporary market downturns or volatility in our performance as well as the periods where we have strategic transactions that create uncertainty. In support of these objectives, the 2018 LTIP award includes both time and performance-based components to promote long-term retention and achievement of key operating objectives, as set forth below:

(1)

Performance Based Equity — 60% of the 2018 LTIP award consists of performance shares (up from 50% in fiscal year 2017), which contain both a performance and service condition, with vesting occurring 100% on March 5, 2021 if the recipient is still employed by the Company, with performance based on the following three-year metrics:

•

Total Shareholder Return — 30% of the 2018 LTIP award is based on TSR for the Company relative to the peer group (defined below) for the performance period beginning on March 5, 2018 and ending on March 5, 2021; and

•	Free Cash Flow — 30% of the 2018 LTIP award is based on Total Company FCF for the three cumulative fiscal years beginning on December 31, 2017 and ending on December 26, 2020.

(2)

Time Based Equity — 40% of the 2018 LTIP award consists of RSUs (down from 50% in fiscal year 2017), which contain a service condition, with vesting occurring in three equal annual installments if the recipient is still employed by the Company on each applicable vesting date.

● ● ●

The Compensation Committee approved the following target awards to be granted to the NEOs under the 2018 LTIP:

Name	PSU Target Awards (#)	PSU Target Value ($)	RSU Award (#)	RSU Value ($)
Gerry P. Smith	1,645,744	$3,900,000	1,145,374	$2,600,000
Joseph T. Lower	379,787	$900,000	264,317	$600,000
N. David Bleisch	379,787	$900,000	264,317	$600,000
Steve Calkins	316,489	$750,000	220,264	$500,000
Jerri L. DeVard	379,787	$900,000	264,317	$600,000

The 2018 LTIP performance metrics are designed to allow for payouts to be determined within the range of threshold and maximum. The 2018 LTIP payout is capped at 200% of target payout for both the TSR and FCF metrics as the Compensation Committee believes these caps are market competitive for long-term incentives. The increase in the payout maximum for the TSR awards from 150% in fiscal year 2017 to 200% in fiscal year 2018 was primarily done to match the maximum payout on the FCF awards. Actual share counts granted to our NEOs are derived from the grant date fair value used for accounting purposes and as such, an increase in the payout maximum for the TSR awards from 150% to 200% results in fewer shares being granted due to a higher grant date fair value. Actual payout on the FCF metric is also subject to the Compensation Committee’s ability to exercise negative discretion to decrease such payout if such incentive is not, in the Compensation Committee’s opinion, appropriately earned or should not be paid.

When considering the attainment level reached for payout of the FCF awards under the 2018 LTIP, the Compensation Committee, when designing the 2018 LTIP, determined the categories of significant, unplanned and unusual items that would be excluded from FCF, whether the resulting impact was positive or negative, because they distort our operating performance. This practice ensures that our executives will not be unduly influenced in their day-to-day decision-making because they would neither benefit, nor be penalized, as a result of certain unexpected and uncontrollable events or strategic initiatives that may positively or negatively affect the performance metric in the long-term. For fiscal year 2018, the categories of excludable items included: merger-related expenses; impacts of unplanned acquisitions and divestitures; impacts of change in classification from discontinued operations to continuing operations (and vice versa); restructuring charges; and unplanned costs and benefits related to real estate strategy, including, but not limited to lease terminations or facility closure obligations; and other unplanned and unusual adjustments approved by the Compensation Committee.

The Compensation Committee set the following thresholds, targets, and maximum parameters for each of the applicable metrics selected under the 2018 LTIP:

Total Shareholder Return (as compared to peer group)*	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (100% Payout)**	Maximum Parameter (200% Payout)**
Company TSR is Positive	30th percentile	50th percentile	N/A	90th percentile
Company TSR is Negative	30th percentile	50th percentile	70th percentile	N/A

Total Company FCF*	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (200% Payout)	Actual Performance
2018-2020 FCF	$800 million	$1.0 billion	$1.2 billion	TBD

*	Payouts earned for intermediate performance levels are determined using straight line interpolation.
**

Payouts for achievement of negative company TSR are capped at 100% payout regardless of percentile achievement relative to the comparative peer group. Payouts for achievement of positive Company TSR are capped at 200% payout. A six (6) times value cap will also be applied if applicable.

2017 Long-Term Incentive Program

For purposes of determining the level of achievement for the 2018 AOI metric under the 2017 Plan, the Compensation Committee reviewed the applicable financial metrics, as derived ultimately from our 2018 audited financial statements

● ● ●

approved by the Audit Committee and determined that the threshold achievement of $418 million was not met resulting in 0% achievement for 2018 AOI under the 2017 Plan. The Compensation Committee set the 2019 AOI target at $358 million based on the pre-established goal of 3% above 2018 actual results. TSR performance is not determinable until the completion of the three-year TSR performance period ending December 28, 2019. Further information on the 2017 Plan design is included in our Proxy Statement filed with the SEC on March 19, 2018.

Total Company AOI*	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (200% Payout)	Actual Performance	Certified Achievement Percentage
2017 AOI (33.3%)	$450 million	$500 million	$700 million	$451 million	51%
2018 AOI (33.3%)	$418 million	$465 million	$650 million	$348 million	0%
2019 AOI (33.4%)	$323 million	$358 million	$502 million	TBD	TBD

*	Payouts earned for intermediate performance levels are determined using straight line interpolation.

2016 Long-Term Incentive Program Results

The following tables show the results for the three-year performance period which was completed on December 29, 2018 for the performance shares under the 2016 Long-Term Incentive Program (“2016 LTIP”). The performance measures, each 50% weighted, were AOI and TSR. The performance shares also had a threshold gate that was used for purposes of meeting the Code Section 162(m) performance-based exemption. The Compensation Committee certified in 2017 that for the nine-month period consisting of the last three quarters of fiscal 2016, the EBITDA threshold gate of $250 million for the 2016 LTIP was achieved based on EBITDA performance of $474 million for such period. With respect to the performance shares based on 2016 AOI, the Compensation Committee approved achievement of $471 million, in excess of the target of $447 million, and then set the 2017 AOI target at $470 million based on the pre-established goal of 3% above fiscal year 2016 actual results, excluding the impact of the 53rd week. In February 2018, the Compensation Committee approved 2017 AOI of $451 million, below the target of $470 million and then set the 2018 AOI target at $464.5 million based on the pre-established goal of 3% above fiscal year 2017 actual results. In February 2019, the Compensation Committee determined that the threshold level of achievement of $418 million for 2018 AOI under the 2016 LTIP was not met which resulted in 0% achievement. In February 2019, the Compensation Committee also approved the final combined payout for the 2016 LTIP award tied to AOI performance at 65% which reflected the average of the achievement percentages for the 3 years ended December 29, 2018 as shown in the following table.

Total Company AOI*	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (200% Payout)	Actual Performance	Certified Achievement Percentage
2016 AOI (33.3%)	$402 million	$447 million	$626 million	$471 million	114%
2017 AOI (33.3%)	$423 million	$470 million	$658 million	$451 million	80%
2018 AOI (33.4%)	$418 million	$465 million	$650 million	$348 million	0%
				Payout	65%

*	Payouts earned for intermediate performance levels are determined using straight line interpolation.

For the 2016 LTIP awards tied to TSR, the Compensation Committee received external certification from AON Radford for TSR results compared to the predetermined peer group which showed a TSR of ($14.94) resulting in a ranking at the 42nd percentile. In February 2019, the Compensation Committee certified the relative payout at 80% as reflected in the table that follows. Further information on the 2016 LTIP design is included in our Proxy Statement filed with the SEC on June 9, 2017.

Total Shareholder Return (as compared to peer group)*	Threshold Parameter (50% Payout)	Maximum Parameter (100% Payout)	Percentile Achieved	Payout
Company TSR is Negative	30th percentile	50th percentile	42nd Percentile	80%

● ● ●

Termination Payments to Mr. Hare

In connection with Mr. Hare’s separation and conditioned upon his execution of a general release agreement, Mr. Hare received a severance payment of $1,138,724 on April 20, 2018, calculated according to the terms of his employment letter agreement. Mr. Hare is also entitled to a pro-rated payment under our 2018 Annual Incentive Plan based on our actual performance, with proration based on the number of days completed in the 2018 fiscal year relative to the total number of days in the 2018 fiscal year. For a detailed description of Mr. Hare’s employment letter agreement, please see the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 63.

New Hire Equity Award to Mr. Lower

In connection with hiring Mr. Lower as Executive Vice President, Chief Financial Officer, effective January 8, 2018, the Company entered into a letter agreement, which set forth the terms of Mr. Lower’s employment with the Company. In addition to the normal components of pay such as his base salary, annual bonus opportunity, long-term incentive compensation, and severance protection (all of which is discussed in more detail in the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 63), Mr. Lower was granted a new hire sign-on equity award with a value of $2,000,000. The award was in the form of time vested restricted stock, with vesting occurring in one-third installments on each of the first three anniversaries of the grant date as long as Mr. Lower is continuously employed by the Company through each anniversary date. This new hire inducement equity award was made by the Compensation Committee after consulting with FW Cook regarding market custom and practice for such an award. In making the award, the Compensation Committee concluded that the award was reasonable and necessary to hire Mr.  Lower and that the award was in line with market practice.

Executive Compensation Process and Governance

What is the role of the independent compensation consultant?

Since 2013, the Compensation Committee engaged FW Cook, a compensation consulting firm, as its independent advisor with respect to executive compensation. At the request of the Compensation Committee, FW Cook periodically works with management to develop an understanding of Office Depot’s pay policies and practices and to facilitate the development of Office Depot’s executive compensation strategies and determination of appropriate compensation levels. In fiscal year 2018, FW Cook provided the following services to the Compensation Committee: review and feedback on the CEO compensation model; preparation and delivery of a report on the Company’s non-employee director compensation; review and feedback on committee membership retainers; advice on setting annual compensation for executives based on Company performance and peer group benchmarking; advice on the design of the annual awards under the short and long-term incentive plans; review of Office Depot’s executive compensation disclosure and discussion of best practices for such disclosure; development of executive compensation policies and practices; review of Office Depot’s peer group; advice on compensation issues raised; and assistance with the preparation for certain Compensation Committee meetings.

The Compensation Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from management and the Compensation Committee’s own individual experiences and judgment to arrive at the proper alignment of compensation philosophy, programs, and practices. The CEO, CFO and the Executive Vice President, Chief Legal & Administrative Officer, and Corporate Secretary work with the Compensation Committee to provide perspectives on reward strategies and how to align those strategies with Office Depot’s business and management retention goals. They provided feedback and insights into the effectiveness of Office Depot’s compensation programs and practices. The Compensation Committee looked to the legal and human resources departments for advice in the design and implementation of compensation plans, programs, and practices. In addition, the CEO, the Executive Vice President, Chief Legal & Administrative Officer, and Corporate Secretary, and certain other members of the human resources and legal departments often attended portions of Compensation Committee meetings to participate in the presentation of materials and to discuss management’s point of view regarding compensation issues.

● ● ●

What was the process used to determine executive compensation in fiscal year 2018?

The Compensation Committee generally kept executive compensation in fiscal year 2018 consistent with executive compensation in fiscal year 2017 with a few adjustments described above. The Compensation Committee continued to engage FW Cook as its independent compensation consultant to assist the Compensation Committee with its annual review of executive compensation matters, including:

•	Overall compensation philosophy;

•	Peer group construction and member companies;

•	Design of our short-term and long-term incentive programs;

•	Risk analysis of our incentive plans;

•	Executive compensation determination;

•	Executive compensation disclosure and discussion of best practices for such disclosure; and

•	Benchmarking of certain policies and practices, including director and executive stock ownership guidelines.

Members of management, including the CEO, provided input to the Compensation Committee regarding executive compensation for the NEOs (other than himself). Management provided input for the Compensation Committee’s consideration regarding the performance metrics for our 2018 Annual Cash Bonus Plan and 2018 LTIP.

How is peer group data used by the Compensation Committee?

The Compensation Committee believes benchmarking is a useful method to gauge both the compensation level and compensation mix for executives within competitive job markets that are relevant to the Company. The Compensation Committee generally reviews data gathered from the proxy statements of our peer group (as defined below) as well as industry surveys for benchmarking purposes in its review and analysis of base salaries, bonuses, long-term incentives, and benefits/perquisites to establish our executive compensation program.

The peer group was developed based on the following criteria:

•	Initial selection focused on companies in the following Global Industry Classification Standard code (“GICS”):

•	Capital Goods;

•	Commercial & Professional Services;

•	Food & Staples Retailing;

•	Retail; and

•	Technology Hardware & Equipment.

•	Companies within the selected GICS were then screened further based on the following additional criteria:

•	One-third to three times our pro-forma revenue;

•	Up to five times our recent market cap;

•	Similar operating margin;

•	Similar business model, including product lines, multi-channel retailing, business-to-business distributor, and/or business-to-business services presence; and

•	Prevalent “peer of peers.”

● ● ●

Companies selected for the peer group were required to have a significant number of the characteristics described above, but not necessarily all of them. Judgment was used to ensure that the median revenue of the group remained reasonable and to create a balanced mix of retailers, distributors, and service companies.

Peer group data is generally reviewed annually to determine if modifications to the peer group or the criteria used to determine the peer group are necessary. In July 2017, FW Cook recommended to the Compensation Committee a peer group of 21 companies. In July 2018, FW Cook performed a limited review of the Company’s current peers to minimize unnecessary year-over-year volatility in the competitive data. Other than to remove Staples due to its acquisition by Sycamore Partners in September 2017 (compensation data no longer publicly available), FW Cook did not believe a change to any of the current peers was necessary and felt the current peer group accurately reflected the balanced mix of companies based on the criteria above. The Compensation Committee approved the current peer group, except for Staples, and recommended the peer group to the Board, which also approved it. As of December 31, 2018, the Company’s revenue ranked near the median of the peer group and market capitalization ranked near the 25th percentile.

The companies listed below represent the revised peer group, all of which were included as peers in our 2017 Proxy Statement:

Arrow Electronics, Inc.	CDW Corporation	J.C. Penny Company, Inc.
Avnet, Inc.	Dick’s Sporting Goods, Inc.	Kohl’s Corporation
Barnes & Noble, Inc.	Dollar General Corporation	Macy’s, Inc.
Bed Bath & Beyond Inc.	Essendant, Inc.	R.R. Donnelley & Sons Company
Best Buy Co., Inc.	Genuine Parts Company	Veritiv
Big Lots, Inc.	HD Supply	W.W. Grainger
Casey’s General Stores, Inc.	Insight Enterprises, Inc.

Performance awards that use relative TSR as a performance criterion will continue to use the peer group that was approved at the time of the grant of the awards, with adjustments to the peer group only as specified in the applicable award agreement.

In addition to the benchmarking results, the Compensation Committee generally considers the following in making executive compensation decisions:

•	Our financial performance and the financial performance of the peer group when setting executive compensation;

•	Individual performance, tenure, and responsibilities in the executive’s current position;

•	Internal parity among executive officers;

•	Target total direct compensation structures (i.e., sum of salary, annual bonus, and cash and equity awards);

•	Variable compensation program design; and/or

•	Benefit and perquisite offerings.

When making compensation decisions, the Compensation Committee not only considers each element of compensation individually (i.e. base salary, short-term incentives, and long-term incentives), but also considers the target total direct compensation and mix of compensation paid to the NEOs. The Compensation Committee also considers strategic business decisions when developing and approving the compensation program.

Does the Compensation Committee take tax and accounting consequences into account when designing executive compensation?

Code Section 162(m) generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or other NEOs (and beginning in 2018, certain former NEOs). Prior to the Act, certain compensation was specifically exempt from the deduction limit to the extent that it was “performance-based” as previously defined in Code Section 162(m). As a result of the Act, the exemption for performance-based compensation was repealed effective for tax years beginning after December 31, 2017, and the number of employees who will be considered “covered employees” subject to the Section 162(m) limit has been expanded to include the CFO (who was

● ● ●

previously excluded) and certain former NEOs. As a result of these changes, compensation in excess of $1 million paid to NEOs covered by Code Section 162(m)’s deduction limit will not be deductible in 2018 or future years unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and not materially modified on or after such date. Due to the uncertainties of the scope of the transition relief, however, there are no assurances that any compensation paid to our covered employees will be or will remain exempt from Code Section 162(m)’s deduction limit. The Compensation Committee historically strived to structure NEO compensation to be exempt from the deductibility limits set forth in Code Section 162(m) whenever possible, including by structuring awards to fit within the performance-based compensation exemption. With the recent changes to Code Section 162(m) and the elimination of the performance-based compensation exemption, more NEO compensation is likely to exceed the Code Section 162(m) limit. The Compensation Committee believes that tax deductibility is but one factor to consider in developing an appropriate compensation package for executives. As such, the Compensation Committee reserves and will exercise its discretion in this area to design a compensation program that serves the long-term interests of the Company, but which may not qualify for tax deductibility under Code Section 162(m).

In addition to Code Section 162(m), the Compensation Committee considers other tax and accounting provisions in developing the pay programs for the NEOs, including:

•	The special rules applicable to fair value based methods of accounting for stock compensation; and

•	The overall income tax rules applicable to various forms of compensation.

While the Compensation Committee generally tries to compensate the NEOs in a manner that produces favorable tax and accounting treatment, the main objective is to develop fair and equitable compensation arrangements that appropriately incentivize, reward, and retain the NEOs and aligns our performance goals with shareholder returns.

Share usage requirements and resulting potential shareholder dilution from equity compensation awards is also considered by the Compensation Committee in determining the size of long-term incentive grants.

Why do we have employment letter agreements and change of control agreements with our NEOs?

The Compensation Committee believes that employment letter agreements and change in control agreements are necessary to attract and retain qualified executives. Our letter agreements with our NEOs generally set forth the terms of the officer’s employment with Office Depot and also promise severance benefits if the officer is terminated without cause or, in some cases, for good reason, not in connection with a change in control (“CIC”). The retention of key management is essential to and in our and our shareholders’ best interests. The Compensation Committee believes reasonable severance benefits help ensure the continued dedication and efforts of management without undue concern for or distraction by their personal, financial and employment security.

Similarly, the Compensation Committee believes that CIC agreements effectively motivate executives to remain engaged and strive to create shareholder value in the event Office Depot becomes an acquisition target or is targeting another company for acquisition, despite the risk of job loss or the loss of equity vesting opportunity. In addition, these severance and CIC arrangements are necessary to attract and retain qualified executives who may have other job alternatives that may appear to them to be less risky absent these arrangements, and these arrangements are particularly important to Office Depot given the high levels of competition for executive talent in the retail sector.

We have an Executive Change in Control Severance Plan (the “CIC Plan”) pursuant to which we will provide certain severance pay and other benefits to key executives, including the NEOs, who are viewed by us as critical to the continued leadership of the Company in the event of a CIC. The use of a planned approach provides many benefits when compared to entering into individual change in control agreements with each NEO. In most instances, this method ensures consistent terms and provisions and allows us flexibility to amend or change our practices in response to market trends and best practices. The CIC Plan includes features considered to be best practices, including a double trigger for CIC benefits.

● ● ●

Our letter agreements and the CIC Plan generally require the NEO to sign a release of claims and to abide by certain confidentiality, non-solicitation, non-compete and related restrictive covenants as a condition of receiving severance payments.

For a detailed description of our CIC Plan and our letter agreements with our NEOs, please see the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 63.

What types of perquisites are NEOs eligible to receive?

We provide the NEOs with a set of core benefits that are generally available to our other full-time employees (e.g., coverage for medical, dental, vision care, prescription drugs, annual physical, and basic life insurance and long-term disability coverage), plus voluntary benefits that a NEO may select (e.g., supplemental life insurance).

In addition, we have a matching contribution to the 401(k) Plan for all participants, including the NEOs, which is equal to 50% of employee deferrals on the first 6% of eligible earnings (up to plan limits). The Compensation Committee believes it is important to offer a benefit of this nature to further motivate and retain employees.

Consistent with the peer group and the current trend in executive compensation, we limit the perquisites provided to our NEOs. Other than the car allowances, financial planning services, and executive physicals provided to our NEOs, perquisites are reserved for the attraction and retention of executive talent and to allow NEOs to efficiently handle the responsibilities of their position. Our current Company Aircraft Use Policy states that personal use of the Company-leased aircraft shall be prohibited except in extenuating circumstances, and in such circumstances shall be permitted only upon prior written approval by the chair of the Compensation Committee.

Do the Compensation and Audit Committees review incentive programs to ensure that they do not encourage excessive risk-taking?

The Compensation and Audit Committees jointly meet annually to review a report prepared by our Internal Audit Department upon such Department’s review of the design of each of the incentive programs for the Company’s regions, certain classifications of employees and business lines, and other relevant programs. Such report assesses whether or not any inappropriate actions had been taken under such programs or whether such programs had any features to incentivize risk-taking. In addition, our independent compensation consultant also reviews and assesses the risk in our compensation programs. The Compensation and Audit Committees jointly reported to the Board that they do not believe that any aspects of the 2018 compensation program encouraged the NEOs to take unnecessary and excessive risks.

Additionally, the financial goals set forth in the corporate annual cash bonus plan and the long-term incentive program are based upon performance targets that the Compensation Committee believes are attainable without the need to take inappropriate risks or make material changes to our business or strategy. Furthermore, the 2018 LTIP awards vest over a three-year period to encourage a longer-term perspective. Finally, the equity component of our compensation program, including the addition of the TSR metric in the 2018 LTIP, coupled with our stock ownership guidelines, align executive and long-term shareholder interests because value is linked to changes in our stock price.

Does the Board have a clawback policy for bonuses and awards paid to NEOs in the event we restate our financial results?

In February 2010, the Board adopted a policy for recoupment of incentive compensation (the “clawback policy”). The clawback policy provides that if we restate our reported financial results for any period beginning after January 1, 2010, the Board will review the bonus and other awards made to executive officers based on financial results during the period subject to the restatement. To the extent practicable and in the best interests of shareholders, the Board may seek to recover or cancel any such awards that were based on having met or exceeded performance targets that would not have been met or exceeded under the restated financial results.

● ● ●

Are there any restrictions on the ability of our NEOs to engage in transactions involving our stock?

In February 2011, the Board adopted an anti-hedging policy that prohibits hedging transactions with respect to Company securities and derivatives by our Directors, executive officers and all other employees. Furthermore, in October 2014, the Board adopted an anti-pledging policy that prohibits our Directors and executive officers from using Company stock as collateral for any borrowing.

Are the NEOs subject to any minimum requirements regarding ownership of our stock?

The Compensation Committee believes that the NEOs should maintain a meaningful equity interest in the Company through the ownership of stock. As such, the following stock ownership guidelines are in place for our NEOs still employed by the Company:

Position	Stock Ownership Requirement
CEO	6x annual base salary
All other NEOs	3x annual base salary

Our stock ownership guidelines are reviewed annually and are robust and continue to reflect current corporate governance trends. We require that all NEOs satisfy the ownership requirement by holding Company stock equal to a multiple of base salary rather than as a fixed number of shares. This requires NEOs to hold more shares in the event that our stock price decreases. Our CEO and NEOs are only permitted to sell stock before meeting the ownership requirements if they retain 50% of the net shares (after shares are disposed of to pay for taxes and acquisition), which is in line with peer group practice. The type of equity considered for purposes of determining compliance with the stock ownership guidelines is equity that is earned or vested, which is defined as the following:

•	Shares held outright (including restricted stock for which the restrictions have lapsed and shares purchased on the open market);

•	Vested RSUs that have been deferred for tax purposes; and

•	Shares held in 401(k) accounts.

The current guidelines are considered competitive according to the market data provided by FW Cook. The Compensation Committee annually reviews each NEO’s progress toward meeting the ownership guidelines.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Campbell, Mr. Marino, Ms. Ruiz de Luzuriaga and Mr. Travis served as members of the Compensation Committee in fiscal year 2018. None of such committee members (i) was, during fiscal year 2018, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the SEC. No executive officer of the Company served as an executive officer, director or member of a compensation committee of any other entity of which an executive officer or director of such entity is a member of the Compensation Committee of the Company or the Company’s Board of Directors.

● ● ●

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

V. James Marino (Chair)

Kristin A. Campbell

Francesca Ruiz de Luzuriaga

Nigel Travis

COMPENSATION PROGRAMS RISK ASSESSMENT

In February 2019, the Compensation Committee, in a joint meeting with the Audit Committee, assessed our 2018 compensation programs and practices and concluded that such programs and practices do not create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee’s independent compensation consultant also reviews and assesses the risk in our compensation programs.

We conducted a risk assessment that included a detailed qualitative and quantitative analysis of our compensation programs to which employees at all levels of the organization may participate, including the NEOs. The Compensation Committee also considers how the design of our compensation programs compares to compensation programs maintained by our peer companies. Based on our risk assessment, and the reviews done by the independent compensation consultant and the Compensation and Audit Committees jointly, the Compensation Committee believes that our 2018 compensation programs have been appropriately designed to attract and retain talent and properly incentivize employees to act in the best interests of Office Depot.

We have programs and features that are designed to ensure that our employees, including the NEOs, are not encouraged to take unnecessary risks in managing our business, including:

•

Oversight of compensation programs (or components of programs) by the Compensation Committee and by a broad-based group of functions within the Company, including the Human Resources, Legal, and Internal Audit Departments;

•	Discretion provided to the Compensation Committee (including negative discretion) to set targets, monitor performance, and determine final incentive award payouts;

•	A variety of programs that provide focus on both short-and long-term goals and that provide a balanced mixture of cash and equity compensation;

•	Incentives focused primarily on the use of financial metrics based on our annual operating plan which is approved by the Board;

•	Multi-year service-based vesting conditions with respect to equity-based awards;

•	Adoption of a total shareholder return metric under the long-term incentive program;

•	Rigorous stock ownership guidelines; and

•	An incentive pay recoupment policy which provides for recoupment of incentive compensation in the event of a financial restatement.

We periodically monitor our incentive programs throughout the year to ensure that such programs do not encourage undue risk taking and appropriately balance risk and reward consistent with our enterprise risk management efforts.

● ● ●

SUMMARY COMPENSATION TABLE

Summary Compensation Table for Fiscal Years 2016 - 2018
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Named Officers and Principal Positions	Year	(1) Salary ($)	Bonus ($)	(2) Stock Awards ($)	Option Awards ($)	(3) Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	(4) All Other Compensation ($)	Total ($)
Gerry P. Smith Chief Executive Officer	2018	$1,100,000	$-	$6,499,999	$-	$1,237,500	$-	$85,221	$8,922,720
	2017	$930,769	$1,200,000	$10,015,929	$2,999,999	$781,846	$-	$837,911	$16,766,455
Joseph T. Lower Executive Vice President and Chief Financial Officer	2018	$588,461	$-	$3,385,293	$-	$353,077	$-	$32,672	$4,359,503
Stephen E. Hare Former, Executive Vice President and Chief Financial Officer	2018	$167,308	$-	$-	$-	$106,659	$-	$1,153,339	$1,427,305
	2017	$750,000	$-	$1,905,048	$-	$357,000	$-	$36,700	$3,048,748
	2016	$764,423	$-	$2,932,013	$-	$669,252	$-	$55,848	$4,421,536
N. David Bleisch Executive Vice President, Chief Legal & Administrative Officer, and Corporate Secretary	2018	$542,308	$-	$1,500,000	$-	$305,048	$-	$20,831	$2,368,186
Steve Calkins President, Business Solutions Division	2018	$575,000	$-	$1,249,999	$-	$323,437	$-	$60,479	$2,208,915
	2017	$546,154	$-	$952,526	$-	$229,385	$-	$36,700	$1,764,764
Jerri L. DeVard Executive Vice President, Chief Customer Officer	2018	$575,000	$-	$1,500,000	$-	$323,437	$-	$36,850	$2,435,287

(1)

Column (c) is used to record salary amounts that include cash compensation earned by each NEO during fiscal years 2018, 2017, and 2016 as well as any amounts earned in those years but contributed into an NEO’s Office Depot 401(k) Plan at the election of the NEO.

(2)

The dollar amounts in columns (e) and (f) reflect the aggregate grant date fair value of equity awards granted within the fiscal year under the 2017 Plan, in accordance with FASB ASC Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual value that will be recognized as income by each of the NEOs when received. Assumptions used in the calculation of these award amounts are included in Notes 1 and 14 to the consolidated financial statements included in our 2018 Annual Report. For 2018, the aggregate grant date fair value of equity awards reported in column (e) reflects the grant date fair value of performance-based stock units plus the grant date fair value of time-vested restricted stock units granted to the NEOs. The grant date fair value of the performance-based stock units at the maximum level of achievement is $5,850,000 for Mr. Smith, $1,350,000 for Messrs. Lower, Bleisch and Ms. DeVard, and $1,125,000 for Mr. Calkins.

(3)

The amounts in column (g) for fiscal year 2018 reflect cash awards earned under the 2018 Annual Cash Bonus Plan, which is previously discussed in more detail under the section entitled “2018 Annual Cash Bonus Plan.” The amounts reported for fiscal year 2018 was based on fiscal year 2018 performance and was paid to all of the NEOs in March 2019.

(4)

The dollar amounts in column (i) summarize the amounts included in the “Other Compensation Table for Fiscal Year 2018” that follows, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs during fiscal year 2018. For purposes of computing the dollar amounts of the items listed in the Other Compensation Table, except as otherwise noted, the actual incremental costs to the Company of providing the perquisites and other personal benefits to the NEOs was used. Each perquisite and other personal benefits included in the Other Compensation Table that follows is described in more detail in the narratives immediately following the table.

● ● ●

OTHER COMPENSATION TABLE FOR FISCAL YEAR 2018

Other Compensation Table for Fiscal Year 2018
Summary Compensation Table, Column (i) Components
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Named Officers	(1) Car Allowance	(2) 401k Match	Personal Aircraft Usage	(3) Relocation	(4) Financial Planning	(5) Other	Total

Gerry Smith	$25,000	$8,250	$-	$51,971	$-	$-	$85,221

Joe Lower	$15,300	$5,192	$-	$-	$12,180	$-	$32,672

Stephen Hare	$3,480	$8,250	$-	$-	$2,885	$1,138,724	$1,153,339

David Bleisch	$15,600	$5,231	$-	$-	$-	$-	$20,831

Steve Calkins	$15,600	$8,250	$-	$-	$13,000	$23,629	$60,479

Jerri DeVard	$15,600	$8,250	$-	$-	$13,000	$-	$36,850

(1)	Column (b) reflects the car allowance of each NEO during fiscal year 2018 as part of the Executive Car Allowance Program.

(2)

Column (c) reflects the cost of matching contributions under Office Depot’s 401(k) Plan of up to 3% of eligible compensation for the fiscal year 2018 up to the IRS annual compensation limits of $275,000.

(3)

Column (e) reflects amounts earned by the NEOs in fiscal year 2018 for payments made to the NEOs and to third parties on behalf of the NEOs for non-qualified (taxable) and qualified (non-taxable) expenses associated with Office Depot’s Executive Relocation Program. These amounts include $51,971 and $18,712 in tax gross-ups related to the relocation payments for Mr. Smith.

(4)

Column (f) reflects amounts earned by the NEOs in fiscal year 2018 for payments made to third parties on behalf of the NEOs for financial planning services incurred during fiscal year 2018. Amounts incurred are taxable to the NEOs.

(5)

Column (g) represents the value of all other perquisites and benefits received by the NEOs during fiscal year 2018. For Mr. Hare, this amount reflects severance in connection with his separation of service with Office Depot during fiscal year 2018. Additional details related to the severance earned by Mr. Hare can be found in the section entitled “Summary of Executive Agreements and Potential Payments Upon Termination or Change in Control” beginning on page 63. The amount earned for Mr. Calkins includes costs of $23,629 related to personal expenses associated with both he and his spouse attending a company-sponsored event, of which $5,754 is the related tax gross-up.

● ● ●

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2018

Grants of Plan-Based Awards in Fiscal Year 2018
(a)	(b)	(c-e)			(f-h)			(i)	(j)	(k)	(l)
Named Officers	Grant Date	(1) Estimated Future Payouts Under Non-Equity Incentive Plan Awards			(2) Estimated Future Payouts Under Equity Incentive Plan Awards			(3) All Other Stock Awards: Number of Shares / Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	(4) Grant Date Fair Value

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gerry Smith		$825,000	$1,650,000	$2,475,000
	3/5/2018				373,563	747,126	1,494,252				$1,949,999
	3/5/2018				449,309	898,618	1,797,236				$1,950,001
	3/5/2018							1,145,374			$2,599,999
Joe Lower		$240,000	$480,000	$720,000
	1/8/2018							588,235			$1,885,293
	3/5/2018				86,207	172,414	344,828				$450,001
	3/5/2018				103,687	207,373	414,746				$449,999
	3/5/2018							264,317			$600,000
Stephen Hare		$318,750	$637,500	$956,250
David Bleisch		$206,250	$412,500	$618,750
	3/5/2018				86,207	172,414	344,828				$450,001
	3/5/2018				103,687	207,373	414,746				$449,999
	3/5/2018							264,317			$600,000
Steve Calkins		$215,625	$431,250	$646,875
	3/5/2018				71,839	143,678	287,356				$375,000
	3/5/2018				86,406	172,811	345,622				$375,000
	3/5/2018							220,264			$499,999
Jerri DeVard		$215,625	$431,250	$646,875
	3/5/2018				86,207	172,414	344,828				$450,001
	3/5/2018				103,687	207,373	414,746				$449,999
	3/5/2018							264,317			$600,000

(1)         Column (c) reflects the minimum payments each NEO could expect to receive if Office Depot reached at least its threshold performance goal set by the Compensation Committee in fiscal year 2018 under the 2018 Annual Cash Bonus Plan. Threshold was set at 50% of target for all NEOs. The financial performance goal was targeted to pay out at 100% upon achievement with a maximum payout of 150% of target to be paid if target was exceeded. Column (d) reflects the target payments each NEO could expect to receive if Office Depot reached its target performance goals in fiscal year 2018 under the 2018 Annual Cash Bonus Plan. Each NEO’s target annual bonus is expressed as a percentage of such officer’s bonus eligible earnings. For fiscal year 2018, the target bonus percentage was 150% of bonus eligible earnings for Mr. Smith, 80% for Mr. Lower, 85% for Mr. Hare, 75% for Messrs. Bleisch and Calkins and 75% for Ms. DeVard. Column (e) reflects the maximum payout each NEO could expect to receive if target was exceeded. Performance below threshold would result in no bonus being paid. See the section entitled “2018 Annual Cash Bonus Plan” beginning on page 47 for additional details.

(2)         Columns (f) through (h) reflect the threshold, target and maximum payouts for PSUs granted pursuant to the 2017 Plan. NEOs will be eligible to earn all or a portion or an amount in excess of their target share award based on Office Depot’s performance relative to the metrics established by the Compensation Committee for fiscal year 2018. In addition to Office Depot satisfying at least the threshold performance condition under each of the metrics, NEOs must also satisfy the service condition to become vested in their eligible award by remaining continuously employed by Office Depot from the date of grant until the vesting date. Further description of the NEO’s 2018 long-term incentive award is discussed in the section entitled “2018 Long-Term Incentive Program” beginning on page 48.

(3)        Column (i) represents time-vested RSUs granted pursuant to the 2017 Plan. The RSUs granted to Mr. Lower in connection with commencement of employment with Office Depot will vest one-third on each of January 8, 2019, January 8, 2020, and January 8, 2021. RSUs granted to the respective NEOs on March 5, 2018 will vest one-third on each of March 5, 2019, March 5, 2020, and March 5, 2021. Under the plan vesting provisions, awards granted will vest provided that each NEO is continuously employed by Office Depot from the grant date until each such vesting date.

(4)        Column (l) is computed in accordance with FASB ASC Topic 718 for stock-based compensation. See Notes 1 and 14 of the consolidated financial statements in our 2018 Annual Report regarding assumptions underlying the valuation of equity awards. These amounts do not correspond to the actual value that will be recognized as income by each of the NEOs when received.

● ● ●

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards						Stock Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gerry Smith	455,166	(1)	910,332		$4.45	2/27/27
							1,145,374	(2)	$2,886,342	1,645,744	(2)	$4,147,275
							437,638	(3)	$1,102,848	709,615	(3)	$1,788,230
							674,158	(4)	$1,698,878
Joe Lower							264,317	(2)	$666,079	379,787	(2)	$957,063
							588,235	(5)	$1,482,352
Stephen Hare	500,000	(6)			$5.35	3/21/19
David Bleisch							264,317	(2)	$666,079	379,787	(2)	$957,063
							38,760	(7)	$97,675
Steve Calkins							220,264	(2)	$555,065	316,489	(2)	$797,552
							72,940	(3)	$183,809	118,269	(3)	$298,038
							169,971	(8)	$428,327
Jerri DeVard							264,317	(2)	$666,079	379,787	(2)	$957,063
							44,346	(9)	$111,752

(1)

Represents a grant of non-qualified stock options awarded to Mr. Smith on February 27, 2017 under the 2015 Plan in connection with commencement of employment with Office Depot. These options vest in three equal installments on the first, second and third anniversaries of the grant date so long as the NEO is continuously employed through those dates.

(2)

On March 5, 2018, all NEOs were granted a long-term incentive award as part of the 2018 long-term incentive program. Column (g) reflects the number of time-vested RSUs each NEO received. The RSUs vest in three equal installments on March 5, 2019, March 5, 2020 and March 5, 2021. Column (i) reflects the number of PSUs each NEO received. All PSUs cliff vest in one lump sum on March 5, 2021. Both awards of RSUs and PSUs require continued service through each vest date. For additional information related to awards granted in fiscal year 2018, see the section entitled “2018 Long-Term Incentive Program” on page 48.

(3)

On March 6, 2017, all NEOs were granted a long-term incentive award as part of the 2017 long-term incentive program. Column (g) reflects the number of time-vested RSUs each NEO received. The RSUs vest in three equal installments on March 6, 2018, March 6, 2019 and March 6, 2020. Column (i) reflects the number of PSUs each NEO received. All PSUs cliff vest in one lump sum on March 6, 2020. Both awards of RSUs and PSUs require continued service through each vest date. For additional information related to awards granted in fiscal year 2017, see the section entitled “2017 Long-Term Incentive Program” on page 49.

(4)

Represents a grant of time-vested RSUs awarded to Mr. Smith on February 27, 2017 under the 2015 Plan in connection with commencement of employment with Office Depot. The RSUs vest in three equal installments on the first, second and third anniversaries of the grant date so long as the NEO is continuously employed through those dates.

(5)

Represents a grant of time-vested RSUs awarded to Mr. Lower on January 8, 2018 under the 2017 Plan in connection with commencement of employment with Office Depot. The RSUs vest in three equal installments on the first, second and third anniversaries of the grant date so long as the NEO is continuously employed through those dates.

● ● ●

(6)

Represents a grant of non-qualified stock options awarded to Mr. Hare on December 2, 2013 in connection with commencement of employment with Office Depot. These options vested in three equal installments on the first, second and third anniversaries of the grant date and required continued service through each vest date.

(7)

Represents a grant of time-vested RSUs awarded to Mr. Bleisch on September 20, 2017 under the 2017 Plan in connection with commencement of employment with Office Depot. The RSUs vest in three equal installments on the first, second and third anniversaries of the grant date so long as the NEO is continuously employed through those dates.

(8)

On May 27, 2016, all NEOs at that time were granted a long-term incentive award as part of the 2016 long-term incentive program. Column (g) reflects the number of time-vested RSUs Mr. Calkins received. The RSUs vest in three equal installments on March 20, 2017, March 20, 2018 and March 20, 2019. Column (i) reflects the number of PSUs Mr. Calkins received. All PSUs cliff vest in one lump sum on March 20, 2019. Both awards of RSUs and PSUs require continued service through each vest date. For additional information related to awards granted in fiscal year 2016, see the section entitled “2016 Long-Term Incentive Program” on page 50.

(9)

Represents a grant of time-vested RSUs awarded to Ms. DeVard on September 12, 2017 under the 2017 Plan in connection with commencement of employment with Office Depot. The RSUs vest in three equal installments on the first, second and third anniversaries of the grant date so long as the NEO is continuously employed through those dates.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2018

Option Exercises and Stock Vested in Fiscal Year 2018

	Option Awards		Stock Awards

(a)	(b)	(c)	(d)	(e)

Named Officers	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	(1) Value Realized on Vesting ($)

Gerry Smith			555,896	$1,526,759

Stephen Hare			387,422	$939,851

David Bleisch			19,380	$63,760

Steve Calkins			143,779	$351,112

Jerri DeVard			22,173	$70,510

(1)

Value of restricted stock, RSUs and performance shares calculated by multiplying the number of shares/units by the per share closing price of Office Depot’s common stock on The NASDAQ Global Select Market on the vesting date.

● ● ●

SUMMARY OF EXECUTIVE AGREEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

This section summarizes the agreements governing the employment of the NEOs, and certain potential payments and benefits that the NEOs may receive upon termination of employment or a change in control of Office Depot, except for Stephen E. Hare. Providing these severance benefits allows Office Depot to attract top talent in a competitive sector, allows executives to focus on their responsibilities without distraction, and ensures that key executives will remain committed to Office Depot’s mission in the event of a change in control.

Under the CIC Plan, the following terms have the definitions below unless otherwise noted:

Key Definitions

Cause. Generally, “Cause” is defined in this section as any of the following:

•	Continued failure to substantially perform (other than such failure resulting from incapacity due to physical or mental illness or after the issuance of a Notice of Termination for Good Reason);

•	Willful engagement in conduct that is demonstrably and materially injurious to Office Depot, monetarily or otherwise; or

•

Conviction of, or entering into a plea of either guilty or nolo contendere to, any felony, including, but not limited to, a felony involving moral turpitude, embezzlement, theft or similar act that occurred during or in the course of employment.

For purposes of Mr. Smith’s employment agreement, “Cause” is defined as any of the following:

•	Willful failure to perform material duties (other than any such failure resulting from incapacity due to physical or mental illness);

•	Willful failure to comply with any valid and legal directive of (as to Mr. Smith) the Board or (as to the other NEOs) the CEO;

•	Engagement in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to Office Depot or its affiliates;

•	Embezzlement, misappropriation or fraud, whether or not related to employment with Office Depot;

•	Conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

•	Willful violation of a material policy of Office Depot; or

•

Material breach of any material obligation in any written agreement with Office Depot, including without limitation, the willful unauthorized disclosure of confidential information or (as to Mr. Smith) the failure to timely meet his relocation obligations.

Change in Control. Generally, “Change in Control” is defined in this section as the following events:

•

Any person or group, other than an exempt person, is or becomes the “beneficial owner” of 30% or more of the combined voting power of the outstanding securities of Office Depot without the approval of the Board;

•	Any person, other than an exempt person, is or becomes the “beneficial owner” of greater than 50% of the combined voting power of the outstanding securities of Office Depot;

● ● ●

•

During any two consecutive year periods, individuals whose election by the Board were approved by at least one-half of the directors then still in office cease for any reason to constitute a majority of the Board;

•	Consummation of a merger or consolidation of Office Depot with any other corporation (subject to certain exceptions);

•	Sale or disposition by Office Depot of all or substantially all of Office Depot’s assets, other than a sale to an exempt person; or

•	Approval by shareholders of a plan of complete liquidation or dissolution of Office Depot.

Disability. Generally, “Disability” is defined in this section as:

•

Inability, due to physical or mental incapacity, to substantially perform duties and responsibilities for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days; or

•	Eligibility to receive long-term disability benefits under Office Depot’s long-term disability plan.

Good Reason. Generally, “Good Reason” is defined in this section as the occurrence of any of the following during the executive’s employment:

•	Material reduction in base salary;

•	Material reduction in target bonus opportunity (this is not a “Good Reason” event for Mr. Smith);

•	Relocation of executive’s principal place of employment by more than 50 miles; or

•	Failure of Office Depot to obtain a satisfactory agreement from any successor to assume and agree to perform the employment or compensation agreement.

As to the employment agreement for Mr. Smith, “Good Reason” also includes any material breach by Office Depot of any material provision of his employment agreement and notice by Office Depot that it will not extend the term of the employment agreement. Under the CIC Plan and the award agreements evidencing outstanding equity compensation awards, “Good Reason” also includes:

•	Assignment of duties materially inconsistent with responsibilities for Office Depot or significant adverse alteration in responsibilities for Office Depot; and

•	Material reduction in aggregate benefits and compensation.

● ● ●

Executive Agreements

Restrictive Covenants

Each NEO is subject to confidentiality, non-competition, non-solicitation, and non-disparagement commitments entered into as a condition of employment or promotion with Office Depot. The foregoing commitments for Mr. Smith are included in his employment agreement as described below; the other executives entered into separate agreements in this regard.

Agreements with Gerry P. Smith, CEO and Director

Employment Agreement. Our CEO, Mr. Smith, is employed pursuant to the terms of an employment agreement, effective February 27, 2017. Pursuant to the terms of the employment agreement, Mr. Smith is eligible to receive the following during his employment with Office Depot:

•	Base salary of $1,100,000 per annum, subject to annual review by the Board for possible increase (but not decrease);

•

Annual target bonus amount equal to 150% of his base salary, and a maximum bonus amount equal to 200% of the target bonus, based on achievement of certain performance goals to be established by the Compensation Committee and approved by a majority of independent Board members;

•	Annual long-term incentive awards at the same time as annual awards are made to other executive leadership team members; and

•	Certain benefits and perquisites.

During fiscal year 2018, Mr. Smith’s base salary was $1,100,000 on an annualized basis and his target bonus payout amount was 150% of his annualized base salary.

Equity Awards.

Mr. Smith also holds equity awards granted under our equity plans, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Mr. Smith is eligible to participate in the CIC Plan, the terms of which are described below.

Agreements with Stephen E. Hare, former Executive Vice President and Chief Financial Officer

Letter Agreement. Our former Executive Vice President and Chief Financial Officer, Mr. Hare, was employed pursuant to the terms of a letter agreement, effective December 2, 2013, and amended effective February 7, 2014. Pursuant to the terms of the amended letter agreement, Mr. Hare received the following:

•	Base salary of $750,000 per annum, which may have been increased from time to time;

•	Annual target bonus amount equal to 85% or up to 170% of his base salary, based on achievement of performance goals established by the Board or the Compensation Committee;

•	Equity awards on a basis no less favorable than is provided to other similarly situated executives of Office Depot; and

•	Certain benefits and perquisites.

Mr. Hare separated from the Company on March 21, 2018. During fiscal years 2017 and 2018, Mr. Hare’s base salary was $750,000 and $167,308, respectively, and his bonus target payout amounts was 85% and 85%, respectively, of his annualized base salary.

● ● ●

Equity Awards.

Mr. Hare also holds equity awards granted under the 2017 Plan and 2015 Plan, the material terms of which are described in the Compensation Tables herein.

Agreements with Joseph T. Lower, Executive Vice President and Chief Financial Officer

Letter Agreement. Our Executive Vice President and Chief Financial Officer, Mr. Lower, is employed effective January 8, 2018, pursuant to the terms of a letter agreement dated December 29, 2017. Pursuant to the terms of the letter agreement, Mr. Lower is eligible to receive the following during his employment with Office Depot:

•	Base salary of $600,000 per annum;

•	Annual target bonus amount equal to 80% of his base salary; and

•	Certain benefits and perquisites.

During fiscal year 2018, Mr. Lower’s base salary was $588,461 on an annualized basis and his bonus target payout amount was 80% of his annualized base salary.

Pursuant to the letter agreement, Mr. Lower, is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” herein.

Equity Awards.

Following his start date, Mr. Lower was granted a new hire sign-on equity award of time-based RSUs having an aggregate grant date fair market value equal to $2,000,000 as well as equity awards under the 2018 LTIP, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Mr. Lower is eligible to participate in the CIC Plan, the terms of which are described below.

Agreements with N. David Bleisch, Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary

Letter Agreement. Our Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary, Mr. Bleisch, is employed effective September 20, 2017, pursuant to the terms of a letter agreement dated September 15, 2017. Pursuant to the terms of the letter agreement, Mr. Bleisch is eligible to receive the following during his employment with Office Depot:

•	Base salary of $500,000 per annum;

•	Annual target bonus amount equal to 75% of his base salary; and

•	Certain benefits and perquisites.

During fiscal year 2018, Mr. Bleisch’s base salary was increased to $550,000, on an annualized basis, for assumption of additional responsibilities, and his bonus target payout amount was 75% of his annualized base salary.

Pursuant to the letter agreement, Mr. Bleisch, is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” herein.

● ● ●

Equity Awards.

Mr. Bleisch also holds equity awards granted under our equity plans, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Mr. Bleisch is eligible to participate in the CIC Plan, the terms of which are described below.

Agreements with Jerri L. DeVard, Executive Vice President and Chief Customer Officer

Letter Agreement. Our Executive Vice President and Chief Customer Officer, Ms. DeVard, is employed effective September 12, 2017, pursuant to the terms of a letter agreement dated August 29, 2017. Pursuant to the terms of the letter agreement, Ms. DeVard is eligible to receive the following during her employment with Office Depot:

•	Base salary of $575,000 per annum;

•	Annual target bonus amount equal to 75% of her base salary; and

•	Certain benefits and perquisites.

During fiscal year 2018, Ms. DeVard’s base salary was $575,000 on an annualized basis and her bonus target payout amount was 75% of her annualized base salary.

Pursuant to the letter agreement, Ms. DeVard, is entitled to certain additional payments and benefits in the event her employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” herein.

Equity Awards.

Ms. DeVard also holds equity awards granted under our equity plans, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Ms. DeVard is eligible to participate in the CIC Plan, the terms of which are described below.

Agreements with Steve Calkins, President, Business Solutions Division

Letter Agreement. Our President, Business Solutions Division, Mr. Calkins, is employed pursuant to the terms of a letter agreement, dated November 2, 2017. Pursuant to the terms of the letter agreement, Mr. Calkins is eligible to receive the following during his employment with Office Depot:

•	Base salary of $575,000 per annum;

•	Annual target bonus amount equal to a percentage of his base salary;

•	Equity awards at a level commensurate to other similarly situated executives of Office Depot; and

•	Certain benefits and perquisites.

During fiscal year 2018, Mr. Calkins’ base salary was $575,000 on an annualized basis and his bonus target payout amount was 75% of base salary.

Pursuant to his letter agreement, Mr. Calkins is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” herein.

● ● ●

Equity Awards.

Mr. Calkins also holds equity awards granted under our equity plans, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Mr. Calkins is eligible to participate in the CIC Plan, the terms of which are described below.

● ● ●

Benefits Upon Termination or Change in Control Under Executive Agreements

Gerry P. Smith

Termination with Cause or without Good Reason or Non-Extension of Agreement. Mr. Smith’s employment is terminable at will by either Mr. Smith or Office Depot, provided that Mr. Smith is required to give Office Depot at least sixty (60) days advance written notice of any termination of employment. Upon Mr. Smith’s employment termination in any circumstance, he is eligible to receive:

•	Any accrued but unpaid base salary;

•	Reimbursement for unreimbursed business expenses; and

•	Any other employee benefits (excluding equity compensation) as to which he may have been eligible, (collectively the “Accrued Items”).

Termination without Cause or with Good Reason. If Mr. Smith’s employment is terminated without Cause or Mr. Smith terminates his employment for Good Reason, then Mr. Smith will be eligible to receive, subject to certain requirements and on the terms set forth in his employment agreement, the Accrued Items and:

•	Lump sum payment equal to two times the sum of his base salary for the year in which the termination occurred (the “Lump Sum”);

•	Pro-rata annual bonus payment for the year of termination (the “Pro Rata Bonus”) and any unpaid annual bonus for completed fiscal year prior to termination (“Prior Year Bonus”); and

•	Reimbursement of COBRA payments for up to 18 months on the terms set forth in his employment agreement (the “COBRA Payment”).

Change in Control. If Mr. Smith’s employment is terminated due to a Change in Control, Mr. Smith will become entitled to severance benefits under the CIC Plan as discussed below. If Mr. Smith becomes entitled to severance benefits under the CIC Plan on account of the termination of his employment with Office Depot that are more favorable than the severance benefits described above, he shall not be entitled to the severance benefits described above with respect to such termination of employment.

Death or Disability. If Mr. Smith’s employment terminates due to his death or Disability, then Mr. Smith will be eligible to receive the Accrued Items, the Pro Rata Bonus, and the Prior Year Bonus.

Messrs. Lower, Bleisch and Calkins, and Ms. DeVard

Termination Without Cause or With Good Reason. Pursuant to their letter agreements, if (i) Mr. Lower is terminated by Office Depot without Cause or voluntarily terminates his employment with Good Reason, (ii) Mr. Calkins is terminated without Cause, or (iii) if either Mr. Bleisch or Ms. DeVard is terminated due to no fault of their own, then Office Depot will pay the executive the following:

•	18 months of annual base salary in effect on the date of termination;

•	18 times the difference between the monthly COBRA for the type of coverage in effect for the executive on the date of termination and the applicable active employee monthly premium for such coverage;

•

Pro-rata annual bonus calculated based on actual performance for the year of termination, payable at the same time as payments are made to other active participants in the annual bonus plan (applicable to Mr. Calkins only);

● ● ●

•

Annual bonus calculated based on actual performance for the fiscal year of termination and annual eligible salary, payable at the same time as payments made to other active participants in the annual bonus (applicable to Messrs. Lower and Bleisch and Ms. DeVard only);

•	Any earned but unpaid bonus for completed fiscal year prior to year of termination, payable at same time as payments made to other senior executives in such fiscal year (applicable to Mr. Lower only).

For each executive, the receipt of severance benefits is conditioned upon the executive’s agreement to a standard release of claims against Office Depot as well as the executive’s continued observance of the confidentiality, non-competition, non-solicitation and non-disparagement commitments they entered into upon commencement of employment.

Executive Change in Control Severance Plan

All NEOs were covered by our CIC Plan in fiscal year 2018. The severance pay and other benefits payable to an executive upon the executive’s termination of employment after a Change in Control under the CIC Plan will be paid in lieu of, and not in addition to, any severance benefits payable under any executive’s existing offer letter, letter agreement, employment agreement or other program or agreement on account of the executive’s termination of employment with Office Depot.

Pursuant to the CIC Plan, a covered NEO will be eligible to receive certain severance pay and other benefits upon a separation from service that is initiated by: (i) the Company other than for Cause; or (ii) the Executive for Good Reason, in either case during the time period commencing on the effective date of a CIC and continuing until the earlier of: (x) the two-year anniversary of the CIC trigger date, or (y) the date of the executive’s separation from service by reason of Disability or death.

A covered NEO will also be eligible to receive certain severance pay and other benefits if the executive’s separation from service is initiated by: (a) the Company without Cause during the six-month period ending on the CIC trigger date at the request of a third party engaging in a transaction or series of transactions that would result in a CIC and in contemplation of a CIC, or (b) the executive for Good Reason during the six-month period ending on the CIC trigger date.

Under the CIC Plan, qualifying NEOs will be eligible to receive severance pay and other benefits as follows (collectively, the “NEO Severance Benefits”):

i. Pro-Rata Bonus for Year of Termination. A lump sum cash payment equal to the pro-rata portion of the NEO’s annual cash bonus based on actual achievement of the performance goals applicable for the performance period.

ii. Prior Year Bonus. If the termination causes the NEO to forfeit payment of the NEO’s annual cash bonus for a completed performance period, a lump sum cash payment equal to the full amount of the annual cash bonus which the NEO would have received based on actual achievement of the performance goals.

iii. Change in Control Severance Amount. An amount equal to the sum of the NEO’s: (i) base salary, and (ii) Average Annual Bonus (as defined in the CIC Plan).

iv. COBRA Payment. An amount equal to eighteen (18) times the monthly COBRA premium in effect on the date of the NEO’s separation from service for the type of company-provided group health plan coverage in effect for the NEO (e.g., family coverage) less the active employee premium for such coverage in effect on the date of the separation from service.

v. Equity and Long-Term Incentives. Any outstanding equity or long-term compensation grant shall be treated in accordance with the terms of the applicable equity or long-term incentive compensation plan or award agreement under which the grant or award was made.

vi. Outplacement. Subject to the requirements of Section 409A as described in the CIC Plan, within sixty (60) days following the date of an NEO’s separation from service, we will make available a twenty-four (24) month executive outplacement services package for such NEO.

● ● ●

Any payment or benefit received or to be received by an NEO (whether payable under the terms of the CIC Plan or any other plan or arrangement with the Company or its affiliates) that would constitute a “parachute payment” within the meaning of Internal Revenue Code Section 280G will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by such NEO exceeds the net after-tax benefit that would be received by such NEO if no reduction was made.

● ● ●

TABULAR INFORMATION REGARDING POTENTIAL PAYMENTS

UPON TERMINATION OR A CHANGE IN CONTROL

The following tables quantify the potential termination and CIC payment amounts assuming a hypothetical triggering event had occurred as of December 29, 2018.

Gerry P. Smith

Gerry Smith
	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$1,237,500	(1)	$1,237,500	(1)	$-	$-	$1,237,500	(1)	$1,237,500	(1)	$-	$-
Outplacement Services	$-		$-		$-	$-			$30,000	(2)	$-	$-
Long-Term Incentive or Performance Plan
2017 Stock Options (sign-on)	$-	(3)	$-	(3)	$-	$-	$-	(4)	$-	(5)	$-	$-
2017 Restricted Stock (sign-on)	$1,698,878	(3)	$1,698,878	(3)	$-	$-	$1,698,878	(4)	$1,698,878	(5)	$-	$1,698,878	(6)
2017 Restricted Stock	$1,102,848	(3)	$1,102,848	(3)	$-	$-	$-		$1,102,848	(5)	$-	$1,102,848	(6)
2017 Performance Shares AOI	$250,556	(3)	$250,556	(3)	$-	$-	$-		$413,566	(5)	$-	$413,566	(6)
2017 Performance Shares TSR	$582,271	(3)	$582,271	(3)	$-	$-	$-		$-	(5)	$-	$-	(6)
2018 Restricted Stock	$2,886,342	(3)	$2,886,342	(3)	$-	$-	$789,337	(4)	$2,886,342	(5)	$-	$2,886,342	(6)
2018 Performance Shares FCF	$622,122	(3)	$622,122	(3)	$-	$-	$-		$2,264,517	(5)	$-	$2,264,517	(6)
2018 Performance Shares TSR	$514,884	(3)	$514,884	(3)	$-	$-	$-		$3,765,515	(5)	$-	$3,765,515	(6)
Cash Severance	$-		$-		$-	$-	$2,216,987	(7)	$5,516,987	(8)	$-	$-
Total for Mr. Smith	$8,895,401		$8,895,401		$-	$-	$5,942,702		$18,916,153		$-	$12,131,666

(1)        Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Smith would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.

(2)        Reflects the value of a 24-month outplacement services package under the CIC Plan.

(3)        In the event of his separation from service with Office Depot due to death or Disability, Mr. Smith will vest in the 2017 Stock Options that would have vested during the 12-month period following his date of death or Disability and will vest in full in his 2017 Restricted Stock Unit Awards (sign-on grant and annual grant) and his 2018 Restricted Stock Award. For his 2017 and 2018 TSR Performance Share Awards, he will vest at target, prorated for service performed from the respective grant date through his separation date. For his 2017 AOI Performance Share Award, he will vest based on the earned portions of the award for fiscal years 2017 and 2018 and the target portion of the award for fiscal year 2019, prorated for service performed from the grant date through his separation date. For his 2018 FCF Performance Share Award, he will vest at target, prorated for service performed from the grant date through his separation date. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52. No amount is included in the table for the Stock Options because the grant price was higher than the closing stock price of our common stock on December 28, 2018 of $2.52.

(4)         In the event of his termination of employment for Good Reason or by the Company without Cause, Mr. Smith will vest in the 2017 Stock Options that would have vested during the 12-month period following his date of such termination and will vest in full in his 2017 Restricted Stock Unit Award (sign-on grant). For his 2018 Restricted Stock Unit Award, he will vest in a portion of his award, prorated for service performed from the grant date through his separation date less any shares that previously vested. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52. No amount is included in the table for the Stock Options because the grant price was higher than the closing stock price of our common stock on December 28, 2017 of $2.52.

(5)         In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a CIC, Mr. Smith will vest in full in his 2017 Stock Options, his 2017 Restricted Stock Unit Awards (sign-on grant and annual grant) and his 2018 Restricted Stock Unit Award. For his 2017 and 2018 TSR Performance Share Awards, he will vest based on TSR performance as of the date of the CIC. For his 2017 AOI

● ● ●

Performance Share Award, he will vest based on the earned portions of the award for completed fiscal years and the target portion of the award for uncompleted fiscal years. For his 2018 FCF Performance Share Awards, he will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52. No amount is included in the table for the Stock Options because the grant price was higher than the closing stock price of our common stock on December 28, 2018 of $2.52.

(6)        If the surviving entity in a CIC does not assume his awards, Mr. Smith will vest in full in his 2017 Stock Options, 2017 Restricted Stock Unit Awards and 2018 Restricted Stock Unit Awards. His 2017 and 2018 TSR Performance Share Awards will vest at the earned rate as if the effective date of the hypothetical change in control of December 29, 2018 were also the last day of the performance period if the surviving entity does not assume his awards and his 2018 FCF Performance Share Award will vest at target. For his 2017 AOI Performance Share Award, he will vest based on the earned portion of the award for fiscal years 2017 and 2018 and the target portion of the award for fiscal year 2019 if the surviving entity in a CIC does not assume the award. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52. No amount is included in the table for the Stock Options because the grant price was higher than the closing stock price of our common stock on December 28, 2018 of $2.52.

(7)        Reflects a payment under Mr. Smith’s employment agreement effective February 27, 2017 equal to the sum of: (i) two times Mr. Smith’s base salary in effect on December 29, 2018, and (ii) 18 times the difference of Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Mr. Smith and his active employee charge for such coverage.

(8)        Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Smith’s base salary in effect on December 29, 2018 and Mr. Smith’s target annual bonus for fiscal year 2018, and (ii) 18 times the difference of Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Mr. Smith and his active employee charge for such coverage. In the event of a change in control, as defined under Section 280G of the Internal Revenue Code, and a termination of Mr. Smith’s employment on December 29, 2018, the total payments for Mr. Smith under the foregoing arrangement equal $18,916,153, including $12,131,666 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Internal Revenue Code equal or exceed three times Mr. Smith’s average taxable compensation received from Office Depot for the five-year period ending December 31, 2017, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Internal Revenue Code. Under the provisions, the severance payable to Mr. Smith would not be reduced, as his after-tax benefit is higher in the event he receives all severance payments and incurs all applicable income and excise taxes.

Joseph T. Lower

Joe Lower
	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$353,077	(1)	$353,077	(1)	$-	$-	$353,077	(1)	$353,077	(1)	$-	$-
Outplacement Services	$-		$-		$-	$-	-		$30,000	(2)	$-	$-
Long-Term Incentive or Performance Plan
2018 Restricted Stock (sign-on)	$1,482,352	(3)	$1,482,352	(3)	$-	$-	$-		$1,482,352	(5)	$-	$1,482,352	(6)
2018 Restricted Stock	$666,079	(3)	$666,079	(3)	$-	$-	$182,156	(4)	$666,079	(5)	$-	$666,079	(6)
2018 Performance Shares FCF	$143,567	(3)	$143,567	(3)	$-	$-	$-		$522,580	(5)	$-	$522,580	(6)
2018 Performance Shares TSR	$118,821	(3)	$118,821	(3)	$-	$-	$-		$868,967	(5)	$-	$868,967	(6)
Cash Severance	$-		$-		$	$-	$900,000	(7)	$2,160,000	(8)	$-	$-
Total for Mr. Lower	$2,763,896		$2,763,896		$-	$-	$1,435,233		$6,083,055		$-	$3,539,978

● ● ●

(1)        Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Lower would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.

(2)        Reflects the value of a 24-month outplacement services package under the CIC Plan.

(3)        In the event of his separation from service with Office Depot due to death or Disability, Mr. Lower will vest in full in his 2018 Restricted Stock Unit Awards (sign-on grant and annual grant). For his 2018 TSR Performance Share Award and his 2018 FCF Performance Share Award, he will vest at target, prorated for service performed from the grant date through his separation date. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(4)        In the event of his termination of employment for Good Reason or by the Company without Cause, Mr. Lower will vest in his 2018 Restricted Stock Unit Award (annual grant), prorated for service performed from the grant date through his separation date less any shares that previously vested. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(5)        In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a CIC, Mr. Lower will vest in full in his 2018 Restricted Stock Unit Awards (sign-on grant and annual grant). For his 2018 TSR Performance Share Awards, he will vest at the earned rate as if the effective date of the hypothetical change in control of December 29, 2018 were also the last day of the performance period. For his 2018 FCF Performance Share Awards, he will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(6)        If the surviving entity in a CIC does not assume his awards, Mr. Lower will vest in full in his 2018 Restricted Stock Unit Awards (sign-on grant and annual grant). His 2018 TSR Performance Share Awards will vest at the earned rate as if the effective date of the hypothetical change in control of December 29, 2018 were also the last day of the performance period if the surviving entity does not assume his awards and his 2018 FCF Performance Share Award will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(7)        Reflects a payment under Mr. Lower’s letter agreement effective December 29, 2017 equal to 1.5 times Mr. Lower’s base salary in effect on December 29, 2018.

(8)        Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Lower’s base salary in effect on December 29, 2018 and Mr. Lower’s target annual bonus for fiscal 2018, and (ii) 18 times the difference of Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Mr. Lower and his active employee charge for such coverage. In the event of a change in control, as defined under Section 280G of the Internal Revenue Code, and a termination of Mr. Lower’s employment on December 29, 2018, the total payments for Mr. Lower under the foregoing arrangement equal $6,083,055, including $3,539,978 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Internal Revenue Code equal or exceed three times Mr. Lower’s average taxable compensation received from Office Depot for the five-year period ending December 31, 2017, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Internal Revenue Code. Under the provisions, the severance payable to Mr. Lower would not be reduced, as his after-tax benefit is higher in the event he receives all severance payments and incurs all applicable income and excise taxes.

● ● ●

N. David Bleisch

David Bleisch
	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$305,048	(1)	$305,048	(1)	$-	$-	$305,048	(1)	$305,048	(1)	$-	$-
Outplacement Services	$-		$-		$-	$-			$30,000	(2)	$-	$-
Long-Term Incentive or Performance Plan
2017 Restricted Stock (sign-on)	$97,675	(3)	$97,675	(3)	$-	$-	$-		$97,675	(5)	$-	$97,675	(6)
2018 Restricted Stock	$666,079	(3)	$666,079	(3)	$-	$-	$182,156	(4)	$666,079	(5)	$-	$666,079	(6)
2018 Performance Shares FCF	$143,567	(3)	$143,567	(3)	$-	$-	$-		$522,580	(5)	$-	$522,580	(6)
2018 Performance Shares TSR	$118,821	(3)	$118,821	(3)	$-	$-	$-		$868,967	(5)	$-	$868,967	(6)
Cash Severance	$-		$-		$-	$-	$844,409	(7)	$1,944,409	(8)	$-	$-
Total for Mr. Bleisch	$1,331,190		$1,331,190		$-	$-	$1,331,613		$4,434,758		$-	$2,155,301

(1)        Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Bleisch would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.

(2)        Reflects the value of a 24-month outplacement services package under the CIC Plan.

(3)        In the event of his separation from service with Office Depot due to death or Disability, Mr. Bleisch will vest in full in his 2017 and 2018 Restricted Stock Unit Awards. For his 2018 TSR Performance Share Award and his 2018 FCF Performance Share Award, he will vest at target, prorated for service performed from the grant date through his separation date. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(4)        In the event of his termination of employment for Good Reason or by the Company without Cause, Mr. Bleisch will vest in his 2018 Restricted Stock Unit Award, prorated for service performed from the grant date through his separation date less any shares that previously vested. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(5)        In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a CIC, Mr. Bleisch will vest in full in his 2017 and 2018 Restricted Stock Unit Awards. For his 2018 TSR Performance Share Awards, he will vest at the earned rate as if the effective date of the hypothetical change in control of December 29, 2018 were also the last day of the performance period. For his 2018 FCF Performance Share Awards, he will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(6)        If the surviving entity in a CIC does not assume his awards, Mr. Bleisch will vest in full in his 2017 and 2018 Restricted Stock Unit Awards. His 2018 TSR Performance Share Awards will vest at the earned rate as if the effective date of the hypothetical change in control of December 29, 2018 were also the last day of the performance period if the surviving entity does not assume his awards and his 2018 FCF Performance Share Award will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(7)        Reflects a payment under Mr. Bleisch’s letter agreement dated September 15, 2017 equal to the sum of: (i) 18 times Mr. Bleisch’s monthly base salary in effect on December 29, 2018 and (ii) 18 times the difference of Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Mr. Bleisch and his active employee charge for such coverage.

(8)        Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Bleisch’s base salary in effect on December 29, 2018 and Mr. Bleisch’s target annual bonus for fiscal year 2018, and (ii) 18 times the difference of Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Mr. Bleisch and his active employee charge for such coverage. In the event of a change in control, as defined

● ● ●

under Section 280G of the Internal Revenue Code, and a termination of Mr. Bleisch’s employment on December 29, 2018, the total payments for Mr. Bleisch under the foregoing arrangement equal $4,434,758, including $2,155,301 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Internal Revenue Code equal or exceed three times Mr. Bleisch’s average taxable compensation received from Office Depot for the five-year period ending December 31, 2017, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Internal Revenue Code. Under the provisions, the severance payable to Mr. Bleisch would not be reduced, as his after-tax benefit is higher in the event he receives all severance payments and incurs all applicable income and excise taxes.

Steve Calkins

Steve Calkins
	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$323,438	(1)	$323,438	(1)	$-	$-	$323,438	(1)	$323,438	(1)	$-	$-
Outplacement Services	$-		$-		$-	$-			$30,000	(2)	$-	$-
Long-Term Incentive or Performance Plan
2016 Restricted Stock	$107,082	(3)	$107,082	(3)	$-	$-	$-		$107,082	(5)	$-	$107,082	(6)
2016 Performance Shares AOI	$96,274	(3)	$96,274	(3)	$-	$-	$-		$104,404	(5)	$-	$104,404	(6)
2016 Performance Shares TSR	$148,110	(3)	$148,110	(3)	$-	$-	$-		$128,921		$-	$128,921
2017 Restricted Stock	$183,809	(3)	$183,809	(3)	$-	$-	$-		$183,809	(5)	$-	$183,809	(6)
2017 Performance Shares AOI	$41,759	(3)	$41,759	(3)	$-	$-	$-		$68,927	(5)	$-	$68,927	(6)
2017 Performance Shares TSR	$97,048	(3)	$97,048	(3)	$-	$-	$-		$-	(5)	$-	$-	(6)
2018 Restricted Stock	$555,065	(3)	$555,065	(3)	$-	$-	$151,797	(4)	$555,065	(5)	$-	$555,065	(6)
2018 Performance Shares FCF	$119,640	(3)	$119,640	(3)	$-	$-	$-		$435,484	(5)	$-	$435,484	(6)
2018 Performance Shares TSR	$99,018	(3)	$99,018	(3)	$-	$-	$-		$724,137	(5)	$-	$724,137	(6)
Cash Severance	$-		$-		$-	$-	$878,227	(7)	$1,797,562	(8)	$-	$-
Total for Mr. Calkins	$1,771,243		$1,771,243		$-	$-	$1,353,462		$4,458,829		$-	$2,307,829

(1)         Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Calkins would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.

(2)         Reflects the value of a 24-month outplacement services package under the CIC Plan.

(3)         In the event of his separation from service with Office Depot due to death or Disability, Mr. Calkins will vest in full in his 2016, 2017 and 2018 Restricted Stock Unit Awards on his termination date. For his 2016, 2017 and 2018 TSR Performance Share Awards, he will vest at target, prorated for service performed from the grant date through his separation date. For his 2016 and 2017 AOI Performance Share Award, he will vest based on the earned portion of the award for completed fiscal year(s) and the target portions of the award for uncompleted fiscal year(s), prorated for service performed from the grant date through his separation date. For his 2018 FCF Performance Share Award, he will vest at target, prorated for service performed from the grant date through his separation date. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(4)         In the event of his termination of employment for Good Reason or by the Company without Cause, Mr. Calkins will vest in his 2018 Restricted Stock Unit Award, prorated for service performed from the grant date through his separation date less any shares that previously vested. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(5)         In the event of his separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a CIC, Mr. Calkins will fully vest in his 2016, 2017 and 2018 Restricted Stock Unit Awards. For his 2016, 2017 and 2018 TSR Performance Share Awards, he will vest based on TSR performance as of the date of the CIC. For his 2016 and 2017 AOI Performance Share Awards, he will vest based on the earned portion of the award for completed fiscal year(s) and the target portions of the award for uncompleted fiscal year(s). For his 2018 FCF Performance Share

● ● ●

Awards, he will vest at target. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(6)         Mr. Calkins will vest in full in his 2016, 2017 and 2018 Restricted Stock Unit Awards and based on TSR performance on the date of the change in control for his 2016, 2017 and 2018 TSR Performance Share Awards if the surviving entity in a change in control does not assume the awards. For his 2016 and 2017 AOI Performance Share Awards, he will vest based on the earned portion of the award for completed fiscal year(s) and the target portion of the award for uncompleted fiscal year(s) if the surviving entity in a change in control does not assume the award. For his 2018 FCF Performance Share Award, he will vest at target if the surviving entity in a change in control does not assume the award. The amount included in the table reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(7)         Reflects a payment under Mr. Calkins’ letter agreement dated November 2, 2017 equal to the sum of: (i) 18 times Mr. Calkins’ monthly base salary in effect on December 29, 2018 and (ii) 18 times the difference of Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Mr. Calkins and his active employee charge for such coverage.

(8)         Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Calkins’ base salary in effect on December 29, 2018 and Mr. Calkins’ average annual bonus for fiscal years 2015, 2016, and 2017, and (ii) an amount equal to 18 times the COBRA premium in effect on December 29, 2018 for the type of Office Depot provided group health plan coverage in effect for Mr. Calkins less the active employee charge for such coverage. In the event of a change in control, as defined under Section 280G of the Internal Revenue Code, and a termination of Mr. Calkins’ employment on December 29, 2018, the total payments for Mr. Calkins under the foregoing arrangement equal $4,458,829, including $2,307,829 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Internal Revenue Code equal or exceed three times Mr. Calkins’ average taxable compensation received from Office Depot for the five-year period ending December 31, 2017, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Internal Revenue Code. No reduction in severance payments applies, as Mr. Calkins’ total payments do not equal or exceed three times his average taxable compensation.

Jerri L. DeVard

Jerri DeVard
	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$323,438	(1)	$323,438	(1)	$-	$-	$323,438	(1)	$323,438	(1)	$-	$-
Outplacement Services	$-		$-		$-	$-			$30,000	(2)	$-	$-
Long-Term Incentive or Performance Plan
2017 Restricted Stock (sign-on)	$111,752	(3)	$111,752	(3)	$-	$-	$-		$111,752	(5)	$-	$111,752	(6)
2018 Restricted Stock	$666,079	(3)	$666,079	(3)	$-	$-	$182,156	(4)	$666,079	(5)	$-	$666,079	(6)
2018 Performance Shares FCF	$143,567	(3)	$143,567	(3)	$-	$-	$-		$522,580	(5)	$-	$522,580	(6)
2018 Performance Shares TSR	$118,821	(3)	$118,821	(3)	$-	$-	$-		$868,967	(5)	$-	$868,967	(6)
Cash Severance	$-		$-		$-	$-	$876,517	(7)	$2,026,517	(8)	$-	$-
Total for Ms. DeVard	$1,363,657		$1,363,657		$-	$-	$1,382,111		$4,549,333		$-	$2,169,378

(1)         Represents a lump sum payment equal to the pro-rata bonus, if any, that Ms. DeVard would have earned for the year in which her termination occurs based on the actual achievement of applicable performance goals for such year.

(2)         Reflects the value of a 24-month outplacement services package under the CIC Plan.

(3)         In the event of her separation from service with Office Depot due to death or Disability, Ms. DeVard will vest in full in her 2017 and 2018 Restricted Stock Unit Awards. For her 2018 TSR Performance Share Award and her 2018 FCF Performance Share Award, she will vest at target, prorated for service performed from the grant date through her

● ● ●

separation date. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(4)         In the event of her termination of employment for Good Reason or by the Company without Cause, Ms. DeVard will vest in her 2018 Restricted Stock Unit Award, prorated for service performed from the grant date through her separation date less any shares that previously vested. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(5)         In the event of her separation from service with Office Depot without Cause or for Good Reason within 24 months after the effective date of a CIC, Ms. DeVard will vest in full in her 2017 and 2018 Restricted Stock Unit Awards. For her 2018 TSR Performance Share Awards, she will vest at the earned rate as if the effective date of the hypothetical change in control of December 29, 2018 were also the last day of the performance period. For her 2018 FCF Performance Share Awards, she will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(6)         If the surviving entity in a CIC does not assume her awards, Ms. DeVard will vest in full in her 2017 and 2018 Restricted Stock Unit Awards. Her 2018 TSR Performance Share Awards will vest at the earned rate as if the effective date of the hypothetical change in control of December 29, 2018 were also the last day of the performance period if the surviving entity does not assume her awards and her 2018 FCF Performance Share Award will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 28, 2018 of $2.52.

(7)         Reflects a payment under Ms. DeVard’s letter agreement dated September 15, 2017 equal to the sum of: (i) 18 times Ms. DeVard’s monthly base salary in effect on December 29, 2018 and (ii) 18 times the difference of Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Ms. DeVard and her active employee charge for such coverage.

(8)         Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Ms. DeVard’s base salary in effect on December 29, 2018 and Ms. DeVard’s target annual bonus for fiscal 2018, and (ii) 18 times the difference of Office Depot’s monthly COBRA premium for the type of Office Depot provided group health plan coverage in effect on that date for Ms. DeVard and her active employee charge for such coverage. In the event of a change in control, as defined under Section 280G of the Internal Revenue Code, and a termination of Ms. DeVard’s employment on December 29, 2018, the total payments for Ms. DeVard under the foregoing arrangement equal $4,549,333, including $2,169,378 for the accelerated vesting of her restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Internal Revenue Code equal or exceed three times Ms. DeVard’s average taxable compensation received from Office Depot for the five-year period ending December 31, 2017, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Internal Revenue Code. Under the provisions, the severance payable to Ms. DeVard would not be reduced, as her after-tax benefit is higher in the event she receives all severance payments and incurs all applicable income and excise taxes.

Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and which the SEC adopted in August 2015, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Smith, our CEO.

As one of the largest department store and e-commerce retailers in the United States, including operating 1,372 stores in 45 states and Puerto Rico as of September 30, 2018, our associate population consists of a significant number of part-time employees, many of whom are compensated on an hourly basis. Approximately 77% of our employees are compensated on an hourly basis and part-time employees represent approximately 34% of our total workforce. Accordingly, our median employee in fiscal year 2018 was determined to be a full-time hourly associate who works in our retail organization and has been with the Company for over 16 years. In fiscal year 2018, we were not able to utilize the same median employee identified in fiscal year 2017 due to acquisitions that changed the population mix.

● ● ●

For fiscal year 2018, the total compensation for our CEO was $8,933,302 and for the median employee, excluding our CEO, was $36,988 which resulted in a ratio of 242 to 1.

To calculate this ratio, we determined that, as of September 30, 2018, the date we selected to identify the median employee in addition to being the first day of our last fiscal quarter of 2018, the Company had approximately 35,200 U.S. employees and 3,300 non-U.S. employees, for a total of 38,500 employees. This population consisted of the Company’s full-time, part-time, and temporary employees. In determining the median employee, the Company excluded from its employee population all of its employees located in India (809 employees), China (68 employees), Costa Rica (18 employees), and Hong Kong (13 employees) pursuant to a de minimis exemption permitted under the SEC rules.

To identify the median employee from the Company’s employee population, we compared the amount of salary and wages paid to employees as reflected in payroll records for the 2018 calendar year as reported to the Internal Revenue Service on Form W-2 for U.S. employees, form T4 Statement of Remuneration Paid for Canadian employees, and Comprobantes Fiscal Digital por Internet (CFDI) for Mexican employees who were employed on the pay ratio date, excluding our CEO. We annualized compensation for employees hired in 2018 or employees who took a leave of absence during the year, excluding seasonal and temporary employees. No cost-of-living adjustments were made in identifying the median employee.

After the median employee was identified, we calculated such employee’s annual total compensation using the same methodology used for the Company’s NEOs as set forth in the 2018 Summary Compensation Table herein. The annual total compensation reflected in the pay ratio disclosure for the median employee and the CEO includes perquisites that aggregate less than $10,000 and the Company cost of non-discriminatory benefits.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

● ● ●

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 11, 2019 held by our Directors and Director nominees, NEOs and our Directors and executive officers as a group.

Except as otherwise noted below, each person named in the following table has the sole voting and investment powers with respect to all shares listed. To the extent indicated in the table below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days after March 11, 2019. As of March 11, 2019, there were 543,230,611 shares of our common stock issued and outstanding.

Name of Beneficial Owner	Beneficially Owned Directly or Indirectly (1)	Beneficial Ownership Percentage (2)	RSUs(3)
Board of Directors and NEOs(4) Gerry P. Smith	3,228,072	*
Kristin A. Campbell	0	*	114,984
Cynthia T. Jamison	16,461	*	156,399
V. James Marino	131,647	*	159,652
Francesca Ruiz de Luzuriaga	17,773	*	376,130
David M. Szymanski	3,806	*	372,584
Nigel Travis	324,403	*	83,280
Joseph S. Vassalluzzo	143,834	*	170,587
Total of Board of Directors	3,865,996	*	1,433,616
(Office Depot’s NEOs, other than the CEO)
Steve Calkins, President, Business Solutions Division	615,758	*
Joseph T. Lower, Executive Vice President and Chief Financial Officer	841,900	*
N. David Bleisch, Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary	296,283	*
Jerri L. DeVard, Executive Vice President, Chief Customer Officer	303,982	*
Stephen E. Hare, Former Executive Vice President and Chief Financial Officer (10)	500,000	*
Directors and Executive Officers as a Group (18 Persons in Total)	7,397,554	1.36%

The following table sets forth the information indicated for persons or entities known to us to be beneficial owners of more than 5% of our outstanding common stock, based solely upon filings made with the SEC. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
Blackrock, Inc.(5) 55 East 52nd Street, New York, NY 10055	79,988,217	14.72%
Dimensional Fund Advisors LP(6) Building One, 6300 Bee Cave Road, Austin, TX 78746	46,732,156	8.60%
The Vanguard Group(7) 100 Vanguard Boulevard, Malvern, PA 19355	45,496,830	8.38%
Hotchkis and Wiley Capital Management, LLC(8) 725 S. Figueroa Street, 39th Fl., Los Angeles, CA 90017	38,291,023	7.05%
Fairpointe Capital LLC(9) One North Franklin Street, Ste. 3300, Chicago, IL 60606	27,676,701	5.09%

● ● ●

*	Represents beneficial ownership of less than one percent of our issued and outstanding common stock, as of March 11, 2019.
(1)

Includes shares of common stock subject to options exercisable within 60 days of March 11, 2019. The number of options exercisable within 60 days of March 11, 2019 is as follows: Mr. Smith – 910,332 shares, Mr. Hare – 500,000 and Ms. Luzuriaga – 12,164 shares. Also included are unvested shares of restricted stock, as to which the holder has voting rights.

(2)

The percentage ownership for all shareholders listed in the table above is based on 543,230,611 shares of our common stock outstanding as of March 11, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of March 11, 2019, are not deemed outstanding for purposes of computing the percentage of ownership of any other person.

(3)

The RSUs are convertible into shares of our common stock. The shares of common stock underlying these RSUs will not be distributed to the Director whose name appears beside the amount of RSUs until some period of time after his or her separation from the Company as a Director, pursuant to the terms of his or her respective restricted stock unit award agreement. Until such distribution, these Directors neither have the right to vote, nor the right to dispose of these RSUs.

(4)	The address for all Directors and NEOs is c/o Office Depot, Inc., 6600 North Military Trail, Boca Raton, Florida 33496.

(5)

The information regarding BlackRock, Inc. is reported as of December 31, 2018, and was derived from a Schedule 13G/A filed with the SEC on January 31, 2019, that reported sole voting power over 78,497,032 shares, shared voting power over 0 shares, shared dispositive power over 0 shares and sole dispositive power over 79,988,217 shares.

(6)

The information regarding Dimensional Fund Advisors LP is reported as of December 31, 2018, and was derived from a Schedule 13G/A filed with the SEC on February 8, 2019, that reported sole voting power over 45,615,744 shares, shared voting power over 0 shares, shared dispositive power over 0 shares and sole dispositive power over 46,732,156 shares.

(7)

The information regarding The Vanguard Group is reported as of December 31, 2018, and was derived from a Schedule 13G/A filed with the SEC on February 11, 2019, that reported sole voting power over 542,311 shares, shared voting power over 63,296 shares, shared dispositive power over 548,492 shares and sole dispositive power over 44,948,338 shares.

(8)

The information regarding Hotchkis and Wiley Capital Management, LLC is reported as of December 31, 2018, and was derived from a Schedule 13G/A filed on February 13, 2018, that reported sole voting power over 34,564,623 shares, shared voting power over 0 shares, shared dispositive power over 0 shares and sole dispositive power over 38,291,023 shares.

(9)

The information regarding Fairpointe Capital LLC is reported as of December 31, 2018, and was derived from a Schedule 13G/A filed with the SEC on January 30, 2019, that reported sole voting power over 26,540,093 shares, shared voting power over 300,403 shares, shared dispositive power over 0 shares and sole dispositive power over 27,676,701 shares.

(10)	The information regarding Mr. Hare’s stock ownership is as of March 11, 2019 with an expiration date of March 21, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and persons who beneficially own more than 10% of Office Depot’s common stock to file reports of their ownership of Office Depot common stock and of changes in such ownership with the SEC and The NASDAQ Stock Market within specified time periods. SEC rules also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. To the Company’s knowledge, based soley on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, we believe that each of our executive officers, Directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 29, 2018, except for Ms. Jerri DeVard, and Messrs. N. David Bleisch, Steve Calkins, John Gannfors, Brian Todd Hale, Joseph Lower, Kevin Moffitt, and Gerry Smith, each of whom failed to timely report a transaction due to an administrative error by the Company.

● ● ●

PROPOSAL No. 4: NON-BINDING ADVISORY VOTE ON COMPANY’S EXECUTIVE COMPENSATION

We request our shareholders’ non-binding advisory vote on the compensation of our NEOs as disclosed in accordance with the SEC’s rules in the section of this Proxy Statement under the captions: “Executive Compensation,” Director Compensation,” “Summary Compensation Table,” “Summary of Executive Agreements and Potential Payments Upon Change in Control,” and “Tabular Information Regarding Potential Payments Upon Termination of a Change in Control.”

Our Compensation Philosophy and Practices

In fiscal year 2018, we continued to see positive results from our transformation to becoming a sustainable omni-channel business services company, and our executives continued to achieve key business objectives that position the Company for future success. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how the Company’s executive compensation program reflects the Compensation Commiittee’s compensation philosophy for fiscal year 2018 and describes in detail the decisions it made in 2018.

We believe that Office Depot’s executive compensation programs align the interests of our NEOs with those of our shareholders by tying a significant portion of their compensation to Company performance, and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to Office Depot’s long-term success.

Effect of “Say-on-Pay” Vote

While the Company is required to provide the annual say-on-pay vote pursuant to the Exchange Act, the Say-on-Pay vote is a non-binding advisory vote only. As such, your vote on the Company’s executive compensation matters will not be binding on our Board of Directors and may not be construed as overruling any decision by the Board or the Compensation Committee, nor will it create or imply any additional fiduciary duty of the Board or the Compensation Committee. The Compensation Committee and the Board will, however, carefully review the Say-on-Pay voting results annually and seek to determine the causes of any significant negative voting results in an effort to better understand shareholder issues and concerns with our executive compensation. Furthermore, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS SUPPORT THIS PROPOSAL AND VOTE “FOR” THE FOLLOWING RESOLUTION:

“RESOLVED, that the compensation paid to Office Depot’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.”

● ● ●

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents, electronically with the SEC under the Exchange Act. You may also obtain such reports from the SEC’s website at www.sec.gov.

We make available free of charge through the Investor Relations tab of our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The Annual Report on Form 10-K for the year ended December 29, 2018, including all exhibits, can be found on the corporate website http://investor.officedepot.com under the headings “Financial Information/SEC Filings,” and can be downloaded free of charge. We will provide a copy of our 2018 Form 10-K, which includes our consolidated financial statements and notes to our financial statements, free of charge to any shareholder upon written request. Requests should be sent to the Department of Investor Relations at our corporate headquarters located at 6600 North Military Trail, Boca Raton, Florida 33496, (561) 438-7878.

2020 SHAREHOLDER PROPOSALS

Any proposal submitted by a shareholder, including nominations of persons for election to the Board of Directors, intended to be presented for consideration at the 2020 Annual Meeting of Shareholders must be received by the Corporate Secretary at Office Depot, Inc., 6600 North Military Trail, Boca Raton, FL 33496, Attn: Office of the General Counsel, on or before 5:00 p.m. (local time) no earlier than the close of business on January 8, 2020, and no later than close of business on February 7, 2020. If Office Depot’s 2020 annual meeting of shareholders is, however, more than 30 days before or more than 60 days after May 7, 2020, such notice must be delivered no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting and, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by Office Depot. The written notice to be delivered to the Corporate Secretary must comply with the provisions of our Bylaws.

If you wish to submit a proposal to be presented at Office Depot’s 2020 Annual Meeting of Shareholders and included in the 2020 proxy statement and proxy pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary at Office Depot, Inc., 6600 North Military Trail, Boca Raton, FL 33496, Attn: Office of the General Counsel no later than November 21, 2019 (120 days before the one-year anniversary of the release date of the 2019 annual meeting proxy statement) or, if Office Depot holds its 2020 Annual Meeting of Shareholders on a date that is not within 30 days of May 7, 2020, no later than a reasonable time before Office Depot begins to print and send its proxy materials for its 2020 Annual Meeting of Shareholders, and otherwise must comply with SEC requirements in Rule 14a-8.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

● ● ●

OTHER BUSINESS

The Board does not know of any other matters to be brought before our Annual Meeting. If, however, other matters do come before the Annual Meeting, it is the intention of the proxy holders to vote in their discretion.

By Order of the Board of Directors,

N. David Bleisch

Executive Vice President, Chief Legal &

Administrative Officer and Corporate Secretary

● ● ●

Annex 1

OFFICE DEPOT, INC. 2019 LONG-TERM INCENTIVE PLAN

PROXY STATEMENT

● ● ●

A-i

ARTICLE 11 - TERMINATION OF EMPLOYMENT, BLACKOUT PERIODS AND CHANGE IN CONTROL		A-15
11.1	Termination of Employment	A-15
11.2	Special Rule for Company Blackout Periods	A-16
11.3	Change in Control	A-16
ARTICLE 12 - BENEFICIARY DESIGNATION		A-16
ARTICLE 13 - DEFERRALS		A-16
ARTICLE 14 - WITHHOLDING TAXES		A-16
14.1	Tax Withholding	A-16
14.2	Share Withholding	A-16
ARTICLE 15 - AMENDMENT AND TERMINATION		A-17
15.1	Amendment or Termination of Plan	A-17
15.2	Amendment of Agreement	A-17
15.3	Cancellation of Awards for Detrimental Activity	A-17
15.4	Assumption or Cancellation of Awards Upon a Corporate Transaction	A-17
ARTICLE 16 - MISCELLANEOUS PROVISIONS		A-18
16.1	Restrictions on Shares	A-18
16.2	Rights of a Shareholder	A-19
16.3	Transferability	A-19
16.4	No Fractional Shares	A-19
16.5	No Implied Rights	A-19
16.6	Transfer of Employee	A-19
16.7	Expenses of the Plan	A-19
16.8	Compliance with Laws	A-20
16.9	Recoupment/Clawback	A-20
16.10	Whistleblower Protection	A-20
16.11	Successors	A-20
16.12	Tax Elections	A-20
16.13	Uncertificated Shares	A-20
16.14	Compliance With Code Section 409A	A-20
16.15	Legal Construction	A-21

● ● ●

A-ii

OFFICE DEPOT, INC.

2019 LONG-TERM INCENTIVE PLAN

ARTICLE 1 - PURPOSE AND GENERAL PROVISIONS

1.1    Establishment of Plan.    Office Depot, Inc., a Delaware corporation (the “Company”), hereby establishes an equity incentive compensation plan to be known as the “Office Depot, Inc. 2019 Long-Term Incentive Plan” (the “Plan”), as set forth in this document.

1.2    Purpose of Plan.    The purpose of the Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing certain employees, directors, consultants, advisors and other persons who perform services for the Company and its subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

1.3    Types of Awards.    Awards under the Plan may be made to eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Awards or any combination thereof.

1.4    Effective Date.    The Plan was adopted by the Board of Directors of the Company on March 15, 2019 contingent upon approval by the Company’s shareholders. The Plan became effective on the date the Company’s shareholders approved the Plan (the “Effective Date”).

1.5    Termination of the Plan.    No awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date (except as provided in Section 5.7(a) below). Awards granted under the Plan on or prior to the tenth (10th) anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding such Awards.

ARTICLE 2 - DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

“AGREEMENT” means the written or electronic agreement evidencing an Award granted to a Participant under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.

“AWARD” means an award granted to a Participant under the Plan that consists of one or more Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Awards or a combination of these.

“BOARD” means the Board of Directors of the Company.

“CHANGE IN CONTROL” means the occurrence of one of the following events:

(a)    if any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more (the “CIC Percentage”) of the combined voting power of the Company’s then-outstanding securities; provided, however, that if such Person first obtains the approval of the Board to acquire the CIC Percentage, then no Change in Control shall be deemed to have occurred unless and until such Person obtains a CIC Percentage ownership of the combined voting power of the Company’s then-outstanding securities without having first obtained the approval of the Board; or

(b)    if any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the

● ● ●

combined voting power of the Company’s then-outstanding securities, whether or not the Board shall have first given its approval to such acquisition; or

(c)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any new directors whose election, nomination for election by the Company’s shareholders or appointment was approved by a vote of at least one-half of the directors then still in office who either were directors at the beginning of the period or whose election, nomination or appointment was previously so approved shall be considered Incumbent Directors; and further provided, however, that no individual shall be considered an Incumbent Director if such individual’s election, nomination or appointment to the Board was in connection with an actual or threatened “election contest” (as described in Rule 14a-12(c) under the Exchange Act) with respect to the election or removal of directors (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any such Election Contest or Proxy Contest; or

(d)    the consummation of a merger or consolidation of the Company with any other corporation; provided, however, a Change in Control shall not be deemed to have occurred: (i) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as their ownership immediately prior to the merger or consolidation, or (ii) if the corporate existence of the Company is not affected and following the merger or consolidation, the majority of the Company’s Executive Committee, or if no such body then exists, the majority of the Tier 1 Participants in the Company’s Change in Control Severance Plan retain their positions with the Company (disregarding any such participant whose employment terminates for reasons other than due to a termination by the Company without Cause (as defined in the applicable Agreement) or a termination by such Participant for Good Reason (as defined in the applicable Agreement) and the directors of the Company prior to such merger or consolidation constitute at least a majority of the Board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or

(e)    the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person; or

(f)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“CODE” means the Internal Revenue Code of 1986, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

“COMMITTEE” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan pursuant to Article 3. If the Common Stock is traded on the NASDAQ or the NYSE, all of the members of the Committee shall be independent directors within the meaning of the NASDAQ’s or NYSE’s listing standards (as applicable). If any member of the Committee does not qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, the Board shall appoint a subcommittee of the Committee, consisting of at least two Independent Directors, to grant Awards to Insiders; each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

“COMMON STOCK” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“COMPANY” means Office Depot, Inc., a Delaware corporation, and its successors and assigns.

“DISABILITY” means, with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and with respect to any other Award, unless provided otherwise in an Agreement (in which case such definition

● ● ●

shall apply for purposes of the Plan with respect to that particular Award), (i) with respect to a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer, the date on which the insurer or administrator under such program of long-term disability insurance determines that the Participant is eligible to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer), the Participant’s inability, due to physical or mental incapacity, to substantially perform the Participant’s duties and responsibilities for the Employer for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days.

For Participants who are participants in the Company’s Executive Change in Control Plan, unless provided otherwise in an Agreement, any question as to the existence of the Participant’s Disability as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of this Plan.

“EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.4 hereof.

“EMPLOYEE” means any individual whom the Employer treats as a common law employee for payroll tax purposes, either within or outside the United States.

“EMPLOYER” means the Company and the Subsidiaries.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Exchange Act includes any applicable regulations promulgated under that section. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

“EXEMPT PERSON” means any employee benefit plan of the Employer or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Employer.

“FAIR MARKET VALUE” of a share of Common Stock of the Company means, as of the date in question,

(a)    if the Common Stock is listed for trading on the NASDAQ, the closing sale price of a share of Common Stock on such date, as reported by the NASDAQ or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(b)    if the Common Stock is listed for trading on the NYSE, the closing sale price of a share of Common Stock on such date, as reported by the NYSE or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(c)    if the Common Stock is not listed for trading on the NASDAQ or the NYSE but is listed for trading on another national securities exchange, the closing sale price of a share of Common Stock on such date as reported on such exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(d)    if the Common Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of a share of Common Stock on such date, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(e)    if the Common Stock is not publicly traded and reported, the fair market value as established in good faith by the Committee or the Board.

● ● ●

For purposes of subsection (c) above, if the Common Stock is not traded on the NASDAQ or the NYSE but is traded on more than one other securities exchange on the given date, then the largest exchange on which the Common Stock is traded shall be referenced to determine Fair Market Value.

Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a share of Common Stock on the NASDAQ or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422, Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422.

“409A AWARD” means an Award that is not exempt from Code section 409A.

“FULL VALUE AWARD” means (i) an Award of Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units, or an Other Award that is not in the nature of an appreciation award (i.e., the value of the Other Award is not based on the difference in the value of a share of Common Stock at different points in time); or (ii) an award granted under a Prior Plan that is the equivalent of an Award listed in clause (i) above.

“INCENTIVE STOCK OPTION” or “ISO” means an Option which is designated as an “incentive stock option” and intended to meet the requirements of Code section 422.

“INDEPENDENT DIRECTOR” means any individual who is a member of the Board and who is not also employed by the Employer.

“INSIDER” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Exchange Act section 16(a).

“NASDAQ” means The NASDAQ Stock Market LLC or its successor.

“NON-EMPLOYEE” means any consultant or advisor, other than an Employee or Independent Director, who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital raising transaction.

“NONQUALIFIED STOCK OPTION” or “NSO” means any Option which is not designated as an “incentive stock option” or that otherwise does not meet the requirements of Code section 422.

“NYSE” means the New York Stock Exchange or its successor.

“OPTION” means an Award granted under Article 5 which is either an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

“OPTION EXERCISE PRICE” means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

“OTHER AWARD” means any form of equity-based or equity-related award, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Share or a Performance Unit, that is granted pursuant to Article 9.

“OTHER COMPANY SECURITIES” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

● ● ●

“PARTICIPANT” means an Employee, Non-Employee or Independent Director who is eligible to receive or has received an Award under this Plan.

“PERFORMANCE PERIOD” shall have the meaning ascribed to such term in Section 8.3.

“PERFORMANCE SHARE” means an Award under Article 8 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“PERFORMANCE UNIT” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“PERMITTED TRANSFEREE” means any members of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members.

“PERSON” means any “person” or “group” as those terms are used in Exchange Act Sections 13(d) and 14(d).

“PLAN” means the Office Depot, Inc. 2019 Long-Term Incentive Plan set forth in this document and as it may be amended from time to time.

“PRIOR PLANS” means the 2017 Plan, the 2015 Plan, the 2007 Plan and the 2003 OMIPP, as they have been amended from time to time.

“RESTRICTED STOCK” means an Award of shares of Common Stock under Article 7 of the Plan, which shares are issued with such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award of shares that the Committee grants to an Independent Director with no restrictions.

“RESTRICTED STOCK UNIT” or “RSU” means an Award under Article 7 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine and that has such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award that the Committee grants to an Independent Director with no restrictions.

“RESTRICTION PERIOD” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture as provided in the Agreement.

“SHARE POOL” shall have the meaning ascribed to such term in in Section 4.1.

“STOCK APPRECIATION RIGHT” or “SAR” means an Award granted under Article 6 which provides for delivery of cash or other property as the Committee shall determine with a value equal to the excess of the Fair Market Value of a share of Common Stock on the day the Stock Appreciation Right is exercised over the specified purchase price.

“SUBSIDIARY” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof are owned directly or indirectly by the Company. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company and the Committee shall be authorized to act on behalf of all other entities included within the definition of “Subsidiary.”

“TANDEM SAR” means a Stock Appreciation Right granted to a Participant in connection with an Option as described in Section 6.4.

“2003 OMIPP” means the 2003 OfficeMax Incentive and Performance Plan.

● ● ●

“2007 PLAN” means the Office Depot, Inc. 2007 Long-Term Incentive Plan.

“2015 PLAN” means the Office Depot, Inc. 2015 Long-Term Incentive Plan.

“2017 PLAN” means the Office Depot, Inc. 2017 Long-Term Incentive Plan.

ARTICLE 3 - ADMINISTRATION; POWERS OF THE COMMITTEE

3.1    General.    This Plan shall be administered by the Committee.

3.2    Authority of the Committee.

(a)    Subject to the provisions of the Plan, the Committee shall have the full and discretionary authority to (i) select the persons who are eligible to receive Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted thereunder, (v) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Participants located outside the United States, and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.

(b)    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c)    Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive, final and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

(d)    In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made under the Plan.

(e)    In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including but not limited to employees of the Company and professional advisors.

3.3    Rules for Foreign Jurisdictions.    Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (i) amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where a Participant works or resides or to meet the goals and objectives of the Plan; (ii) establish one or more sub-plans for these purposes; and (iii) establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan with respect to each Participant or group of Participants affected by such non-U.S. jurisdiction.

3.4    Delegation of Authority.    The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its authority as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Insiders). The Committee may, at any time and from time to time, delegate to one or more other members of the Board such of its authority as it deems appropriate. To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Insiders.

3.5    Agreements.    Each Award granted under the Plan shall be evidenced by an Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation,

● ● ●

provisions related to the consequences of termination of employment. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time (as so modified or amended, the “Non-Compete Agreement”). The provisions of the Non-Compete Agreement may also be included in, or incorporated by reference in, the Agreement.

3.6    Indemnification.    No member or former member of the Committee or the Board or person to whom the Committee has delegated responsibility under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee and the Board against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly prohibited by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the member or former member may have as a director or under the by-laws of the Company or otherwise.

3.7    Minimum Vesting Requirement.    Notwithstanding anything herein to the contrary, each equity-based Award shall vest no earlier than the one-year anniversary of the date of grant of the Award; provided, however, that: (i) up to 5% of the Share Pool, as the Share Pool may be increased pursuant to Sections 4.1 and 4.3, may be issued pursuant to Awards that do not satisfy this minimum vesting requirement; and (ii) the Committee may provide for accelerated vesting of an Award in full or in part prior to the one-year anniversary of the date of grant of the Award pursuant to Article 11.

3.8    Restrictions on Dividends and Dividend Equivalents.    Notwithstanding anything herein to the contrary, dividend equivalents shall not be paid with respect to Options or SARs. Dividends and dividend equivalents with respect to a Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit or Other Award shall be subject to the same vesting requirements as the underlying Award; in no event shall dividends or dividend equivalents be paid on any such Award prior to the date on which such Award has become vested.

ARTICLE 4 - SHARES AVAILABLE UNDER THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in this Section 4.1 and in Section 4.3, the aggregate number of shares of Common Stock that are available for issuance pursuant to Awards granted under the Plan is 34,000,000, less one share for every one share that was subject to a stock option, stock appreciation right or other award in the nature of an appreciation right granted after March 15, 2019 under the 2017 Plan and 1.5 shares for every one share that was subject to any Full Value Award granted after March 15, 2019 under the 2017 Plan (the “Share Pool”). All of the Share Pool may, but is not required to, be issued pursuant to Incentive Stock Options. If Awards are granted in substitution or assumption of awards of an entity acquired, by merger or otherwise, by the Company (or any Subsidiary), to the extent such grant shall not be inconsistent with the terms, limitations and conditions of Code section 422, Exchange Act Rule 16b-3 or applicable NASDAQ rules, the number of shares subject to such substitute or assumed Awards shall not increase or decrease the Share Pool.

The shares issued pursuant to Awards under the Plan shall be made available from shares currently authorized but unissued or shares currently held (or subsequently acquired) by the Company as treasury shares, including shares purchased in the open market or in private transactions.

No additional awards shall be granted under the 2017 Plan after the Effective Date, and all remaining shares available for grant under the 2017 Plan will be cancelled on the Effective Date. No additional awards have been granted under the 2015 Plan since the Company’s shareholders approved the 2017 Plan on July 20, 2017; all remaining shares available for grant under the 2015 Plan were cancelled at that time. No additional awards have been granted under the 2007 Plan and 2003 OMIPP since the Company’s shareholders approved the 2015 Plan on April 25, 2015; all remaining shares available for grant under the 2007 Plan and 2003 OMIPP were cancelled at that time. Outstanding awards under the Prior Plans shall continue to be to be governed by the Prior Plans and the agreements under which they were granted.

● ● ●

The following rules shall apply for purposes of the determination of the number of shares of Common Stock available for grants of Awards under the Plan:

(a)    Each Option shall be counted as one share subject to an Award and deducted from the Share Pool.

(b)    Each share of Restricted Stock, each Restricted Stock Unit that may be settled in shares of Common Stock, and each Other Award that may be settled in shares of Common Stock shall be counted as 1.5 shares subject to an Award and deducted from the Share Pool. Restricted Stock Units and Other Awards that may not be settled in shares of Common Stock shall not result in a deduction from the Share Pool.

(c)    Each Performance Share that may be settled in shares of Common Stock shall be counted as 1.5 shares subject to an Award, based on the number of shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Share Pool. Each Performance Unit that may be settled in shares of Common Stock shall be counted as a number of shares subject to an Award, based on 1.5 multiplied by the number of shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a share of Common Stock at the time of grant, and this number shall be deducted from the Share Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of shares of Common Stock corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Share Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of shares of Common Stock corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Share Pool. Performance Shares and Performance Units that may not be settled in shares of Common Stock shall not result in a deduction from the Share Pool.

(d)    Each Stock Appreciation Right that may be settled in shares of Common Stock shall be counted as one share subject to an Award and deducted from the Share Pool. Stock Appreciation Rights that may not be settled in shares of Common Stock shall not result in a reduction from the Share Pool. If a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the shares subject to such related Option shall be added back to the Share Pool.

(e)    If, for any reason, any shares subject to an Award under the Plan are not issued or are returned to the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit, or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or Other Award, or settlement of any Award in cash rather than shares, such shares shall again be available for Awards under the Plan and shall be added to the Share Pool. If the tax withholding obligation under a Full Value Award granted under the Plan is satisfied by the Company retaining shares or by the Participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be available for Awards under the Plan and shall be added to the Share Pool. Any addition to the Share Pool pursuant to this paragraph shall be adjusted by the factor specified above with respect to the type of Award pursuant to which the shares were derived.

(f)    If, for any reason, after March 15, 2019, any shares subject to an award under the Prior Plans are not issued or are returned to the Company, for reasons including, but not limited to, a forfeiture of restricted stock or a restricted stock unit, or the termination, expiration or cancellation of an option, stock appreciation right, restricted stock, restricted stock unit, performance share, performance unit, or other award, or settlement of any award in cash rather than shares, such shares shall be available for Awards under the Plan and shall be added to the Share Pool. If, after March 15, 2019, the tax withholding obligation under a Full Value Award granted under a Prior Plan is satisfied by the Company retaining shares or by the holder tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be available for Awards under the Plan and shall be added to the Share Pool. Any addition to the Share Pool pursuant to this paragraph shall be adjusted by the factor specified above with respect to the type of award pursuant to which the shares were derived.

(g)    Notwithstanding anything to contrary contained herein, if the exercise price and/or tax withholding obligation under an Award other than a Full Value Award is satisfied by the Company retaining shares or by the Participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered

● ● ●

shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. To the extent an SAR that may be settled in shares of Common Stock is, in fact, settled in shares of Common Stock, the gross number of shares subject to such Stock Appreciation Right shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. Similarly, if the exercise price and/or tax withholding obligation under an award under a Prior Plan other than a Full Value Award is satisfied by the Company retaining shares or by the holder tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall not be available for Awards under the Plan and shall not be added to the Share Pool. To the extent a stock appreciation right granted under a Prior Plan that may be settled in shares of Common Stock is, in fact, settled in shares of Common Stock, the gross number of shares subject to such stock appreciation right shall not be available for Awards under the Plan and shall not be added to the Share Pool. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after March 15, 2019, options under any Prior Plan shall not be available for Awards under the Plan and shall not be added to the Share Pool.

4.2    Individual Limits.    Subject to adjustment as provided in Section 4.3, the following rules shall apply to Awards under the Plan:

(a)    The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one fiscal year of the Company to any one Participant shall be four million (4,000,000).

(b)    The maximum number of shares of Restricted Stock, Restricted Stock Units and Other Awards that, in the aggregate, may be granted in any one fiscal year of the Company to any one Participant shall be two million (2,000,000).

(c)    The maximum aggregate payout (determined as of the end of the applicable Performance Period) with respect to Performance Units granted in any one fiscal year of the Company to any one Participant shall be six million five hundred thousand dollars ($6,500,000). The maximum number of shares of Common Stock subject to Awards of Performance Shares granted in any one fiscal year of the Company to any one Participant shall be three million five hundred thousand (3,500,000).

(d)    For any one Independent Director and for any one fiscal year of the Company, the maximum aggregate (i) amount of cash compensation paid in such fiscal year to such Independent Director in respect of such Independent Director’s service as a member of the Board during such fiscal year, including but not limited to service performed in such fiscal year but for which payment is not made until the following fiscal year, and (ii) grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted in such fiscal year to such Independent Director under this Plan or any other stock plan of the Company shall not exceed six hundred and fifty thousand dollars ($650,000); provided, however, that such limit shall not apply to an Independent Director who serves as Chairman of the Board at any time during such fiscal year of the Company.

The multipliers specified in subsections (a) through (g) of Section 4.1 shall not apply for purposes of applying the foregoing limitations of this Section 4.2.

4.3    Adjustment of Shares.    If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than an ordinary cash dividend) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:

(a)    the number and class of stock or other securities that comprise the Share Pool as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

● ● ●

(b)    the limitations on the aggregate number of shares of Common Stock that may be awarded to any one Participant under various Awards as set forth in Section 4.2;

(c)    the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under an outstanding Award;

(d)    the Option Exercise Price under outstanding Options, the exercise price under outstanding Stock Appreciation Rights, and the number of shares of Common Stock to be transferred in settlement of outstanding Awards; and

(e)    the terms, conditions or restrictions of any Award and Agreement, including but not limited to the price payable for the acquisition of shares of Common Stock.

It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424 and Code section 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.

ARTICLE 5 - STOCK OPTIONS

5.1    Grant of Options.    Subject to the terms and provisions of the Plan, the Committee may from time to time grant Options to eligible Participants. The Committee shall have sole discretion in determining the number of shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NSOs or a combination thereof, and may vary such Awards among Participants; provided that the Committee may grant Incentive Stock Options only to individuals who are employees within the meaning of Code section 3401(c) of the Company or its subsidiaries (as defined for this purpose in Code section 424(f)). Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant Options to individuals who provide direct services on the date of grant of the Options to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

5.2    Agreement.    Each Option grant shall be evidenced by an Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option shall become vested and exercisable (subject to Section 3.7) and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NSO. Dividend equivalents shall not be paid with respect to Options.

5.3    Option Exercise Price.    The per share Option Exercise Price for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such Option Exercise Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).

5.4    Duration of Options.    Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date other than an Option granted to a Participant outside the United States. If an Agreement does not specify an expiration date, the Option’s expiration date shall be the 10th anniversary of its grant date.

● ● ●

5.5    Exercise of Options.    Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of an Option, the number of shares of Common Stock subject to exercise under any related SAR shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.

5.6    Payment.    Options shall be exercised, in whole or in part, by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative in the form prescribed by the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Exercise Price for such shares (less any amount previously paid by the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Exercise Price shall be paid to the Company in United States dollars either: (a) in cash, (b) by check, bank draft, money order or other cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification or attestation of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the tendered shares must have been held by the Participant for any period required by the Committee), (d) if approved by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, including a net exercise; or (f) by a combination of the foregoing. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. No certificate or cash representing a share of Common Stock shall be delivered until the full Option Exercise Price has been paid.

5.7    Special Rules for ISOs.    The following rules apply notwithstanding any other terms of the Plan.

(a)    No ISOs may be granted under the Plan after March 15, 2029.

(b)    In no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date.

(c)    The aggregate Fair Market Value of shares of Common Stock with respect to which incentive stock options (within the meaning of Code section 422) granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then ISOs granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code section 422, automatically become NSOs granted under this Plan.

(d)    Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the Share Pool shall only be applied to the extent permitted by Code section 422 and the regulations promulgated thereunder.

ARTICLE 6 - STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    Subject to the terms and provisions of the Plan, the Committee may grant SARs to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine. The Committee may grant Tandem SARs or SARs that are unrelated to Options. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on

● ● ●

the exercise date exceeds the specified purchase price, times the number of shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, and/or for rights upon the occurrence of events specified in the Agreement. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant SARs to individuals who provide direct services on the date of grant of the SARs to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

6.2    Agreement.    Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of shares of Common Stock to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable (subject to Section 3.7) and such other provisions as the Committee shall determine. Dividend equivalents shall not be paid with respect to SARs.

6.3    Duration of SARs.    Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date other than an SAR granted to a participant outside the United States. If an Agreement does not specify an expiration date, the SAR’s expiration date shall be the 10th anniversary of its grant date.

6.4    Tandem SARs.    A Tandem SAR shall entitle the holder, within the specified exercise period for the related Option, to surrender the unexercised related Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Option Exercise Price per share, times the number of shares subject to the Option, or portion thereof, which is surrendered. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of SARs related to ISOs must be concurrent with the grant of the ISOs. With respect to NSOs, the grant either may be concurrent with the grant of the NSOs, or in connection with NSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.5    Payment.    The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all shares of Common Stock, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such payment will be in the form of shares of Common Stock. If payment is to be made in shares, the number of shares shall be determined based on the Fair Market Value of a share on the date of exercise. The Committee shall have sole discretion to determine and set forth in the Agreement the timing of any payment made in cash or shares, or a combination thereof, upon exercise of SARs.

6.6    Exercise Price.    The exercise price for each Stock Appreciation Right shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the SAR is granted. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such SAR exercise price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).

6.7    Exercise of SARs.    SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of a Tandem SAR, the number of shares of Common Stock subject to exercise under the related Option shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.

● ● ●

ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock and Restricted Stock Units.    Subject to provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and Restricted Stock Units (“RSUs”) to Participants. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

7.2    Agreement.    The Restricted Stock or RSU Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of shares of Restricted Stock or the number of RSUs granted; the purchase price, if any, to be paid for such Restricted Stock or RSUs, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or RSU such as continued service or achievement of performance objectives; the length of the Restriction Period, if any (subject to Section 3.7), and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the shares during the Restriction Period. The Committee shall have sole discretion to determine and specify in each RSU Agreement whether the RSUs will be settled in the form of all cash, all shares of Common Stock, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock.

7.3    Certificates.    Upon an Award of Restricted Stock to a Participant, shares of restricted Common Stock shall be registered in the Participant’s name. Certificates, if issued, may either (i) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and/or (ii) be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant or registered in the Participant’s name on the Company’s or transfer agent’s records; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the terms of the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. Concurrently with the lapse of any risk of forfeiture applicable to the Restricted Stock, the Participant shall be required to pay to the Company an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 14 below.

7.4    Dividends and Other Distributions.    Except as provided in this Article 7 or in the applicable Agreement, a Participant who receives a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights; provided, however, that (i) any dividends and other distributions payable on such shares of Restricted Stock during the Restriction Period shall be either automatically reinvested in additional shares of Restricted Stock or paid to the Company for the account of the Participant, in either case subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividends and other distributions shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (again, provided that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 8 - PERFORMANCE SHARES AND UNITS

8.1    Grant of Performance Shares and Performance Units.    The Committee may grant Performance Shares and Performance Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.

8.2    Agreement.    The Performance Share or Performance Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Performance Shares or Performance Units

● ● ●

granted; the purchase price, if any, to be paid for such Performance Shares or Performance Units, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; the performance objectives applicable to the Performance Shares or Performance Units; and any additional restrictions applicable to the Performance Shares or Performance Units such as continued service (subject to Section 3.7). The Committee shall have sole discretion to determine and specify in each Performance Shares or Performance Units Agreement whether the Award will be settled in the form of all cash, all shares of Common Stock, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock. Any such shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.3    Value of Performance Shares and Performance Units.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance objectives must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance objectives by reference to the performance measures set forth in Article 10.

8.4    Earning of Performance Shares and Performance Units.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares or Performance Units shall be entitled to receive a payout of the number and value of Performance Shares or Performance Units, as applicable, earned by the Participant over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.

8.5    Dividends and Other Distributions.    A Participant receiving Performance Shares or Performance Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Units or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Performance Shares or Performance Units shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 9 - OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described in Articles 5 through 8 of this Plan that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company (“Other Awards”). Other Awards may provide for cash payments based in whole or in part on the value or future value of shares of Common Stock, for the acquisition or future acquisition of shares of Common Stock, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Award is based on the difference in the value of a share of Common Stock at different points in time, the grant or exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant unless the Other Award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that the Other Award preserves the economic benefit of the replaced award and is either exempt from or in compliance with the requirements of Code section 409A. A Participant receiving an Other Award shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that (i) that any dividend equivalents payable on such Other Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 10 - PERFORMANCE MEASURES

10.1    In General.    The Committee may, in its discretion, include performance objectives in any Award. The Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.

● ● ●

10.2    Definitions of Performance Objectives.    If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established. The performance objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all or some other number of such objectives must be attained.

10.3    Determinations of Performance.    For each Award that has been made subject to a performance objective, within an administratively practicable period following the end of each Performance Period, the Committee shall determine whether the performance objective for such Performance Period has been satisfied. If a performance objective for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance or the performance of the specific division, subsidiary, Employer, department, region, or function employing the participant.

10.4    Adjustments and Exclusions.    In determining whether any performance objective has been satisfied, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Employer, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Employer, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. To the extent that a performance objective is based on the price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants.

ARTICLE 11 - TERMINATION OF EMPLOYMENT, BLACKOUT

PERIODS AND CHANGE IN CONTROL

11.1    Termination of Employment.    Except as otherwise provided by the Committee, if a Participant ceases to be an Employee, Independent Director or Non-Employee of, or to otherwise perform services for, the Company and its Subsidiaries for any reason (i) all of the Participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Options or SARs, (ii) all of the Participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation, and (iii) all of the Participant’s Restricted Stock, RSUs, Performance Shares, Performance Units and Other Awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event of a cessation of the Participant’s service relationship with the Employer due to death, disability, involuntary termination without cause or resignation for good reason. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) in the event of a cessation of the Participant’s service relationship with the employer due to death, disability, involuntary termination without cause or resignation for good reason. The Committee may, in its sole discretion, and to the extent applicable, in accordance with the provisions of Code section 409A, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave)

● ● ●

shall constitute a termination of employment for purposes of this Plan, and (ii) the impact, if any, of any such leave on outstanding Awards under the Plan.

11.2    Special Rule for Company Blackout Periods.    The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Employees and Independent Directors of the Company are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Policy. If, under the above provisions or the terms of the applicable Agreement, the last date on which an Option or SAR can be exercised falls within a blackout period imposed by the Policy, the applicable exercise period shall automatically be extended by this Section 11.2 by a number of days equal to the number of United States business days that the applicable blackout period is in effect. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option or SAR expire during an imposed blackout period.

11.3    Change in Control.    The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that any time-based vesting requirement applicable to an Award shall be deemed satisfied in full in the event that both a Change in Control and a cessation of the Participant’s service relationship with the Employer occurs or if the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control. With respect to an Award that is subject to one or more performance objectives, the Committee may, in its sole discretion, provide that in the event of a Change in Control, (i) achievement of such performance objective shall be determined as of the effective date of the Change in Control, or (ii) such performance objective shall be deemed achieved at the target level of performance.

ARTICLE 12 - BENEFICIARY DESIGNATION

To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s spouse, and if the Participant has no surviving spouse, to the Participant’s estate.

ARTICLE 13 - DEFERRALS

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to RSUs and Other Awards, or the satisfaction of any requirements or objectives with respect to Performance Shares and Performance Units. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall comply with Code section 409A. The deferral of Option and SAR gains is prohibited.

ARTICLE 14 - WITHHOLDING TAXES

14.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.

14.2    Share Withholding.    Except as otherwise determined by the Committee or provided in the Agreement corresponding to an Award:

(a)    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, Restricted Stock Units or Other Awards, upon the achievement of performance objectives related to Performance Shares or Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in shares of Common Stock, unless other arrangements

● ● ●

are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or at any greater rate that will not result in adverse accounting or tax treatment, as determined by the Committee). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(b)    A Participant may elect to deliver shares of Common Stock to satisfy, in whole or in part, the withholding requirement. Such an election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares to be delivered will be determined as of the date the amount of tax to be withheld is determined. Such delivery must be made subject to the conditions and pursuant to the procedures established by the Committee with respect to the delivery of shares of Common Stock in payment of the corresponding Option Exercise Price.

(c)    A Participant who is classified by the Company as an officer at the time the tax withholding requirement arises with respect to his or her Restricted Stock or, to the extent settled in shares of Common Stock, his or her Restricted Stock Units, Performance Shares, Performance Units, Other Awards, Options or SARs, may elect to satisfy such withholding requirement by delivering payment of the tax required to be withheld in cash or by check on the date on which the amount of tax to be withheld is determined. Once made, the election shall be irrevocable.

ARTICLE 15 - AMENDMENT AND TERMINATION

15.1    Amendment or Termination of Plan.    The Board or the Committee may at any time terminate and from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless such action is required by applicable law or any listing standards applicable to the Common Stock or the affected Participants consent in writing. To the extent required by Code section 162(m) or Code section 422, other applicable law, and/or any such listing standards, no amendment shall be effective unless approved by the shareholders of the Company.

15.2    Amendment of Agreement.    The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Sections 15.3 and 15.4, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Except for adjustments as provided in Sections 4.3 or in connection with a Change in Control , the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Awards or cancel outstanding Options or SARs with per share exercise prices that are more than the Fair Market Value at the time of such cancellation in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

15.3    Cancellation of Awards for Detrimental Activity.    The Committee may provide in the applicable Agreement or a separate policy that if a Participant engages in detrimental activity, as defined in such Agreement or separate policy, the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the detrimental activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement or separate policy may also provide that if the Participant exercises an Option or SAR, receives an RSU, Performance Share, Performance Unit or Other Award payout, or receives or vests in shares of Common Stock under an Award at any time during the time specified in such Agreement or separate policy, the Participant shall be required to pay to the Company the excess of the then fair market value of the shares that were received with respect to the Award (or if the Participant previously disposed of such shares, the fair market value of such shares at the time of the disposition) over the total price paid by the Participant for such shares.

15.4    Assumption or Cancellation of Awards Upon a Corporate Transaction.

(a)    In the event of a sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger

● ● ●

exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Corporate Transaction”), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation and adjusted as appropriate).

(b)    In addition or in the alternative, the Committee, in its discretion, may cancel all or certain types of outstanding Awards at or immediately prior to the time of the Corporate Transaction provided that the Committee either (i) provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the portion of the Award that would be vested upon the Corporate Transaction, as determined below and to the extent there is any such value, or (ii) at least 15 days prior to the Corporate Transaction (or, if not feasible to provide 15 days’ notice, within a reasonable period prior to the Corporate Transaction), notifies the Participant that, subject to rescission if the Corporate Transaction is not successfully completed within a certain period, the Award will be terminated and, if the Award is an Option, SAR or similar right, provides the Participant the right to exercise the portion of the Option, SAR or similar right that would be vested upon the Corporate Transaction prior to the Corporate Transaction.

(c)    For purposes of this provision, the value of the Award that would be vested upon the Corporate Transaction shall be measured as of the date of the Corporate Transaction and shall equal the value of the cash, shares or other property that would be payable to the Participant for such vested Award (or, if the Award is an Option, SAR or similar right, upon exercise of the vested Award) less the amount of any payment required to be tendered by the Participant upon such exercise). The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of such Option, SAR or similar right and may cancel each Option, SAR or similar right with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option, SAR or similar right. For example, under this provision, in connection with a Corporate Transaction, the Committee can cancel all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Corporate Transaction if their vested Options had been fully exercised immediately prior to such Corporate Transaction, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Corporate Transaction if their vested Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

(d)    Any actions taken under this Section 15.4 shall be valid with respect to a 409A Award only to the extent that such action complies with Code section 409A.

ARTICLE 16 - MISCELLANEOUS PROVISIONS

16.1    Restrictions on Shares.    If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any listing standards applicable to the Common Stock and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with

● ● ●

all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.

16.2    Rights of a Shareholder.    Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, SAR, RSU, Performance Share, Performance Unit or Other Award shall have any right as a shareholder with respect to any shares covered by such Award prior to the date of issuance to him or her or his or her delegate of a certificate or certificates for such shares or the date the Participant’s name is registered on the Company’s books as the shareholders of record with respect to such shares.

16.3    Transferability.    No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution. A Participant who is an officer, including, but not limited to, a Participant with the title Vice President, Senior Vice President, Executive Vice President, President or Chief Executive Officer of the Company (collectively “Officer”), or an Independent Director may transfer NSOs to a Permitted Transferee in accordance with procedures approved by the Committee. Except for a transfer of NSOs by an Officer or Independent Director to a Permitted Transferee, unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution, and (ii) each Option and SAR outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative (provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer to a Permitted Transferee as permitted under this Section 16.3 or by the Committee, appropriate evidence of any transfer to the Permitted Transferee shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Award as the Participant. For the avoidance of doubt, any permitted transfer of an Award will be without payment of consideration by the Permitted Transferee.

16.4    No Fractional Shares.    Unless provided otherwise in the Agreement applicable to an Award, no fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award and any fractional share otherwise payable pursuant to an Award shall be forfeited.

16.5    No Implied Rights.    Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the employ or service of the Employer, or to serve as an Independent Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or any subsequent year. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

16.6    Transfer of Employee.    The transfer of an Employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary of the Company, a termination of employment shall be deemed to have occurred when the entity ceases to be a Subsidiary unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Subsidiaries.

16.7    Expenses of the Plan.    The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.

● ● ●

16.8    Compliance with Laws.    The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. It is the intent of the Company that the awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

16.9    Recoupment/Clawback.    All Awards are subject to recoupment in accordance with the Company’s recoupment, clawback and/or recovery policies in effect from time to time. In addition, the Committee may include such recoupment, clawback and/or recovery provisions in an Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right with respect to shares of Common Stock issued pursuant to Awards under the Plan.

16.10    Whistleblower Protection.    Nothing contained in this Plan or any Agreement (i) shall be deemed to prohibit any Participant from responding to a subpoena or order of a court or other governmental authority to testify or give evidence or engaging in conduct otherwise protected by the Sarbanes-Oxley Act; (ii) shall be deemed to prohibit any Participant from providing truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding; (iii) is intended in any way to intimidate, coerce, deter, persuade, or compensate any Participant with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law; and (iv) is intended to require any Participant to provide notice to the Employer or its attorneys before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”) or to provide notice to the Employer or its attorneys after any Participant has made any such Whistleblower Disclosures.

16.11    Successors.    The terms of the Plan and outstanding Awards shall be binding upon the Company and its successors and assigns.

16.12    Tax Elections.    Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code section 83(b).

16.13    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which shares of Common Stock are traded.

16.14    Compliance With Code Section 409A.    At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a 409A Award to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that the Plan or a 409A Award provides for payment upon the recipient’s termination of employment as an Employee or cessation of service as an Independent Director or Non-Employee, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A. To the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a change in control. To the extent that this Plan or a 409A Award provides for payment upon the recipient’s Disability, then such payment shall not be made unless the recipient’s

● ● ●

Disability also constitutes disability within the meaning of Code section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability. To the extent an Award is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

16.15    Legal Construction.

(a)    If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b)    Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c)    To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to any choice of law provisions. Unless otherwise provided in the applicable Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of Florida to resolve any and all issues that may arise out of or relate to the Plan or such Agreement.

● ● ●

OFFICE DEPOT, INC. 6600 NORTH MILITARY TRAIL BOCA RATON, FL 33496

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. BOTH OPTIONS ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and to view our proxy materials until 11:59 P.M., Eastern Time, on May 6, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 6, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E62184-P18803 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OFFICE DEPOT, INC.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

1. Proposal to elect eight (8) members of the Office Depot, Inc. board of directors for the term described in the proxy statement.

Nominees:	For	Against	Abstain			For	Against	Abstain
1a. Gerry P. Smith	☐	☐	☐	2.	To ratify the appointment of Deloitte & Touche LLP as Office Depot, Inc.’s independent registered public accounting firm for fiscal year 2019.	☐	☐	☐
1b. Kristin A. Campbell	☐	☐	☐

1c. Cynthia T. Jamison	☐	☐	☐	3.	To approve the Office Depot, Inc. 2019 Long-Term Incentive Plan.	☐	☐	☐

1d. V. James Marino	☐	☐	☐	4.	To approve, in a non-binding vote, Office Depot, Inc.’s executive compensation.	☐	☐	☐
1e. Francesca Ruiz de Luzuriaga	☐	☐	☐
1f. David M. Szymanski	☐	☐	☐		Other Matters: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
1g. Nigel Travis	☐	☐	☐
1h. Joseph S. Vassalluzzo	☐	☐	☐

The undersigned acknowledge(s) receipt prior to the execution of this proxy of a notice of annual meeting of shareholders and a proxy statement dated March 20, 2019.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate name or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

ADMITTANCE PASS

2019 ANNUAL MEETING OF SHAREHOLDERS

OFFICE DEPOT, INC.

May 7, 2019

9:00 a.m., Eastern Time

Embassy Suites by Hilton Boca Raton

661 NW 53rd Street

Boca Raton, FL 33487

For Security Reasons, You Must Present This Admittance Pass In Order To Enter The Meeting. This proxy card is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

To Be Held on May 7, 2019: The Notice, Proxy Statement and Annual Report are available at

www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

E62185-P18803

OFFICE DEPOT, INC.

6600 NORTH MILITARY TRAIL

BOCA RATON, FL 33496

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OFFICE DEPOT, INC.

The undersigned hereby appoints N. David Bleisch, Katrina S. Lindsey, Kristen L. Sampo and Joseph G. White, and each of them, as Proxies, with the power to act without the other and to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all the shares of capital stock of Office Depot, Inc. held of record by the undersigned on March 11, 2019 at the Annual Meeting of Shareholders of Office Depot, Inc. to be held on May 7, 2019, or any postponement or adjournment thereof, with all powers, which the undersigned would possess if present at the Annual Meeting. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. TO VOTE BY MAIL, MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(continued and to be signed on reverse side)